 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-273163
EQT Exeter Real Estate Income Trust, Inc.
Maximum Offering of $5,000,000,000

EQT Exeter Real Estate Income Trust, Inc. is a Maryland corporation formed to invest primarily in stabilized, income-oriented commercial real estate in the United States. We are externally managed by our adviser, Exeter Property Group, LLC (“EQT Real Estate,” and in its capacity as our adviser, the “Adviser”). Our Adviser is a registered investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). Our Adviser is an affiliate of EQT AB (“EQT” or the “Sponsor”), a global investment organization focused on active ownership strategies. Our objective is to bring EQT Real Estate’s leading real estate investment platform, vertically integrated operator-driven approach, sector specific and “hyper local” expertise and scale to the non-listed real estate investment trust (“REIT”) industry. We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2024. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
We are offering on a continuous basis up to $5,000,000,000 in shares of common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes in this offering have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and will impact the distributions and/or NAV of a share class. Class-specific accruals for ongoing distribution fees will normally result in different amounts of distributions with respect to certain share classes and class-specific accruals for management fees and the performance participation allocation will normally result in a different NAV with respect to certain share classes. Other than class-specific accruals, the classes of shares of our common stock have identical rights and privileges, including with respect to voting rights. The minimum initial investment to acquire Class T, Class S, Class D or Class I shares is $2,500. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that the dealer manager for this offering will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. This offering will end within three years of the commencement of this offering unless extended during the pendency of a subsequent registration statement relating to a follow-on offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 47 for risks to consider before buying our shares, including:
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We have a limited operating history, and there is no assurance that we will achieve our investment objectives.

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This is a “blind pool” offering, and thus you will not have the opportunity to evaluate our investments before we make them.

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There is no public trading market for our common stock, and the repurchase of shares by us will likely be the only way to dispose of your shares. We are not obligated to repurchase any shares under our share repurchase plan or to provide any other kind of liquidity. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

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We cannot guarantee that we will make distributions. If we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources.

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The purchase and repurchase price for each class of our common stock will generally be based on our prior month’s

NAV for the applicable share class and will not be based on any public trading market. Although there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.
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We have no employees and are dependent on our Adviser to conduct our operations. Our Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other EQT Real Estate Accounts (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to our Adviser.

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This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

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On acquiring shares, you will experience immediate dilution in the net tangible book value of your investment.

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There are limits on the ownership and transferability of our shares. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

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If we fail to qualify as a REIT and no relief provisions apply, we will be subject to tax as a regular corporation and could face a substantial tax liability. Further, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers.
The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.
	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Primary Offering(4)	$4,000,000,000	$79,341,282	$966,184	$3,919,692,534
Class T Shares, per Share	$10.87	$0.32	$0.05	$10.50
Class S Shares, per Share	$10.87	$0.37	—	$10.50
Class D Shares, per Share	$10.66	$0.16	—	$10.50
Class I Shares, per Share	$10.50	—	—	$10.50
Maximum Distribution Reinvestment Plan	$1,000,000,000	—	—	$1,000,000,000

(1)
The price per share shown for each of our classes of shares is the May 1, 2025 transaction price, plus applicable selling commissions and dealer manager fees. As of March 31, 2025, we had not sold any Class T, Class S or Class D shares. As a result, the transaction price for our Class T, Class S and Class D shares is based on the NAV per share for our Class I shares as of March 31, 2025. Shares of each class will be issued on a monthly basis at a transaction price per share generally equal to the prior month’s NAV per share for such class (which will be our most recently disclosed NAV per share at such time), plus applicable upfront selling commissions and dealer manager fees.

(2)
The table assumes that $4,000,000,000 of shares are sold in the primary offering, with 5% of the primary offering proceeds from the sale of Class T shares, 50% of the primary offering proceeds from the sale of Class S shares, 10% of the primary offering proceeds from the sale of Class D shares and 35% of the primary offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain selected dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors will pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay on a monthly basis the following selling commissions over time as distribution fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, a representative distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares; and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain other items of underwriting compensation and other organization and offering expenses, subject to FINRA limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)
Proceeds are calculated before deducting distribution fees and other organization and offering expenses payable by us, which are paid over time.

(4)
We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The date of this prospectus is April 18, 2025

SUITABILITY STANDARDS
Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T, Class S, Class D or Class I common stock is $2,500.
In consideration of these factors, we require that a purchaser of shares of our common stock have either:
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a net worth of at least $250,000; or

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a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.
Alabama Investors.   Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.
California Investors.   Purchasers residing in California who are not “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended, may not invest more than 10% of their net worth in this offering.
Idaho Investors.   Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.
Iowa Investors.   Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.
Kansas Investors.   It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.
Kentucky Investors.   Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.
Maine Investors.   The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.
Massachusetts Investors.   Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

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Missouri Investors.   Not more than 10% of any one Missouri investor’s liquid net worth shall be invested in us in compliance with 15 CSR 30-52.030(3)(a)(3).
Nebraska Investors.   Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs to 10% of such investor’s net worth.
New Jersey Investors.   Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
New Mexico Investors.   Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.
North Dakota Investors.   Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio Investors.   Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
Oregon Investors.   Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in this offering.
Pennsylvania Investors.   Purchasers residing in Pennsylvania may not invest more than 10% of their net worth (exclusive of home, home furnishings, and automobiles) in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law. In addition, because the minimum offering amount is less than $333,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions.
Puerto Rico Investors.   Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee Investors.   Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.
Vermont Investors.   Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

The U.S. Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest, which establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests, and should consider reasonable alternatives in determining whether the broker-dealer and its associated persons have a reasonable basis for making the recommendation. Broker-dealers are under a duty of care to evaluate other alternatives in the purchaser’s best interest and other alternatives are likely to exist. For example, investments in listed entities may be reasonable alternatives to an investment in us, and may feature characteristics like lower costs, less complexity, and lesser or different risks; transactions for listed securities involve nominal or no commissions at the time of initial purchase. This standard is different than the quantitative suitability standards we require for an investment in our shares and enhances the broker-dealer standard of conduct beyond previously existing suitability obligations. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. The impact of Regulation Best Interest cannot be determined at this time as Regulation Best Interest became effective June 30, 2020, and little administrative case law exists under Regulation Best Interest as of the date of this prospectus. The full scope of its applicability is uncertain.
Under SEC rules, the broker-dealer must meet four component obligations:
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Disclosure Obligation:   The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.

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Care Obligation:   The broker-dealer must exercise reasonable diligence, care and skill in making the recommendation.

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Conflict of Interest Obligation:   The broker-dealer must establish, maintain and enforce written policies and procedures reasonably designed to address conflicts of interest.

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Compliance Obligation:   The broker-dealer must establish, maintain and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Our Sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our Sponsor and the dealer manager will rely upon information provided by the investor to the selected dealer as well as the suitability assessment made by each selected dealer. Before you purchase shares of our common stock, your selected dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:
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meet the minimum income and net worth standards established in your state;

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are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

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are able to bear the economic risk of the investment based on your overall financial situation.

Selected dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.
By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
The words “we,” “us,” “our,” and the “Company” refer to EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including EQT Exeter REIT Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise.
Unless otherwise noted, numerical information relating to our Adviser, EQT Real Estate, and our Sponsor, EQT, is approximate, and is as of December 31, 2024.
Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that does not relate to supporting the related statements made herein is not part of this prospectus and should not be relied upon.
Clarity of the text in this prospectus may be affected by the size of the screen on which it is displayed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.
You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY
This prospectus summary highlights all material information contained elsewhere in this prospectus. However, this is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.
Q:
What is EQT Exeter Real Estate Income Trust, Inc.?

A:   We are a Maryland corporation formed on September 2, 2022. Our principal executive offices are located at Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087 and the telephone number of our principal executive offices is (610) 828-3200. We are externally managed by Exeter Property Group, LLC, a Delaware limited liability company (“EQT Real Estate,” and in its capacity as our adviser, the “Adviser”). Our Adviser is a registered investment adviser with the U.S. Securities and Exchange Commission (the “SEC”). Our Adviser is an affiliate of EQT AB (“EQT” or the “Sponsor”), a global investment organization focused on active ownership strategies.
Q:
Who are EQT Real Estate and EQT?

A:   EQT Real Estate is a leading real estate operator and investment fund manager with approximately $31 billion of real estate equity under management on behalf of institutional investors and investors in us as of December 31, 2024. EQT Real Estate is the real estate division of EQT and was formed when EQT acquired Exeter Property Group, LLC and its affiliates in April 2021. Exeter Property Group, LLC was founded in 2006 as a private real estate investment manager and vertically integrated operator that specializes in property sectors that depend heavily on “business to business” leasing, that is, leasing to corporate users of industrial, flex, life science and office properties. EQT Real Estate’s platform today includes three real estate verticals — industrial, life science/office and multi-family — each staffed with dedicated sector specialists across the firm’s global platform.
EQT Real Estate believes its success is deeply rooted in its “tenant-centric” philosophy, which prioritizes direct tenant dialogue through in-house leasing, development and property management with teams specializing in specific property sectors and markets. EQT Real Estate’s vertically integrated operator-driven and “locals on the ground” approach is made possible by a multi-disciplinary team of over 440 real estate specialists across more than 50 offices globally. Our objective is to bring EQT Real Estate’s vertically integrated operator-driven approach, sector specific and “hyper-local” expertise, and scale to the non-listed REIT industry.
EQT, founded in 1994, is a Stockholm-based, publicly traded, private equity firm with €269 billion of total assets under management (“Total AUM”)1 as of December 31, 2024 and whose funds operate across private equity, venture, growth, infrastructure and real estate. EQT is guided by forward-thinking, “future-proofed” investment themes and local, active value creation — characteristics shared with and central to EQT Real Estate’s approach to real estate investing.
Pursuant to the advisory agreement between us and EQT Real Estate (the “Advisory Agreement”), EQT Real Estate is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. As our adviser, EQT Real Estate also oversees our other service providers. See “Management — Our Adviser and EQT” and “Management — The Advisory Agreement.”
Q:
Has our Sponsor or its affiliates made an investment in our company?

A:   EQT Exeter Holdings US, Inc. (“EQT Real Estate Holdings”), an affiliate of our Sponsor, has committed to purchase $200,000,000 in Class E shares of our common stock or Class E units of the Operating

1
Total AUM is defined as the sum of (i) fee-paying assets under management (“FAUM”), (ii) value appreciation (depreciation) of investments in funds on which FAUM is calculated upon, (iii) fair market value of non-fee-generating co-investments and (iv) remaining commitments in active funds and committed capital yet to be fee-generating. EQT has $141 billion of FAUM, as converted from euros.

Partnership, or a combination thereof (the “Sponsor Committed Amount”); provided that EQT Real Estate Holdings may invest a smaller amount to the extent the reduction is offset by an investment by other affiliates of our Sponsor and their officers and employees. As of April 16, 2025, EQT Real Estate Holdings had purchased 19,628,251.459 Class E units of the Operating Partnership for an aggregate purchase price of $197.10 million as part of the Sponsor Committed Amount. The Class E shares and Class E units are not subject to any upfront selling commissions, dealer manager fees, distribution fees, management fees payable to our Adviser or the performance participation allocation to the Special Limited Partner. See “Description of Capital Stock — Class E Shares,” “Description of Capital Stock — Registration Rights Agreements” and “Summary of Our Operating Partnership Agreement.”
EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan, and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction (defined herein).
Additionally, on June 9, 2023, we issued 220 shares of Class A preferred stock, which are the only shares of preferred stock currently authorized. The 220 shares were issued to eight officers and employees of EQT Real Estate and its affiliates at a price of $1,000 per share. The purpose of the issuance was for us to qualify as a “domestically controlled REIT.” See “Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items — Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.” In connection with the issuance, our board of directors, including all of our independent directors (after consultation with counsel), determined that the issuance was fair and reasonable and on terms no worse than we could obtain from third parties. The terms of the Class A preferred stock mirror those issued by other REITs seeking “accommodation stockholders” in order to qualify as a REIT for tax purposes. Specifically, the shares of Class A preferred stock pay a 10% annual dividend and have a $1,000 per share liquidation preference. The Class A preferred stock may be redeemed at any time in our discretion by payment of $1,000 per share plus a $50 per share redemption premium in the event of redemption prior to December 31, 2024. No shares of Class A preferred stock had been redeemed as of December 31, 2024. The shares of Class A preferred stock have no voting rights, may not block a merger or other major transaction and may not be converted into any other class of security.
Q:
What potential competitive strengths does our Adviser offer?

A:   We believe our most compelling potential competitive strength is our relationship with EQT Real Estate, a premier investment manager and, of crucial importance, a vertically integrated operator built on the talent and experience of an extensive network of “hyper-local” real estate professionals. As a trusted real estate solutions provider to leading corporate tenants, EQT Real Estate’s deep understanding of how and where tenants want to use physical space to support their respective businesses is the crux of EQT Real Estate’s success through multiple market cycles.
EQT Real Estate’s global real estate platform has managed direct property funds since 2006 and currently has over $50 billion in assets (gross asset value)2 managed by over 440 professionals in over 50 global offices across the United States, Mexico, Brazil, the United Kingdom, Continental Europe and the Asia-Pacific region as of December 31, 2024. We believe our long-term success in executing our investment strategy will be supported by EQT Real Estate’s potential competitive strengths, which include:
Long History of Real Estate Investing
EQT Real Estate has established an 18-year investment track record encompassing over 2,500 properties, over 30,000 multifamily units and over 540 million square feet since inception in the United States, Europe and the Asia-Pacific region across core, core-plus and value-add investment strategies.2 Currently, EQT Real Estate manages more than $50 billion of total property gross asset value across industrial, office, multifamily and other investments.2
As of December 31, 2024, EQT Real Estate’s investments, which may include multiple properties and land for development, since inception include:
•
Industrial3: 1,133 investments / 475 million square feet / $36.9 billion of Total Cost4 / $14.6 billion of equity committed.

•
Office3: 35 investments / 5 million square feet / $0.9 billion of Total Cost4 / $371 million of equity committed.

•
Multi-Family5: 96 investments / 30,457 units / $5.2 billion of Total Cost4 / $2.0 billion of equity committed.

•
Other3: 39 investments / 68 million square feet / $6.7 billion of Total Cost4 / $2.3 billion of equity committed.

Active Operator Platform Drives Execution
EQT Real Estate believes a key to the organization’s success and demonstrated ability to produce consistent returns lies in its decentralized, hands-on operating platform that does not rely on third parties to lease and manage its properties. We believe EQT Real Estate is truly differentiated in this respect relative to its peers.
Tenant Relationships Provide Competitive Advantage in Acquisitions and Leasing
We expect to capitalize on EQT Real Estate’s “tenant-centric” philosophy whereby customer demand, discussions with corporate executives, and up-to-the-minute information from corporate heads of real estate and their tenant broker representatives will strongly influence our investment and property operating decisions. We believe the knowledge gained through EQT Real Estate’s presence in the field and frequent communication with tenants leads to an improved understanding of the functionality and locations that tenants most desire.

Number of properties, square feet, and gross asset value include both standing buildings and land for development, including projected square feet of buildings to be constructed.

3
Investments, square feet, Total Cost, and equity committed include both standing buildings and land for development, including projected square feet of buildings to be constructed.

4
Total Cost represents the (a) aggregate invested project costs from acquisition through disposition for realized investments and (b) aggregate invested and anticipated project costs from acquisition through the respective projected stabilization dates for unrealized investments.

5
Investments, units, Total Cost, and equity committed do not include the projected number of units to be constructed on two land parcel investments that have not yet been developed.

We expect EQT Real Estate’s over 1,200 tenant relationships to continue to grow. These relationships are time-consuming and expensive to cultivate (given the human resource investment in numerous senior-level, regional personnel), providing a competitive advantage that is difficult to replicate.
For EQT Real Estate’s most important tenant relationships, the firm employs dedicated account managers who serve as a single point of contact for the tenant in communicating their real estate needs and securing multiple locations globally. This sales service is emblematic of EQT Real Estate’s reputation among tenants as being a real estate solutions provider across numerous geographies and across corporate space requirements.
Dedicated and Cohesive Team
Averaging over 27 years of real estate experience, EQT Real Estate’s senior management has served as fiduciaries to institutional investors throughout multiple real estate market cycles.
Since forming EQT Real Estate in 2006, the six-person management team has fostered a culture that is characterized by a commitment to each other and the firm’s investors. The average tenure of this team at EQT Real Estate is 11 years, reflecting the cohesion of the original members and the retention and promotion of subsequent members. Notably, the management team has worked together on average for nearly 15 years including time spent working together at prior employers, in the same types of investment and operating roles they have assumed at EQT Real Estate, under shared business and personal philosophies that are centered on entrepreneurism, dedication and forthrightness.
This long-ingrained culture was a key consideration for the EQT Real Estate senior management team in deciding to combine its business with EQT in April 2021. EQT holds similar core beliefs centered on active value creation, a hands-on “locals-with-locals” mindset and a founding ethos of service and stewardship.
To further expand EQT Real Estate’s sector-focused verticals expertise, EQT Real Estate acquired Redwood Capital Group, LLC (“Redwood”) on June 10, 2022, allowing EQT Real Estate to expand its footprint in residential properties.
Extensive Industry Relationships Built at the Local and National Levels
As a result of EQT Real Estate’s direct, local presence afforded by the firm’s numerous regional offices, combined with the senior management team’s 27-year average tenure as real estate specialists, EQT Real Estate has developed an extensive network of relationships with owners, leasing and investment sales brokerage firms, bankers, investment professionals, lenders, attorneys, consultants, and planners who serve as a source of investment opportunities.
Over the years, EQT Real Estate believes that it has instilled a sense of confidence, integrity and performance in these many types of relationships due to the speed and accuracy of its bid pricing, strong equity and debt capitalization enabled by its existing closed-end fund business, and thus reliability of closing at the agreed-upon pricing and timing. As a result, EQT Real Estate believes it is often given a first look (or more importantly, the “last look”) at investment opportunities compared to other organizations or competitors.
Extensive Institutional Investor Experience
EQT Real Estate currently serves more than 230 institutional investors and investors in us who have entrusted approximately $31 billion in equity as of December 31, 2024 to the firm’s investment vehicles and managed accounts in the Americas, Europe and Asia; in industrial, office/life science and residential property types; and in core, core-plus and value-add investment strategies. Our prominent investor partners have included sovereign wealth funds, public pensions, corporate/trade pensions, endowments and foundations, insurance companies, banks, multi-manager funds, family investment offices, and private wealth platforms.
As such, for over 18 years, EQT Real Estate has cultivated a reputation as an experienced institutional manager that consistently provides clients with high-quality financial statements, communication and transparency.

Multiple Market Cycle Experience
During the past 30 years, EQT Real Estate’s seasoned management team has worked through multiple real estate and capital market cycles. During previous market upswings, team members held senior roles in private real estate partnerships and publicly traded REITs. During the 1989 – 1992 market downturn, they held roles serving Resolution Trust Corporation workout organizations, bankrupt entities, debtors in possession, creditor committees, financial advisory firms, and troubled real estate owners. During the 2008 – 2010 recession, the management team stewarded Exeter Industrial Value Fund I, the first in a series of closed-end value-add real estate investment funds, amid severe and systemic market turmoil, and during the 2020 – 2021 COVID-19 pandemic the team managed a collective portfolio of nearly 250 million square feet through uncertainty in tenant demand and a sudden halt in the availability of financing. Collectively, EQT Real Estate believes these experiences have resulted in a highly relevant knowledge base that has been instrumental in driving occupancy during periods of intense competition for tenants and later driving rental rate increases during growth cycles.
Delivering Sustainability Impact
EQT Real Estate’s approach to sustainability is informed by and aligned with EQT’s mission to future-proof companies and contribute to long-term sustainable growth. With a dedicated sustainability team, EQT Real Estate applies this thinking to the needs and opportunities specific to our real estate investment management and property operations.
EQT Real Estate will prioritize sustainability to align with tenant demand in our target markets for sustainable, efficient and healthy places to do business and live. Additionally, we will align our sustainability actions to improvement opportunities as part of our investment strategy. These activities may include the following:
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Incorporating environmental risk assessment in the due diligence and underwriting process for all acquisitions;

•
Applying EQT Real Estate’s platform approach to deployment of on-site solar, lighting retrofits and other technology, where applicable;

•
Aligning with industry standards such as Leadership in Energy and Environmental Design (“LEED”), Building Research Establishment Environmental Assessment Method (“BREEAM”), ENERGY STAR and others, as appropriate, to the specifics of each asset type; and

•
Implementing the data collection processes, hardware and software necessary to measure, track and improve asset-level utility performance.

Q:
What are your investment objectives?

A:   Our investment objectives are to invest in assets that will enable us to:
•
generate current income in the form of regular stable cash distributions to achieve an attractive cash yield;

•
preserve and protect invested capital;

•
provide a source of potential inflation protection and realize appreciation in net asset value from proactive investment management and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than listed public real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets, and appraisal-based valuations are estimates of fair value and may not necessarily correspond to realizable value. See the “Risk Factors” section of this prospectus.

Q:
What is your investment strategy?

A:   Our investment strategy is to acquire primarily stabilized, income-oriented commercial real estate in the United States, with an emphasis on properties that can leverage EQT Real Estate’s scale and long-standing direct leasing relationships with Fortune 1000 companies.
We will seek to generate strong income returns and potential appreciation by:
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focusing on property and portfolio acquisitions that will seek to offer diversification and strong cash-flows;

•
leveraging EQT Real Estate’s “hyper-local” market teams to inform prudent asset and market selection;

•
generating operational value with EQT Real Estate’s vertically integrated model to optimize occupancy and rental rates, leading to net operating income (“NOI”) growth potential;

•
pursuing properties with modern physical specifications and amenities that provide protection against obsolescence risk; and

•
delivering sustainable real estate solutions to our tenants, which may include energy efficiency and other related improvements.

To a lesser extent, we also plan to invest in real estate related securities to provide a source of liquidity for our share repurchase plan, cash management and other purposes.
After our ramp-up period, we will generally seek to invest:
•
At least 80% to 90% of our gross asset value in properties; and

•
Up to 10% to 20% of our gross asset value in real estate related securities.

Of our investments in properties, we will generally seek to invest approximately 80% in properties with business tenants (“business-to-business” or “B2B” property types), such as industrial or life science properties, and approximately 20% in real estate assets with consumer users (“business-to-consumer” or “B2C” property types), such as multifamily or self-storage properties. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in properties or real estate related securities may from time to time be outside the levels provided above due to factors such as a large inflow of capital over a short period of time, our Adviser’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Certain investments, such as preferred equity investments, could be characterized as either real estate or real estate related securities for purposes of our target allocation depending on the terms and characteristics of such investments.
We do not expect to be able to achieve these allocations until we have completed our ramp-up period. We will consider our ramp-up period to end after we have raised substantial offering proceeds and acquired a broad portfolio of equity real estate investments. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Following the end of our ramp-up period, we believe that the size of our portfolio of investments should be sufficient for our Adviser to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise sufficient offering proceeds to achieve our targeted portfolio allocation.
Q:
Do you currently own any investments?

A:    Yes. As of April 16, 2025, we owned four industrial properties. See “Investment Portfolio” for additional information regarding our investments.

Q:
What types of properties do you intend to acquire?

A:   We intend to invest in primarily stabilized, income-oriented commercial real estate in the United States in a range of asset types, which may include a primary focus on themes that benefit the most from EQT Real Estate’s extensive experience as a real estate solutions provider to large corporate tenants.
Primary Themes
Supply Chain — Industrial
Having been an early proponent of and one of the largest investors in industrial properties (1,133 investments / 475 million square feet / $36.9 billion of Total Cost as of December 31, 2024)6, EQT Real Estate is uniquely positioned to address what it believes to be a long-term fundamental shift in the consumption of goods, driven chiefly by e-commerce adoption and increasingly demanding and dynamic consumer preferences. Further, we expect additional opportunities from the growing trend of “on shoring” back to the United States, particularly in strategic sectors as companies look to strengthen their local supply chains to weather increasingly volatile global supply chains.
Accordingly, industrial property acquisitions may include, but not be limited to, the following: distribution and storage properties across the industrial supply chain, such as big-box warehouse, last-mile warehouse, cold-storage, light industrial, flex/office-warehouse, industrial service facilities and industrial outdoor storage properties.
Knowledge Economy — Office
While EQT Real Estate believes the impact of the COVID-19 pandemic and the “work-from-home” trend as a more broadly accepted work model will likely have a long-term impact on office usage, EQT Real Estate, informed by the breadth of its direct corporate tenant relationships, believes that well-located, modern and appropriately amenitized workspace will be critical for the productivity needs of innovation-driven, collaboration-dependent businesses typically found in the knowledge economy.7 Further, certain knowledge economy industries, such as healthcare, biotech, and pharmaceuticals, need intensive research and development and specialized equipment better suited to controlled commercial environments (i.e. specialized offices).
Accordingly, office property acquisitions may include, but not be limited to, the following: research and development campuses, laboratory workspace, medical office, biomanufacturing facilities, creative office, headquarters and single-tenant office space.
Secondary Themes
To a lesser degree, we may invest in “consumer-leased” or “consumer-centric” property types, such as for-rent residential, self-storage, grocery retail and hospitality assets, and “digital infrastructure” property types, such as data centers and cell-tower ground-leases. With respect to digital infrastructure, EQT Real Estate is uniquely positioned to leverage the expertise of EQT, a global leader in the acquisitions of digital infrastructure companies having invested over €13 billion in the sector since inception.

Investments, square feet and Total Cost include both standing buildings and land for development, including projected square feet of buildings to be constructed.

7
The knowledge economy is an economic system in which growth is based principally on advancements in technical and scientific innovation, areas that continue to show outsized importance in developed economies globally. The knowledge economy may be considered as the primary driver of the expansion of relatively high paying STEM jobs in the United States (STEM is short for “science, technology, engineering and mathematics”). For example, per the U.S. Bureau of Labor Statistics (“BLS”), STEM median wages in 2023 were approximately 2.2 times greater than wages for non-STEM jobs in the United States. Further, the BLS projects STEM jobs to grow at approximately 2.9 times the pace of non-STEM jobs from 2023 to 2033 in the United States.

Geography
Where applicable and dependent on the unique demand and supply drivers of the underlying property type, EQT Real Estate intends to target locations for all themes in research and creative economy hubs throughout the United States that benefit from secular trends in technology, life sciences, healthcare and higher education job growth and investments.
Q:
Why do you intend to invest in real estate related securities in addition to real properties?

A:   We believe that our real estate related securities, combined with our investments in cash, cash equivalents and other short-term investments, will serve as a cash management or liquidity strategy before investing offering proceeds into longer-term real estate assets. Subject to applicable law, our real estate related securities could be used, in part, to maintain appropriate liquidity levels to provide funds to satisfy repurchase requests under our share repurchase plan that we chose to satisfy in any particular month. Our real estate related securities may include the following, to the extent consistent with our intended qualification as a REIT: (i) equity securities of other REITs and real estate companies, (ii) debt issued by REITs as well as other corporate debt and (iii) agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”).
We may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. However, we may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.
We do not intend that our investments in real estate related securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
On July 11, 2023, our Adviser and the Operating Partnership entered into an Investment Management Agreement (the “Investment Management Agreement”) with J.P. Morgan Investment Management Inc. (“JP Morgan”). Pursuant to the Investment Management Agreement, JP Morgan will serve as a sub-advisor to our Adviser and act as the investment manager for our portfolio of short-term investments, which may include real estate related securities. Under the terms of the Investment Management Agreement, JP Morgan’s fee for its services shall be paid entirely by our Adviser and not by our company.
See the “Investment Objectives and Strategies” section of this prospectus for a more detailed discussion of all of the types of investments we may make.
Q:
What is a real estate investment trust, or REIT?

A:   We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2024. In general, a REIT is a company that:
•
combines the capital of many investors to acquire or provide financing for real estate assets;

•
offers the benefits of a real estate portfolio under professional management;

•
satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and

•
is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a “C” corporation.

Q:
What is a non-listed, perpetual-life REIT?

A:   A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. While we may consider a liquidity event, which is an event that results in our stockholders receiving cash or securities listed on a national securities exchange in exchange for their shares in our company, at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Q:
How do you identify investments and make decisions on whether to acquire properties?

A:   As our adviser, EQT Real Estate has the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.
As a result of EQT Real Estate’s direct, local presence afforded by the firm’s numerous regional offices, combined with the senior management team’s 27-year average tenure as commercial real estate specialists, EQT Real Estate has developed an extensive network of relationships with owners, leasing and investment sales brokerage firms, bankers, investment professionals, lenders, attorneys, consultants and planners who serve as a source of investment opportunities.
EQT Real Estate believes that an ever-increasing amount of investment sourcing can be attributed to the team’s large and expanding base of tenant relationships, which have grown in tandem with the firm’s properties under management. EQT Real Estate is among the largest owners of industrial real estate in the world and, because it leases its own space, directly holds over 1,200 tenant relationships, including long-standing direct leasing relationships with Fortune 1000 companies.
These relationships are expected to provide us with (i) sourcing opportunities when corporations dispose of real estate assets due to mergers or facility consolidation and (ii) leasing opportunities given corporations’ changing and expanding property needs.
Over the years, EQT Real Estate believes that it has instilled a sense of confidence, integrity and performance in these many types of relationships due to the speed and accuracy of its bid pricing, strong equity and debt capitalization enabled by the scale of its global investment platform, and thus reliability of closing at the agreed-upon pricing and timing. As a result, EQT Real Estate believes it is often given a first look (or more importantly, the “last look”) at investment opportunities compared to other organizations or competitors.
Q:
Do you use leverage?

A:   Yes. Our target leverage ratio after our ramp-up period is approximately 50% to 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our real estate related securities portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. We will consider our ramp-up period to end after we have raised substantial offering proceeds and acquired a broad portfolio of equity real estate investments. Prior to that time, we will balance the goal of achieving our target leverage ratio with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. We cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise substantial offering proceeds.
We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the rationale for doing so to our stockholders.

As of December 31, 2024, we had incurred mortgage indebtedness in an aggregate principal amount of approximately $194.85 million. For a discussion of our mortgage indebtedness, see “Selected Information Regarding Our Operations — Outstanding Debt Obligations.”
Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion of the purchase price is not free from risk, however. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark increases.
Q:   Will your investment guidelines overlap with the objectives or guidelines of any of EQT Real Estate’s affiliates, and do any EQT Real Estate affiliates receive priority with respect to certain investments?
A:   EQT Real Estate believes the investment objectives, guidelines and strategy for this REIT are generally distinct from other investment funds, programs, REITs, entities and separate accounts formed, sponsored, advised or managed by EQT Real Estate or its affiliates (collectively, “Other EQT Real Estate Accounts”). Accordingly, we expect there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real property and real estate related securities investment opportunities with certain Other EQT Real Estate Accounts that are actively investing and similar overlap with future Other EQT Real Estate Accounts. This overlap could create conflicts of interest, which EQT Real Estate and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.
With respect to Other EQT Real Estate Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities will be allocated among us and one or more Other EQT Real Estate Accounts in accordance with EQT Real Estate’s prevailing policies and procedures on a basis that EQT Real Estate and its affiliates determine to be fair and reasonable in their sole discretion, subject to the following considerations: (i) any applicable investment objectives of ours and such Other EQT Real Estate Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other EQT Real Estate Accounts (e.g., a joint venture between us and an Other EQT Real Estate Account must be approved by a majority of our directors (including a majority of our independent directors) as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) maintaining structuring and financing flexibility, (v) legal, tax, accounting and regulatory considerations, (vi) any other requirements or considerations set forth in the governing documents of any Other EQT Real Estate Account and (vii) other considerations deemed relevant by EQT Real Estate and its affiliates (including, without limitation, qualifying and maintaining our qualification as a REIT and our ability to avoid registration as an investment company under the Investment Company Act).
Currently, Other EQT Real Estate Accounts invest in “core+” real estate assets in the United States (which are generally substantially stabilized assets, but typically with shorter lease durations and higher return targets than we will target), with a focus on major U.S. markets. Additionally, in the future, EQT Real Estate may launch Other EQT Real Estate Accounts that will focus on industrial, office and multi-family investments in major U.S. markets (collectively, the current and future accounts with similar investment strategies, the “Private Core+ Accounts”).
EQT Real Estate believes there likely will be limited overlap of investment opportunities for us and the Private Core+ Accounts because of our primary investment objective of providing current income. Further, the Private Core+ Accounts are structured in finite life closed-end vehicles that are intended to aggregate portfolios for sale once value has been achieved through improved operations at the asset level. Accordingly, the success of the Private Core+ Accounts are determined more by equity appreciation than our primary objective of providing less volatile risk-adjusted returns driven by current income.
To the extent an investment satisfies the investment objectives of us and the Private Core+ Accounts on the same terms, such investment will be allocated in accordance with EQT Real Estate’s prevailing policies and procedures described above (including maintaining our ability to avoid registration as an investment company under the Investment Company Act). To the extent we acquire properties through joint ventures with Other EQT Real Estate Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other EQT Real Estate Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture.
Furthermore, certain of the Other EQT Real Estate Accounts that invest in “value-add” real estate and real estate related assets in the United States (which often are undermanaged assets and with higher potential for equity appreciation) have priority over us with respect to such investment opportunities (together with future accounts with similar “value-add” investment strategies, the “Select Value-Add EQT Real Estate Accounts”). As of December 31, 2024, there is one Select Value-Add EQT Real Estate Account currently investing in real estate in the United States. No Other EQT Real Estate Accounts other than the Select Value-Add EQT Real Estate Account has priority over us with respect to investment opportunities.
EQT Real Estate and its affiliates will calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other EQT Real Estate Accounts. The amounts and forms of leverage utilized for investments will also be determined by EQT Real Estate and its affiliates in their sole discretion, subject to the limitations of our charter and oversight of our board of directors. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. EQT Real Estate is entitled to amend its policies and procedures at any time without prior notice or our consent.
Q:
Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:   We may acquire properties through one or more joint ventures with affiliates of our Adviser or with non-affiliated third parties. Any joint venture with an affiliate of our Adviser must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other EQT Real Estate Accounts, including ones with similar investment objectives and strategies as us.
Q:
How is an investment in shares of your common stock different from listed REITs?

A:   An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:
•
Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities, rather than the trading market, will be used to determine our NAV.

•
An investment in our shares has limited or no liquidity, and our share repurchase plan may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•
Listed REITs are often self-managed, whereas our investment operations are managed by our Adviser.

•
Unlike a self-managed REIT, we pay a management fee to our Adviser and so long as the Advisory Agreement has not been terminated, the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (defined below). See “— What fees and other consideration do you pay to the Adviser and its affiliates?” and the “Compensation” section of this prospectus for more information. A self-managed REIT has no external advisor. Instead, unlike us, a self-managed REIT has its own employees, who provide the services that our Adviser provides for us. Therefore, while self-managed REITs do not pay management fees, self-managed REITs do incur the compensation and benefits costs of their officers and other employees and consultants that for us are paid by our Adviser or its affiliates.

•
Listed REITs may be reasonable alternatives to an investment in us and may be less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.

•
Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result of state-specific rules governing non-listed REITs, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our Adviser and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our Adviser, affiliates and any person acting as a broker-dealer. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related-party transactions, shareholder approvals and voting rights. Although we follow many of these same governance guidelines, there is no requirement that we follow all of them.

Q:
For whom may an investment in your shares be appropriate?

A:   An investment in our shares may be appropriate for you if you:
•
meet the minimum suitability standards described above under “Suitability Standards”;

•
seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of mostly U.S. real estate and real estate related securities;

•
seek to receive current income through regular distribution payments;

•
wish to obtain the potential benefit of long-term capital appreciation; and

•
are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future because we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. See “Share Repurchases — Repurchase Limitations.”
Q:
How do you structure the ownership and operation of your assets?

A:   We own, and plan to continue to own, all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership. EQRT Special Limited Partner LLC (the “Special Limited Partner”), a Delaware limited liability company and an affiliate of our Adviser, owns a special limited partner interest in the Operating Partnership. In addition, each of our Adviser and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” Our Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Operating Partnership units will be repurchased for shares of our common stock. See “Summary of Our Operating Partnership Agreement.” The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing gain for U.S. federal income tax purposes.
The following chart shows our ownership structure as of April 16, 2025 and our relationships with EQT AB (which acts as our sponsor), Exeter Property Group, LLC (“EQT Real Estate,” which acts as our adviser), EQTE Brokerage LLC (which acts as our dealer manager, the “Dealer Manager”) and the Special Limited Partner.

(1)
Employees of our Adviser and its affiliates hold a profits participation interest and economic interests in EQRT Special Limited Partner LLC equal to or less than 65%.

(2)
EQT Real Estate Holdings has committed to purchase $200,000,000 in Class E shares of our common stock or Class E units of the Operating Partnership, or a combination thereof; provided that EQT Real Estate Holdings may invest a smaller amount to the extent the reduction is offset by an investment by other affiliates of our Sponsor and their officers and employees. As of April 16, 2025, EQT Real Estate Holdings had purchased 19,628,251.459 Class E units of the Operating Partnership for an aggregate purchase price of $197.10 million as part of the Sponsor Committed Amount.
(3)
Includes (i) investors who purchase shares in our offerings, (ii) shares held by our independent directors and (iii) 220 shares of Class A preferred stock issued to eight officers and employees of EQT Real Estate and its affiliates on June 9, 2023 at a price of $1,000 per share. See “Stock Ownership of Certain Beneficial Owners and Management” for additional information.

Q:
Are there any risks involved in buying your shares?

A:   Investing in our common stock involves a high degree of risk. If we are unable to manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Risk Factors” in this prospectus.
Risk Factor Summary
•
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•
Because this is a “blind pool” offering, you will not have the opportunity to evaluate future investments before we make them.

•
Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the repurchase offer. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•
We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources.

•
The purchase and repurchase price for each class of our common stock will generally be based on our prior month’s NAV for the applicable share class and will not be based on any public trading market. Although there will be independent valuations of our properties from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•
We have no employees and are dependent on our Adviser to conduct our operations. Our Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other EQT Real Estate Accounts, the allocation of time of its investment professionals and the level of fees that we will pay to our Adviser.

•
This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•
On acquiring shares, you will experience immediate dilution in the net tangible book value of your investment.

•
Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•
There are limits on the ownership and transferability of our shares. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

•
Although our investment strategy is to invest in primarily stabilized, income-oriented commercial real estate in a range of asset types with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in us, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•
We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2024 and we intend to operate in a manner that will allow us to continue to qualify as a REIT. If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•
Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent (whether due to property-specific factors, sector-level issues, or broader macroeconomic conditions), increasing or sustained elevated interest rates and lack of availability of financing, tenant turnover and vacancies, changes in supply of or demand for similar properties in a given market, and risk of property obsolescence.

•
Disruptions in the U.S. and global economies and financial markets may adversely impact or disrupt our business and may adversely impact the performance of our investments. The U.S. real estate markets continue to be impacted by the challenging macroeconomic environment, including as a result of uncertainties regarding actual and potential shifts in U.S. and foreign policies on trade and other fiscal, monetary and regulatory policies, including with respect to treaties and tariffs, inflationary pressures or higher interest rates, the actual or perceived instability in the U.S. banking system, ongoing hostilities between Russia and Ukraine and between Israel and Hamas and the international community’s response thereto and other geopolitical events affecting the financing markets generally. Our success is dependent on general market and economic conditions.

See “Risk Factors.”
Q:
What is the role of our board of directors and how are they elected?

A:   We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom are independent of us, our Adviser, EQT and their affiliates. Our independent directors are responsible for reviewing the performance of our Adviser and approving the compensation paid to our Adviser and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management — Directors and Executive Officers.”
For so long as the Advisory Agreement is in effect, our Adviser has the right to designate for nomination, subject to the ultimate approval of such nomination by our board of directors, the largest number of directors who are affiliated with our Adviser and that still constitutes less than one half of the directors on our board of directors to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders. Pursuant to the Advisory Agreement, our board of directors must also consult with our Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any director who is affiliated with our Adviser until a successor is elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Q:   What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered?
A:   We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. The differences among the share classes in this offering relate to upfront selling commissions, dealer manager fees and ongoing distribution fees. No upfront selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and will impact the distributions and/or NAV of a share class. Class-specific accruals for ongoing distribution fees will normally result in different amounts of distributions with respect to certain share classes and class-specific accruals for management fees and the performance participation allocation will normally result in a different NAV with respect to certain share classes. Other than class-specific accruals, the classes of shares of our common stock have identical rights and privileges, including with respect to voting rights. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class T, Class S, Class D and Class I shares.
Assuming a constant net asset value per share of $10.00, assuming maximum applicable upfront selling commissions and dealer manager fees are paid and assuming applicable distribution fees are paid until the earlier of seven years and the 8.75% of gross proceeds limit described in “Compensation — Distribution Fees” is reached, we expect that a one-time investment in 1,000 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) in our primary offering with no subsequent purchases under our distribution reinvestment plan would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:
	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over 7 Years	Total Fees Over 7 Years	Maximum Distribution Fees Over Life of Investment (Length of Time)		Total Fees (Length of Time)
Class T	$300	$50	$85	$556	$906	$556	(7 years)	$906	(7 years)
Class S	$350	$0	$85	$556	$906	$556	(7 years)	$906	(7 years)
Class D	$150	$0	$25	$175	$325	$738	(30 years)	$888	(30 years)
Class I	$0	$0	$0	$0	$0	$0		$0
Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through selected dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at selected dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through selected dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) by our executive officers and directors and their immediate family members, as well as officers and employees of our Adviser, EQT or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (F) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Certain selected dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fees to reach 8.75% of gross proceeds. A lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued. Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which you purchase your Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers will not reduce the gross proceeds we are deemed to have received for purposes of calculating this fee limit and may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds. Accordingly, you should consult with your financial professional about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares. See “— What fees and other consideration do you pay to the Adviser and its affiliates?”, “Plan of Distribution — Underwriting Compensation — Upfront Selling Commissions and Dealer Manager Fees” and “Plan of Distribution — Distribution Fees — Class T, Class S and Class D Shares.”
If you are eligible to purchase all four classes of shares in our primary offering, then in most cases you should consider Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees, which will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares in our primary offering, in most cases you should consider Class D shares because Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual distribution fees. Investors should also inquire with their broker-dealer or financial professional about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class.
Q:
What are the terms of the Class E shares of our common stock and Class E units of the Operating Partnership?

A:   Class E shares of our common stock and Class E units of the Operating Partnership are not available for purchase in this offering. Class E shares and Class E units are only available for purchase in private transactions by (i) our Adviser, our Sponsor and their affiliates, (ii) employees of our Adviser, our Sponsor and their affiliates and (iii) our officers and directors. Class E shares and Class E units are sold at the then-current transaction price, which will generally be the prior month’s NAV per share or unit for such class.
The Class E shares and Class E units are not subject to any upfront selling commissions, dealer manager fees, distribution fees, management fees payable to our Adviser or the performance participation allocation to the Special Limited Partner. Because there are no class-specific accruals, we expect the distributions and/or the NAV per share or unit of Class E shares and Class E units to be higher than other classes. Holders of the Class E shares are entitled to the same voting rights as holders of other classes of our common stock, provided that no shares of our common stock may be transferred or issued to our Adviser, our directors or any affiliate unless such persons agree that they will not vote their shares of common stock regarding (i) the removal of our Adviser, a director or any affiliate, or (ii) any transaction between our Adviser, a director or any affiliate and us.
EQT Real Estate Holdings has committed to purchase $200,000,000 in Class E shares of our common stock or Class E units of the Operating Partnership, or a combination thereof; provided that EQT Real Estate Holdings may invest a smaller amount to the extent the reduction is offset by an investment by other affiliates of our Sponsor and their officers and employees. As of April 16, 2025, EQT Real Estate Holdings had purchased 19,628,251.459 Class E units of the Operating Partnership for an aggregate purchase price of $197.10 million as part of the Sponsor Committed Amount. EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction (defined herein).
See “Description of Capital Stock — Class E Shares,” “Description of Capital Stock — Registration Rights Agreements” and “Summary of Our Operating Partnership Agreement.”
Q:
Do you have any other classes of common stock?

A:    We are also authorized to issue Class A-I and Class A-II shares of common stock. However, Class A-I and Class A-II shares are not available for purchase in this offering. We commenced a private offering of our Class A-I shares to “accredited investors” as defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) during the year ended December 31, 2024. The primary offering of Class A-I shares terminated on January 2, 2025 and the distribution reinvestment plan offering is ongoing. We commenced a separate private offering of our Class A-II shares to accredited investors in January 2025. These private offerings are being conducted pursuant to Rule 506(c) of Regulation D and other applicable exemptions.
No upfront selling commissions, dealer manager fees or distribution fees will be paid with respect to any purchases of Class A-I or Class A-II shares. Class A-I and Class A-II shares are subject to a lower management fee than Class T, Class S, Class D and Class I shares and the same performance participation allocation to the Special Limited Partner as the Class T, Class S, Class D and Class I shares. We expect the lower management fee for Class A-I and Class A-II shares will normally result in a higher NAV per share for Class A-I and Class A-II shares than the Class T, Class S, Class D and Class I shares. Holders of Class A-I and Class A-II shares are entitled to the same voting rights as holders of other classes of our common stock.
Q:
What is the status of your offering?

A:    This offering was declared effective by the SEC on August 1, 2023, and we are currently offering on a continuous basis up to $5,000,000,000 in shares of our common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. On March 19, 2024, EQT Real Estate Holdings purchased 6,220,000 Class E units of the Operating Partnership for an aggregate purchase price of $62,200,000, or $10.00 per unit, as part of the Sponsor Committed Amount. With this investment, we exceeded the minimum offering amount for this offering with respect to all jurisdictions except for Pennsylvania, which had a higher minimum offering amount, and our board of directors authorized us to break escrow in this offering. As of August 14, 2024, we also satisfied the minimum offering requirement for Pennsylvania.
As of April 16, 2025, we have sold approximately 272,670.24 Class I shares in the primary offering for gross offering proceeds of approximately $2,830,329 and 2,888.33 Class I shares pursuant to our distribution reinvestment plan for a total value of approximately $30,384. As of April 16, 2025, we have not sold any Class T, Class S or Class D shares in this offering. As of April 16, 2025, $4,997,139,287 in shares remain available for sale pursuant to this offering, including up to $999,969,616 in shares pursuant to our distribution reinvestment plan. We intend to offer and sell shares in our public offering on a monthly basis.

Q:
What is the per share purchase price?

A:    Each class of shares is sold at the then-current transaction price, which will generally be the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Because the offering price for each class of our common stock is generally based on the prior month’s NAV per share for the applicable share class, the NAV per share of such class as of the date on which your purchase is settled may be significantly different. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price. Each class of shares may have a different NAV per share because of different class-specific accruals, including distribution fees, management fees and performance participation allocations, as well as distributions that have been declared but have not yet been paid.
Q:
How is your NAV per share calculated?

A:   Our NAV for each class of shares is based on the net asset values of our investments (including real estate related securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a valuation firm, to serve as our “Independent Valuation Advisor” with respect to providing monthly restricted appraisal reports for real properties, reviewing annual third-party real property appraisals, helping us administer the valuation and review process for the real properties in our portfolio, and assisting in the development and review of the valuation procedures for real properties. Valuations of our real properties will be updated monthly. We expect our Adviser to calculate the fair value of our other assets and liabilities, though our Adviser may retain additional third parties to assist with our valuations of certain investments.
Our NAV per share for each class of shares will be calculated monthly by State Street Bank and Trust Company based on information obtained from our Independent Valuation Advisor, third-party real property appraisals and our Adviser, and such calculation will be reviewed and confirmed by our Adviser. While our Independent Valuation Advisor is responsible for providing monthly restricted appraisal reports of our real estate properties and reviews of third-party appraisals, our Independent Valuation Advisor is not responsible for, nor does it prepare or calculate, our monthly NAV. Our Adviser is ultimately responsible for the determination of our monthly NAV.
NAV is not a measure used under U.S. generally accepted accounting principles (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Our Adviser has agreed to several support measures, described in “Management — Adviser Support.” For purposes of calculating our NAV, the organization and offering expenses advanced, waived or paid by our Adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we pay our Adviser for these costs. In addition, the general and administrative expenses paid by our Adviser through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, the second anniversary of the date on which we broke escrow in this offering, are not recognized as expenses or as a component of equity and are not reflected in our NAV until we reimburse our Adviser for these expenses. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate related securities will be valued.
Q:
Is there any minimum investment required?

A:   The minimum initial investment in Class T, Class S, Class D or Class I shares of our common stock is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:
What is a “best efforts” offering?

A:   This public offering of common stock is being conducted on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.
Q:
What is the expected term of this offering?

A:   We have registered $4,000,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $1,000,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.
We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.
Q:
When may I make purchases of shares and at what price?

A:   Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month (unless waived by us). The purchase price per share of each class is equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price. Each class of shares may have a different NAV per share because of different class-specific accruals, including distribution fees, management fees and performance participation allocations, as well as distributions that have been declared but have not yet been paid. See “How to Subscribe” for more details.
For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.
Q:
When will the transaction price be available?

A:   Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at EQRT.com and in prospectus supplements filed with the SEC.
Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”
Q:
May I withdraw my subscription request once I have made it?

A:   Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, (833) 280-9523.
Q:
When will my subscription be accepted?

A:   Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at EQRT.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.
Q:
Will I receive distributions and how often?

A:   Beginning in April 2024, we have declared monthly distributions for each outstanding class of our common stock with a record date as of the close of business on the last calendar day of each month. We intend to continue to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions on a monthly basis. Any distributions we make are at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan will be effectuated as of the opening of the last calendar day of each month and we expect to declare monthly distributions with a record date as of the close of business on the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date for such distribution.
To qualify and maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock — Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”
Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis. These class-specific accruals will impact the distributions and/or NAV of a share class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class A-I, Class A-II, Class I and Class E shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from our offerings and the performance of our investments. Funding distributions from the sale of or repayment of our assets, borrowings, return of capital, proceeds of our offerings or the temporary deferral or waiver of fees and expense reimbursements will result in us having less funds available to acquire properties or real estate related securities. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Q:
Will the distributions I receive be taxable as ordinary income?

A:   Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from “C” corporations (i.e., corporations generally subject to U.S. federal corporate income tax). Under current law, subject to certain limitations and holding-period requirements, taxpayers that are individuals, trusts or estates may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us) through 2025, which temporarily reduces the effective tax rate on such dividends.
We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”
Q:
May I reinvest my cash distributions in additional shares?

A:   Yes. We have adopted a distribution reinvestment plan whereby investors in this primary offering (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain selected dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain selected dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recently disclosed transaction price for such shares at the time of the record date for the distribution. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares under our distribution reinvestment plan; however, all outstanding Class T, Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing distribution fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.
Q:
Can I request that my shares be repurchased?

A:   Yes. However, although stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. This Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan nor will it apply in the following circumstances (subject to the conditions described herein and in our share repurchase plan): repurchases resulting from death, qualifying disability or divorce; in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance; or due to trade or operational error. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Investors may withdraw their repurchase requests by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.
The aggregate NAV of total repurchases of Class A-I, Class A-II, Class D, Class E, Class I, Class S and Class T shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock, if any, but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months).
EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction.
Shares held by our Adviser acquired as payment of our Adviser’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the Early Repurchase Deduction, and will not be included in the calculation of our aggregate NAV for purposes of the 2% monthly or 5% quarterly limitations on repurchases. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee of our board of directors, which is composed of all of our independent directors, to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.
In addition, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for our shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under the share repurchase plan. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
Our approach to portfolio construction is to maintain a portfolio consisting predominantly of income-oriented, stabilized real estate and to a lesser extent of real estate related securities, cash, cash equivalents and other short-term investments. Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition or settlement. Real estate related securities are designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities, operating cash flow and offering proceeds, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our Company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in the best interests of our Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest. Our board of directors will not terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases — Repurchase Limitations.”

Q:
Will I be notified of how my investment is doing?

A:   Yes. We will provide you with periodic updates on the performance of your investment with us, including:
•
three quarterly financial reports and investor statements;

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an annual report;

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in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

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confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

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a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, EQRT.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.
In addition, our monthly NAV per share for each class will be posted on our website promptly after it has become available.
Q:
What fees and other consideration do you pay to the Adviser and its affiliates?

A:   We pay our Adviser, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. In addition, income of the Operating Partnership is allocated to the Special Limited Partner for its performance participation interest.
We do not intend to pay our Adviser or its affiliates any separate fees for property acquisitions, dispositions, or financings (except interest and other payments to the lender in cases where the lender is an affiliate of our Adviser) or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our Adviser and its affiliates.
In addition, our Adviser has agreed to several support measures as described below under “Organization and Offering Expense Reimbursement — Our Adviser” and “Management Fee and Expense Reimbursements — Our Adviser.”
Also as described below, ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. These class-specific accruals will impact the distributions and/or NAV of a share class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class A-I, Class A-II, Class I and Class E shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on

NAV will also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy.”
Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees — The Dealer Manager
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain selected dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, selected dealers.
No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class A-I shares, Class A-II shares, Class I shares, Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.
The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $79.3 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.0 million if we sell the maximum amount, in each case in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 50% and 10% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, and that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00.
Distribution fees — The Dealer Manager
Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees:
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with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the distribution fees will equal approximately $1.6 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $16.4 million per annum if we sell the maximum amount. For Class D shares, the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Class T shares; however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•
with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

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with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a distribution fee with respect to our outstanding Class A-I shares, Class A-II shares, Class I shares or Class E shares.
In calculating distribution fees, we will use the aggregate NAV of the applicable share class before giving effect to accruals for the distribution fee or distributions payable on our shares.
The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. Because the distribution fees are calculated based on our NAV of our Class T, Class S and Class D shares, they will reduce the  distributions payable and/or the NAV with respect to the shares of each such class, including shares of each such class issued under distribution fee will equal approximately $1.0 million per annum if we sell the maximum amount. We are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 50% of our offering proceeds are from the sale of Class S shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00 and that none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

our distribution reinvestment plan.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
equivalent NAV as such share, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Organization and Offering Expense Reimbursement — Our Adviser	Subject to the limitations described below, our Adviser may require us to reimburse it for any organization and offering expenses associated with this offering and any private offerings that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. Our Adviser currently intends to pay wholesaling compensation expenses of persons associated with the Dealer Manager without reimbursement from us.	We estimate our organization and offering expenses in this offering to be approximately $19.5 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Our Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the distribution fees) through March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering. We will reimburse our Adviser for all such advanced expenses ratably over the 60 months following March 19, 2026. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by our Adviser without reimbursement from us. As of December 31, 2024, the Adviser and its affiliates have incurred organization and offering costs on our behalf of $7,118,231 related to this offering and our private offerings.
After March 19, 2026, we will reimburse our Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred other than the wholesaling compensation expenses described above. After the termination of this primary public offering and again after termination of the public offering under our distribution reinvestment plan, our Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
15% of our gross proceeds from the applicable public offering.
Investment Activities
Acquisition Expense Reimbursement — Our Adviser	We do not intend to pay our Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of our Adviser) or other similar fees in connection with making investments. We will, however, reimburse our Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate related securities, whether or not such investments are acquired, and make payments to third parties in connection with making investments.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Operational Activities
Management Fee and Expense Reimbursements — Our Adviser	We pay our Adviser an annual management fee (payable monthly in arrears) of 1.25% of the aggregate NAV represented by the Company’s Class T shares, Class S shares, Class D shares and Class I shares, 0.90% of the aggregate NAV represented by the Company’s Class A-II shares and 0.50% of the aggregate NAV represented by the Company’s Class A-I shares. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay our Adviser a management fee equal to 1.25% of the aggregate NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly in arrears. No management fee will be paid with respect to Class E shares or Class E units of our Operating Partnership. The management fee is allocated on a class-specific basis and borne by all holders of the applicable class.
Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $49 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per share of our Class S, Class T, Class D and Class I shares remains constant at $10.00 and before giving effect to any shares issued under our distribution reinvestment plan.
Actual amounts of out-of-pocket expenses paid by our Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In calculating the management fee, we use the aggregate NAV of the applicable share class and the NAV of the applicable class of Operating Partnership units not held by us before giving effect to monthly accruals for the management fee, the performance participation allocation, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (ii) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management — The Advisory Agreement —  Management Fee, Performance Participation and Expense Reimbursements.”
Our Adviser will advance on our behalf certain of our general and administrative expenses through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering, at which point

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

we will reimburse our Adviser for all such advanced expenses ratably over the 60 months following such date. As of December 31, 2024, the Adviser has advanced $3,418,373 for certain general and administrative expenses.
Our Adviser waived its management fee for the first six full calendar months following March 19, 2024, the date on which we broke escrow for this offering.
The management fee may be paid, at our Adviser’s election, in cash, Class E shares or Class E units of our Operating Partnership. If our Adviser elects to receive any portion of its management fee in our Class E shares or Class E units of our Operating Partnership, we may be obligated to repurchase such Class E shares or Class E units from our Adviser at a later date. Such repurchases will be outside our share repurchase plan and thus will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The Operating Partnership will repurchase any such Class E units for Class E shares of our common stock or cash (at our Adviser’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E units will be repurchased for Class E shares of our common stock.
The Advisory Agreement provides that with respect to any Class E shares of our common stock paid as a management fee (or received upon conversion of Class E units paid as a management fee), within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our Adviser for the shares received as payment for the management fee (or received upon conversion of Class E units paid as a management fee), with terms mutually agreeable to us and our Adviser. This obligation survives the termination of the Advisory Agreement.

Performance Participation Allocation — The Special Limited Partner	So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly. The performance participation allocation will accrue on a class-specific basis. Because the portion of the Total	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Return attributable to Class E units of the Operating Partnership will be excluded from all performance participation calculations, no portion of the allocation will accrue to Class E shares or Class E units of the Operating Partnership.
Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)
all distributions accrued or paid (without duplication) on the Class T units, Class S units, Class D units, Class I units, Class A-I units and Class A-II units of the Operating Partnership (collectively referred to as, the “Performance Participation OP Units”) outstanding at the end of such period since the beginning of the then-current calendar year plus

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

(ii)
the change in aggregate NAV of the Performance Participation OP Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and (z) applicable distribution fee expenses related to the Performance Participation OP Units (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of the Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

calculated before giving effect to any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and applicable distribution fee expenses related to the Performance Participation OP Units. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in “Loss Carryforward Amount” below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High-Water Mark.”
The Special Limited Partner will also be allocated a performance participation with respect to all

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Performance Participation OP Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
Distributions on the performance participation interest may be distributable in cash or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E units, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership to repurchase such Class E units at a later date.
Holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate net asset value of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases of our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares of our common stock as of the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under our share repurchase plan. Further, if we determine to repurchase fewer shares under our share repurchase plan than have been requested in any particular month, or none at all, then corresponding limitations (including pro rations) will apply to the repurchase of Class E units issued in connection with distributions on the performance participation interest. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction and such repurchases of Class E units for shares of our Class E common stock will not be subject to the limitations above.
Our Operating Partnership’s partnership agreement provides that with respect to any Class E shares of our common stock held by the Special Limited Partner or its affiliates that were issued (or are issuable) upon exchange of Class E units issued in connection with the performance participation interest, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner for these shares, with terms mutually agreeable to us and the Special Limited Partner.
For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement — Special Limited Partner Interest.”

Property Management Fees — an affiliate of our Adviser	We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management services for most, if not all, of the properties we acquire. Property management	Actual amounts are dependent upon the specific market and type of property acquired; we cannot determine these amounts at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
fees and expense reimbursements for property management services will be at or below market rates for the specific market and type of property acquired.
Leasing Fees and Commissions — an affiliate of our Adviser	We have retained, and expect to retain in the future, an affiliate of our Adviser to provide leasing services for most, if not all, of the properties we acquire. Leasing commissions and expense reimbursements for leasing services will be at or below market rates for the specific market and type of property acquired.	Actual amounts are dependent upon the specific market and type of property acquired; we cannot determine these amounts at the present time.
Development and Construction Fees — an affiliate of our Adviser	We may retain an affiliate of our Adviser to provide development and construction services for certain properties we acquire. Development and construction fees and expense reimbursements for these services will be at or below market rates for the particular project and specific market.	Actual amounts are dependent upon usual and customary development and construction fees for the particular project in the specific market; we cannot determine these amounts at the present time.
Fees from Other Services — an affiliate of our Adviser	We retain certain of our Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. Our Adviser’s affiliates may charge fees and expenses to us for the provision of such services. Our Operating Partnership may also issue equity	Actual amounts depend on to what extent affiliates of our Adviser are actually engaged to perform such services.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to our Adviser’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors — Risks Related to Conflicts of Interest — Our Adviser will engage consultants, advisors and service providers on our behalf.”
Commencing four fiscal quarters after March 20, 2024, our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if the affiliated-transactions committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the affiliated-transactions committee. For purposes of these limits:
•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management — The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursements.”
Q:
What are your policies related to conflicts of interests with EQT Real Estate and its affiliates?

A:   To ameliorate the risks created by conflicts of interest, we have created an affiliated-transactions committee of our board of directors composed of all of our independent directors. This committee is responsible for reviewing and approving transactions with affiliates, including purchases and sales with related parties, reviewing and approving the renewal or amendment of our advisory agreement and conducting the annual evaluation of our advisor’s performance. Our affiliated-transactions committee may retain its own legal and financial advisors at our expense.
Additionally, our charter contains a number of restrictions related to conflicts of interest. For more information, see “Will your investment guidelines overlap with the objectives or guidelines of any of EQT Real Estate’s affiliates, and do any EQT Real Estate affiliates receive priority with respect to certain investments?” above and “Conflicts of Interest — Certain Conflict Resolution Measures.”
Q:
Are there any limitations on the level of ownership of shares?

A:   Our charter contains restrictions on the number of shares any one person or group may own. Specifically, our charter will not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption from these limits (prospectively or retroactively) by our board of directors. These limits may be further reduced if our board of directors waives these limits for certain holders. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors — Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.
Q:
Are there any ERISA considerations in connection with an investment in our shares?

A:   The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors — Retirement Plan Risks” and “Certain ERISA Considerations.”
Q:
Are there any Investment Company Act of 1940 considerations?

A:   We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:
•
under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate related securities directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other EQT Real Estate Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and (except as noted below) our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. Except as noted below, we expect that our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.
In addition, (except as noted below) we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our operations and such subsidiaries’ operations such that neither we nor they will be required to register as an investment company under the Investment Company Act.
If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we or the applicable subsidiary may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We may also use a subsidiary to hold real estate related securities as a cash management or liquidity strategy before investing in longer-term real estate assets or to provide funds to satisfy repurchase requests under our share repurchase plan. If so, such subsidiary may have to rely on the private investment company exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The full value of our interest in such subsidiary (after taking into account any subsidiary-specific debt) would be treated as an investment security for purposes of determining our compliance with the 40% test.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company

Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to This Offering and Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”
Q:
What is the impact of being an “emerging growth company”?

A:   We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:
•
have an auditor attestation report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•
disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.
Q:
When will I get my detailed tax information?

A:   In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:
Who can help answer my questions?

A:   If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial professional or our transfer agent:
EQT Real Estate
PO Box 219415
Kansas City, MO 64121-9415
Overnight Address:
EQT Real Estate
430 W 7th Street Suite 219415
Kansas City, MO 64105-1407
Toll Free Number: (833) 280-9523

RISK FACTORS
An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent all known risks and uncertainties that we believe are material to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to This Offering and Our Organizational Structure
We have a limited operating history, and there is no assurance that we will be able to achieve our investment objectives.
EQT Exeter Real Estate Income Trust, Inc. is a newly formed entity with a limited operating history. We may not be able to achieve our investment objectives. As of the date of this prospectus, we have acquired four properties. We cannot assure you that the past experiences of our Adviser or its affiliates will be sufficient to allow us to achieve our investment objectives. As a result, an investment in our shares of common stock entails more risk than the shares of common stock of a REIT with a substantial operating history.
This is a blind-pool offering, and thus you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate related securities that we may acquire in the future, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate related securities. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of our Adviser to select suitable and successful investment opportunities. Furthermore, our Adviser has broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.
There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, the repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares repurchased within one year of the date of issuance will be repurchased at 98% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases — Early Repurchase Deduction.”
Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases of Class T, Class S, Class D, Class I, Class E, Class A-I and Class A-II shares

(including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock, if any, but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar month, to no more than 2% of our aggregate NAV (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV attributable to stockholders at the end of the immediately preceding three months).
EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction.
Shares held by our Adviser acquired as payment of our Adviser’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the Early Repurchase Deduction, and will not be included in the calculation of our aggregate NAV for purposes of the 2% monthly or 5% quarterly limitations on repurchases. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.
In addition, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for our shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under the share repurchase plan. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction.
Our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest. Our board of directors will not terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases — Repurchase Limitations.”
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting the U.S. economy, such as the general negative performance of the real estate sector or market volatility (as a result of uncertainties regarding actual and potential shifts in U.S. and foreign policies on trade and other fiscal, monetary and regulatory policies, including with respect to treaties and tariffs, inflationary pressures or higher interest rates, the actual or perceived instability in the U.S. banking system, ongoing hostilities between Russia and Ukraine and between Israel and Hamas and the international community’s response thereto and other geopolitical events affecting the financing markets generally), may be prolonged and severe and could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. If we decide to satisfy all or a large amount of repurchase requests, our cash flow and liquidity could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.
Our Adviser manages our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations.
Our board of directors has approved very broad investment guidelines that delegate to our Adviser the authority to execute acquisitions and dispositions of real estate and real estate related securities on our behalf, in each case so long as such investments are consistent with our board-approved investment guidelines and our charter. Our board of directors will review our investment guidelines on an annual basis (or more often as it deems appropriate) and review our investment portfolio periodically. Transactions entered into on our behalf by our Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous public offering, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. Pending investment, we may hold large amounts of cash in money market accounts or similar temporary investments, which are subject to the management fee.
It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common stock or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.
This offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
We may change our investment and operational policies without stockholder consent.
Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors has approved very broad investment guidelines with which we must comply, but these guidelines provide our Adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition. We will notify stockholders of any material change to our investment and operational policies by disclosing such changes in a public filing such as a supplement to the prospectus, a current report on Form 8-K and/or a periodic report on Form 10-Q or Form 10-K, as appropriate.
The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. We have a limited operating history, and we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:
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our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

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our inability to generate sufficient income from our investments;

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high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

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defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Adviser elects to receive its management fee in Class E shares or Class E units, the extent to which the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from our offerings and the performance of our investments. Funding distributions from the sale of or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements will result in us having less funds available to acquire properties or other real estate related securities. As a result, the return you realize on your investment may be reduced. Funding distributions from such sources may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including the fees of our Adviser or distributions to the Special Limited Partner if so requested by them) with shares of our common stock or Operating Partnership units in order to preserve cash flow for the payment of distributions and thereby indirectly support distribution payments. Such temporary deferral or waiver of expenses, which are subject to reimbursement to our Adviser, may have a smoothing effect on our NAV and our distribution rate. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. Further, we may repurchase shares or redeem Operating Partnership units from our Adviser or the Special Limited Partner shortly after issuing such shares or units as compensation. The payment of expenses in shares of our common stock or with Operating Partnership units will dilute your ownership interest in our portfolio of assets. Except as discussed in “Management — Adviser Support,” there is no guarantee any of our operating expenses will be deferred and our Adviser and Special Limited Partner are under no obligation to receive future fees or distributions in shares of our common stock or Operating Partnership units and may elect to receive such amounts in cash.
Purchases and repurchases of shares of our common stock are generally made based on the prior month’s NAV per share of our common stock.
Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share.
Valuations and appraisals of our real estate and real estate related securities are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our monthly NAV, our properties will generally initially be valued at cost, which we expect to represent fair value at that time. Each property will then be valued by an independent third-party appraisal firm within the first three full months after acquisition and no less frequently than annually thereafter. Additionally, each month after the initial third-party appraisal, our Independent Valuation Advisor will provide a restricted appraisal report for any real property that was not the subject of a third-party appraisal report during that month. All appraisals are reviewed by our Adviser, and our Independent Valuation Advisor will review all annual independent third-party appraisals as described below. We expect our Adviser to calculate the fair value of our other assets and liabilities, though our Adviser may retain additional third parties to assist with our valuations of certain investments. Investments in real estate related securities with readily available market quotations will be valued monthly at fair market value. Certain investments in real estate related securities are unlikely to have market quotations. Each such investment will generally initially be valued at the acquisition price and then be valued by our Adviser within the first three full months after we invest in such investment and no less than quarterly thereafter. Additionally, our Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. For more information regarding our valuation process, see “Net Asset Value Calculation and Valuation Guidelines.”
In conducting their investigations and analyses, our Independent Valuation Advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Adviser, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our Independent Valuation Advisor and other independent third-party appraisal firms may review information supplied or otherwise made available by us or our Adviser for reasonableness, they will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party, and will not undertake any duty or responsibility to verify independently any of such information. Our Independent Valuation Advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of our Adviser. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our Adviser and the Dealer Manager to the extent such valuations prove not to reflect accurately the realizable value of our assets. Even if our valuation estimates are accurate when made, because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
Our Adviser’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports reviewed by our Independent Valuation Advisor, restricted appraisal reports for any real property that was not the subject of a third-party appraisal report during that month provided by our Independent Valuation Advisor, to the extent available monthly valuations of investments in real estate related securities based on readily available market quotations and quarterly valuations of our real estate related securities for which market prices are not readily available provided by our Adviser, each in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. Our Adviser will review appraisal reports and monitor our properties and real estate related securities, and is responsible for notifying the Independent Valuation Advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate related securities or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either stockholders whose shares we repurchase, or stockholders who buy new shares.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by our Adviser and State Street Bank and Trust Company to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish our NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of our Adviser’s management fee and the Special Limited Partner’s performance participation interest. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
If we quickly raise a substantial amount of capital, we may have difficulty investing it in a timely manner.
If we quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable investments on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to generate returns and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to invest the net proceeds of this offering promptly, our results of operations and financial condition may be adversely affected.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our Company and our stockholders under Maryland law and our charter in connection with their management of our Company. At the same time, we, as general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and to its partners may come into conflict with the duties of our directors and officers to our Company and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.
Additionally, to the extent permitted by our charter, the partnership agreement expressly limits our liability, and provides for our indemnification, by providing that we and our officers, directors, employees and designees will not be liable to, and will be indemnified by, our Operating Partnership for losses of any nature unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty or constituted willful misconduct or gross negligence; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. For a discussion of the indemnification provisions of our charter, see “Management — Limited Liability and Indemnification of Directors, Officers, our Adviser and Others.”
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
Payments to our Adviser or the Special Limited Partner in the form of common stock or Operating Partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.
Our Adviser or the Special Limited Partner may choose to receive our common stock or Operating Partnership units in lieu of certain fees or distributions. The holders of all Operating Partnership units are entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the Operating Partnership units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances the Operating Partnership units held by our Adviser or held in connection with distributions on the performance participation interest are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. Repurchases of our shares or Operating Partnership units from our Adviser paid to our Adviser as a management fee are not subject to the monthly and quarterly volume limitations or the Early Repurchase Deduction, and such repurchases receive priority over other shares being put for repurchase during such period. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.
In addition, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in the share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for our shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under the share repurchase plan. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction.
The Dealer Manager has a limited operating history. The Dealer Manager may not be able to build and maintain a network of licensed broker-dealers, which failure could have a material adverse effect on our business and this offering.
We have retained the Dealer Manager, an affiliate of our Adviser, to conduct this offering. The Dealer Manager has a limited operating history, and this offering is the first offering conducted by the Dealer Manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of the Dealer Manager to build and maintain a network of licensed securities broker-dealers to sell our shares to their clients. If the Dealer Manager is not successful in establishing, operating and managing a sufficient network of selected dealers to distribute shares in this offering, our ability to raise proceeds through this offering will be limited and our investment strategy may be adversely affected. In addition, the Dealer Manager serves as a broker-dealer for other issuers that are our affiliates and may do so in the future. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between this offering and such other or future offerings, which could adversely affect our ability to raise proceeds through this offering and implement our investment strategy. Further, the selected dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.
You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and our Adviser or the Dealer Manager, we may incur additional fees and expenses.
Because our Adviser and the Dealer Manager are affiliates of EQT, our Sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. If any situation arises in which our interests are in conflict with those of our Adviser, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.
Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:
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staggering the board of directors into three classes;

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requiring a two-thirds vote of stockholders to remove directors;

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providing that only the board of directors can fix the size of the board;

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providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.
We will not elect to be subject to any provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”) if doing so would adversely affect the rights, preferences and privileges of stockholders unless such election would be of no force or effect following a vote of the stockholders to ratify such election if such vote failed to garner the approval of a majority of the outstanding shares entitled to vote on the matter. We will use our best efforts to hold such stockholders’ meeting as soon as possible following such election but may adjourn or postpone the meeting to solicit additional votes if at the time of such adjournment or postponement a majority of the shares represented by proxy have indicated support for such election.
Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which he would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:
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80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

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two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum price (as defined in the MGCL) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including our Adviser, the Dealer Manager and EQT, from the provisions of this law, provided that such business combination is first approved by our board of directors; however, our board may revoke this exemption at any time.
Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.
Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter generally limits the personal liability of our directors and officers for monetary damages subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), and Maryland law. Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors or officers, or our Adviser and its affiliates, for any liability or loss suffered by them or hold our directors or officers, our Adviser and its affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Adviser and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders. See “Management — Limited Liability and Indemnification of Directors, Officers, our Adviser and Others.”
Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.
Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 2,300,000,000 shares of capital stock, of which 2,200,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class T shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class D shares, 500,000,000 shares are classified as Class I shares, 100,000,000 shares are classified as Class E shares, 50,000,000 are classified as Class A-I shares and 50,000,000 are classified as Class A-II shares, and 100,000,000 shares are classified as preferred stock, of which 220 shares are classified as Class A shares. In addition to this offering, we have and may in the future issue additional shares in private offerings and have and may in the future issue Operating Partnership units to holders other than us. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue additional shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock or units in our Operating Partnership upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire, or (5) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. In addition, we may be obligated to issue shares of our common stock or units in our Operating Partnership to our Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we will hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after your purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any issuance of units in our Operating Partnership could result in the issuance of a corresponding number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders. Certain units in our Operating Partnership may have different and preferential rights to the terms of the common Operating Partnership units which correspond to the common stock held by our stockholders.
The net tangible book value of your shares will be substantially below the price you pay for them. As a result, on acquiring shares, you will experience immediate dilution in the net tangible book value of your shares, thus increasing the risk of a loss on your investment.
Net tangible book value per share is a rough approximation of value. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe will reflect our net asset value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. As of December 31, 2024, the net tangible book value per share of our common stock was $9.40. The net tangible book value per share of our common stock as of December 31, 2024 is calculated by dividing our net tangible book value as of that date, which represents total assets less total liabilities and the liquidation preference of any outstanding preferred stock, by the sum of (i) the total number of shares of our common stock outstanding and (ii) the total number of Operating Partnership units held by persons other than us as of December 31, 2024.
We have incurred substantial organization and offering expenses. Although our Adviser has agreed to pay these costs on our behalf through March 19, 2026, we must reimburse our Adviser for them over a five-year period, subject to a cap. Although the net asset value of our shares will only be affected by this liability as it is paid, the net tangible book value of our shares is a GAAP figure and must reflect the full amount of the liability as of March 19, 2024, which is the date on which we broke escrow for this offering, and thereafter, as incurred. Additionally, our Adviser will advance on our behalf certain of our general and administrative expenses through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, which is the second anniversary of the date on which we broke escrow in this offering, at which point we will reimburse our Adviser for all such advanced expenses ratably over the 60 months following such date. Although the net asset value of our shares will only be affected by this liability as it is paid, under GAAP the net tangible book value of shares must reflect this liability as of the date on which we broke escrow for the offering, and thereafter, as incurred. As a result, the net tangible book value of your shares will be less than the amount you paid for them. Moreover, purchasers of Class T, S and D shares have to pay an upfront commission for their shares, further widening the spread between your purchase price and the net tangible book value of your shares. As a result, you will experience immediate dilution in the net tangible book value of your investment.
Further, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Funding distributions from sources other than our cash flow from operations may further dilute the net tangible book value of your shares. See “We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources.”
These factors increase the risk of loss on your investment.
Our bylaws designate the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our Company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the MGCL to authorize the adoption of such provisions. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by our Adviser and we do not directly compensate our executive officers, or reimburse our Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary — Are there any Investment Company Act of 1940 considerations?”
A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.
We depend on our Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on our Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, our Adviser will not be liable for losses incurred due to the occurrence of any such errors.
We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by our Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.

We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.
Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:
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sudden electrical or telecommunications outages;

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natural disasters such as earthquakes, tornadoes and hurricanes;

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disease pandemics;

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events arising from local or larger scale political or social matters, including terrorist acts and war; and

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cyber incidents.

In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.
These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our securities and our ability to pay distributions to our stockholders.
Compliance with the SEC’s Regulation Best Interest by selected dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.
Broker-dealers are required to comply with Regulation Best Interest, which, among other requirements, establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest may negatively impact whether selected dealers and their associated persons recommend this offering to certain retail customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors under the care obligation of Regulation Best Interest, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. As a result, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers choose alternatives to our shares, many of which likely exist, such as an investment in listed entities, which may be a reasonable alternative to an investment in us as such investments may feature characteristics like lower cost, nominal or no commissions at the time of initial purchase, less complexity and lesser or different risks, our ability to raise capital will be adversely affected. If Regulation Best Interest reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, financial condition and operating results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. As our reliance on technology has increased, so have the risks posed to our information and operation systems, both internal and those provided by our Adviser and third-party service providers. Our Adviser may not be able to verify the risks or reliability of such third-party systems. The failure of one or more systems or the inability of such systems to satisfy our growing business could have a material adverse effect on us. Our Adviser and these third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.
We will face risks associated with hedging transactions.
We may utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and our Adviser may not be able to hedge against, or anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “General Risks Related to Investments in Real Estate Related Securities — We may invest in derivatives, which involve numerous risks” below.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
We are subject to risks generally attributable to the ownership of real property, including:
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changes in global, national, regional or local economic, demographic or capital market conditions (including as a result of uncertainties regarding actual and potential shifts in U.S. and foreign policies on trade and other fiscal, monetary and regulatory policies, including with respect to treaties and tariffs, ongoing hostilities between Russia and Ukraine and between Israel and Hamas and the international community’s response thereto and other geopolitical events affecting the financing markets generally);

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future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

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risk of property obsolescence;

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changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

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increased competition for properties targeted by our investment strategy;

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bankruptcies, financial difficulties or lease defaults by our tenants, particularly for tenants with net leases for large properties;

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inflation;

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increasing or sustained elevated interest rates and lack of availability of financing; and

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changes in government rules, regulations and fiscal policies, including changes in tax laws and increases in property taxes, changes in zoning laws, climate-change initiatives, limitations on rental rates and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.
The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities, interest rates and inflation may affect our investment opportunities and the value of our investments. Our Adviser’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on our Adviser’s businesses and operations.
A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.
Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. For example, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. The occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.
For example, as a result of the 2008 financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or property improvements. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund property improvements, reducing the cash available to pay distributions or satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.
The current ongoing conflicts between Russia and Ukraine and between Israel and Hamas and the international community’s response thereto have resulted in rising geopolitical tensions. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, such conflicts may exacerbate normal risks associated with the performance of our investments.
Currently, market uncertainty and volatility are heightened for a variety of reasons, including as a result of uncertainties regarding actual and potential shifts in U.S. and foreign policies on trade and other fiscal, monetary and regulatory policies, such as with respect to treaties and tariffs. The U.S. government has imposed, and may in the future impose, tariffs on certain foreign goods, including steel and aluminum, or on goods from particular countries. Some foreign governments have imposed, or may in the future impose, retaliatory tariffs on certain U.S. goods. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect our performance.
The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our tenants have a commercial relationship could adversely affect, among other things, our or our tenant’s ability to access deposits or borrow from financial institutions on favorable terms.

Certain countries have been susceptible to epidemics and pandemics, such as the novel coronavirus, known as COVID-19. The outbreak of such epidemics or pandemics, and the uncertainties and disruptions resulting therefrom, have had and may in the future have a negative impact on the economy and business activity globally (including in the markets in which we expect to invest), and thereby could adversely affect the performance of our future investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to us and the performance of our investments. These epidemics or pandemics could have particularly adverse impacts on certain industries and may also have particular negative effects on certain regions in which we may invest.
Inflation may adversely affect our financial condition and results of operations.
While the United States inflation rate eased somewhat in 2024, inflation remains elevated, and it remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Rising or sustained periods of elevated inflation could have an adverse impact on our operating costs, including any floating rate mortgages and credit facilities, property operating expenses and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our rents, where applicable.
In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows and/or our ability to satisfy our debt service obligations or to pay distributions on our common stock could be materially adversely affected.
We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our income, performance, operations and ability to pay distributions.
Rental income from real property constitutes a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations, performance and our ability to pay distributions.
Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy, and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.
Similarly, certain types of properties we may invest in, such as industrial warehouses, may be leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business and other properties may be operated by a single operator. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on our business and financial results. As a result, such tenants or operators may be required to suspend operations at our properties for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate our properties, we may not be able to enter into a new lease or operating arrangement for such properties promptly, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or we may be required to make capital improvements to such properties for a new tenant or operator, any of which could adversely impact our operating results.
As of December 31, 2024, we had a concentration of credit risk with respect to our leases with Amazon.com Services LLC and Shoals Technologies Group, LLC.
As of December 31, 2024, our leases with Amazon.com Services LLC represent approximately 70% of our portfolio’s annualized base rent and our lease with Shoals Technologies Group, LLC represents approximately 18% of our portfolio’s annualized base rent. The obligations of Amazon.com Services LLC under its leases with us are guaranteed by its parent, Amazon.com, Inc. (“Amazon”). The obligations of Shoals Technologies Group, LLC under its lease with us are guaranteed by its parent, Shoals Technologies Group, Inc. (“Shoals”). Due to this concentration of credit risk, sufficiently adverse developments with respect to Amazon’s or Shoals’ business such that their respective subsidiaries could not honor their lease obligations or such that Amazon or Shoals could not honor their respective guarantees would adversely affect our results of operations and financial condition and the value of your investment in us could decline substantially.
Our portfolio may be concentrated in a limited number of industries, geographies or investments.
Our portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. Concentration of our investments in a particular type of asset or geography makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.
We face risks associated with property acquisitions.
We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:
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we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

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we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

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acquired properties may fail to perform as expected;

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acquired properties may be located in markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

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we may be unable to integrate new acquisitions efficiently, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-oriented real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate, and there is no guarantee that any renovation or repositioning will be successful or that the actual costs will not be greater than our estimates.
Competition for investment opportunities may reduce our profitability and the return on your investment.
We face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by our Adviser and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities in accordance with our Adviser’s policies and procedures. Some of these entities, including other REITs, have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us, increase the bargaining power of property owners seeking to sell or cause us to pay more for an investment than we otherwise would. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate related securities. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
We may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We may also share the acquisition of large portfolios of properties with our affiliates, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. It may also be difficult for our Adviser to analyze each property thoroughly in a large portfolio, increasing the risk that properties do not perform as anticipated. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

We may incur “dead deal costs” in connection with potential acquisitions.
We may incur costs in connection with potential acquisitions that ultimately are not acquired. For example, we may enter into contracts with non-refundable deposits to acquire certain properties. The amount deposited, if any, may be surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Additionally, we may incur due diligence and other costs when considering whether to acquire an asset, and such costs will not be reduced if the transaction fails to close. Any unreturned deposits, due diligence costs and other “dead deal costs” will reduce the amount of cash available for further investments or distributions to our stockholders.
In our due diligence review of potential investments, we will rely on third-party consultants and advisors and representations made by sellers of potential properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.
Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, sustainability, real property, regulatory and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties will be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our Adviser’s reduced control of the functions that are outsourced. In the due diligence process and making an assessment regarding a potential investment, our Adviser will rely on the resources available to it, including information provided by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large portfolio investments. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk-management procedures described in this prospectus, will achieve their desired effect, and potential investors should regard an investment in us as being speculative and having a high degree of risk.
There can be no assurance that our Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions during the due diligence phase or during our efforts to monitor and disclose information about any investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.
When conducting due diligence and making an assessment regarding an investment, our Adviser will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that our Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the property, even activities that occurred prior to our investment therein, could have an adverse impact on us.
In the event of fraud by the seller of any property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such property. We will rely upon the accuracy and completeness of representations made by sellers of properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.
In addition, we will rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we may believe such information to be accurate, such information cannot be independently verified by our Adviser, and in some cases such information may not be independently reviewed or audited while under our ownership or control or at all. We cannot assure you that the financial statements or metrics of properties we will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.
Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.
Investment analyses and decisions by our Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Adviser at the time of making an investment decision may be limited, and our Adviser may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that our Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, our Adviser may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation and/or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties.
We will face risks in effecting operating improvements.
In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at properties entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.
We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.
Because real estate investments are relatively illiquid, it could be difficult for us to sell one or more of our properties promptly on favorable terms. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.
Investments in real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.
The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damages theories, including tort claims, for losses associated with latent defects or other problems not uncovered in due diligence.
We may make a substantial amount of joint venture investments, including with affiliates of our Adviser. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.
We may make joint venture investments with third parties and, subject to the requirements in our charter, co-invest in the future with affiliates of our Adviser or third parties in partnerships or other entities that own real properties. We may enter into joint ventures as part of an acquisition with the seller of the properties. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.
In addition, in connection with any investments in which we participate alongside any Other EQT Real Estate Accounts, our Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other EQT Real Estate Account. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other EQT Real Estate Accounts.
If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest will typically be determined by negotiations between us and our joint venture partner, and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason, or if our interest is subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates of our Adviser may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote payments, beyond their equity investment, which would reduce the amount of our economic interest.
Some additional risks and conflicts related to our joint venture investments (including joint venture investments with affiliates of our Adviser) include:
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The joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture.

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Our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us.

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Tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests.

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The joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours.

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Under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of our Adviser.

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Under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we could be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so.

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Our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

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Under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital.

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Under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit.

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The joint venture partner could have a right of first refusal, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
We may be subject to expenses and liabilities related to employees of certain portfolio companies owned by us.
We may acquire portfolio companies with employees and thereby become subject to expenses and liabilities related to such employees. These expenses and liabilities could include compensation, overhead and other administrative costs, as well as potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. We may also be subject to other operational risks from such employees, including cybersecurity risks or as a result of employee error or malfeasance. In addition, we may encounter unforeseen costs and expenses associated with acquiring such portfolio companies and such expenses may have an adverse effect on our results of operations.
If we rely on any third-party management companies to operate any of our properties or third-party leasing agents to lease vacancies in any of our properties, we may be exposed to greater risks.
Although we currently expect that affiliates of our Adviser will provide property management and leasing services for the properties we acquire, it is possible that from time to time we may engage third-party management companies to manage certain of our properties or third-party leasing agents to lease vacancies in certain properties. These management companies may be our partners in joint ventures that we enter into. These management companies will have significant decision-making authority with respect to the properties they are engaged to manage. To the extent that we engage third-party property managers, our ability and our Adviser’s ability to direct and control how our properties are managed on a day-to-day basis may be limited. Any adversity experienced by, or problems in our relationship with, any third-party management companies or third-party leasing agents we engage could adversely impact the operation and profitability of our properties.

We may be unable to renew leases as leases expire.
We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to renew or enter into new leases promptly, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties that would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or relet space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.
We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.
Our properties may be leased at below-market rates under long-term leases.
We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates (including, for example, as a result of increased inflation), or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.
Short-term leases expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.
To the extent we invest in any properties with short-term leases, such as multifamily residential properties, we may suffer losses if market rents decline. Thus, our ability to make distributions to you may be less certain than if we were to buy real estate with longer lease terms.
Certain of our real estate investments may not include title to the underlying land, exposing us to greater risks.
We have invested in an industrial property that is subject to a ground lease, and we may from time to time in the future invest in real properties without acquiring title to the underlying land. This means that while we would have a right to use the property, we would not hold fee title to the underlying land. Accordingly, we would have no economic interest in the land or, in many instances the improvements located on the land, at the expiration of the ground lease, easement or permit. As the remaining term of a ground lease gets shorter, the prospect of expiration of the ground lease can result in a discount in its value and difficulty in subleasing the property. In addition, a default by us under the ground lease or easement could cause a termination of the ground lease or easement, which may adversely impact our investment performance. Finally, there are complexities associated with financing a ground leasehold or easement interest.
Our properties may face significant competition.
We may face significant competition from owners, operators and developers of properties. Many of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties.
We may experience material losses or damage related to our properties and such losses may not be covered by insurance.
We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties under policies our Adviser deems appropriate. Our Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. If the climate continues to warm, we expect the frequency and impact of weather-related events and conditions will increase as well. As a result, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or our Adviser.
We could become subject to liability for environmental violations, regardless of whether we caused such violations.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes or petroleum products on, under, from or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, property damage or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land and/or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets and investments. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. We may also provide such an indemnity to a purchaser of a property, which could adversely affect the profitability of any such disposition. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.
We may be exposed to the risks of investing in industrial properties.
Although owners of industrial properties are not generally required to expend substantial amounts for general capital improvements, tenant improvements or reletting costs, various other factors may affect the returns from this type of property in addition to the risks generally applicable to real estate, including, among other things, the design and adaptability of the property and the degree to which it is generally functional for industrial purposes, the proximity to highways and other means for the transportation of goods, the number and diversity of tenants among businesses or industries and the cost of converting a previously adapted space to general use. An industrial property may be more likely to have one or only a few tenants, which increases the risk that a decline in their operations or their particular business or industry segments may adversely affect the returns from the property. Additionally, a property designed for a particular use or function may be difficult to relet to another tenant or may become functionally obsolete compared to other properties. Particular uses of industrial properties may increase their risk of environmental problems. In addition, because of unique construction requirements of many industrial properties, many vacant industrial property spaces may not be easily converted to other uses. Thus, if the operations of any industrial property become unprofitable, the liquidation value of that industrial property may be substantially less than would be the case if the industrial property were readily adaptable to other uses.
Certain of our industrial property investments may be special use and/or build-to-suit and may be difficult to sell or relet upon tenant defaults or lease terminations.
Certain of our industrial property investments may include special use and/or build-to-suit properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets, and this illiquidity will limit our ability to change our portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant, finance the property or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or relet our industrial properties and adversely affect our results of operations at such properties.
Industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.
Fluctuations in manufacturing activity in the United States may adversely affect industrial tenants and therefore the demand for and profitability of any industrial properties we acquire. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of industrial tenants and the demand for and profitability of any industrial properties we acquire.
Investments in industrial properties may be more dependent on economic activity and trade regulation than other real estate sectors.
We expect to make investments in industrial properties. The demand for industrial space in the U.S. is more strongly dependent on economic activity and trade regulation than other real estate sectors. For example, customers of industrial properties operate in industries including e-commerce, traditional retail, third-party logistics, warehousing and manufacturing, all of which may be adversely impacted by recently enacted and proposed changes to U.S. foreign trade policies, including tariffs and other impositions on imported goods, trade sanctions imposed on certain countries, the limitation on the importation of certain types of goods or of goods containing certain materials from other countries and other policies. Our performance may be more dependent on economic activity and trade regulation than that of real estate companies that do not invest in industrial properties.
We may be adversely affected by trends in the office real estate industry.
Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders. We may also be negatively impacted by competition from other short-term office or shared space leasing companies.
We may invest in office properties, and the value of any such investment may change based on the diversification of the tenant base, location of the property and other factors.
A number of factors may affect the value of office properties, including, among other things, diversification of the tenant base, the location, appearance, amenities and other physical attributes of the properties, and competition from other office properties. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive, or may require substantial capital investment to upgrade facilities in order to be competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect are increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.
We may invest in medical office buildings, which may not have efficient alternative uses, so the loss of a tenant may cause us to not be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
We may seek to acquire healthcare-related assets that may only be suitable for similar healthcare-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses.
The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure, failure to obtain licensure or other industry developments could result in the inability of the tenants in any healthcare-related assets we acquire from being able to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Tenants in the healthcare industry generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs and relationships with physicians and other referral sources. Changes in these laws and regulations or the tenants’ failure to comply with these laws and regulations could negatively affect the ability of these tenants to make lease payments to us. Many healthcare properties and their tenants may require a license or certificate of need (“CON”) to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect the ability of the tenants in any healthcare-related assets we acquire to make rent payments to us. We cannot predict the impact of state CON laws or similar laws on any investments we make in medical facilities or the operations of tenants of those assets. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of healthcare properties. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively impact tenants’ abilities to make lease payments to us.
The healthcare industry currently is experiencing rapid regulatory changes and uncertainty; changes in the demand for and methods of delivering healthcare services; changes in third-party reimbursement policies; expansion of insurance providers into patient care; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by governmental authorities. These factors may adversely affect the economic performance of some or all of the tenants in any healthcare-related assets we acquire and, in turn, our performance.
Any investments in life sciences properties may be subject to unique risks.
Life science properties and their tenants may be subject to a number of unique risks. The occurrence of any could adversely affect our results of operations and financial condition. In particular, life science tenants may be subject to a number of risks unique to their industry, including (a) high levels of regulation including increasing government price controls and other healthcare cost containment measures, (b) failures in the safety and efficacy of their products, (c) significant funding requirements for product research and development, and (d) changes in technology, patent expiration, and intellectual property protection. These risks may adversely affect their ability to make rental payments to us or satisfy their other lease obligations and consequently may materially adversely affect property revenue and valuation.
In addition, improvements to life science properties are typically more costly than improvements to traditional office space or other property types. Many life science properties generally contain infrastructure improvements that are significantly more costly than improvements to other property types. Typical improvements include (a) reinforced concrete floors, (b) upgraded roof loading capacity, (c) increased floor-to-ceiling heights, (d) heavy-duty HVAC systems, (e) enhanced environmental control technology, (f) significantly upgraded electrical, gas, and plumbing infrastructure, and (g) laboratory benches.
Further, life sciences tenants may engage in research and development activities that involve controlled use of hazardous materials, chemicals, and biological and radioactive compounds. In the event of contamination or injury from the use of these hazardous materials, we could be held liable for damages that result. This liability could exceed our resources and any recovery available through any applicable insurance coverage, which could adversely affect our ability to make distributions to our stockholders. Together with our tenants, we must comply with federal, state, and local laws and regulations governing the use, manufacture, storage, handling, and disposal of hazardous materials and waste products. Failure to comply with these laws and regulations, or changes thereto, could adversely affect our business or our tenants’ businesses and their ability to make rental payments to us.
We have invested and expect to continue to invest in commercial properties subject to net leases, which could subject us to losses.
We have invested and expect to continue to invest in commercial properties subject to net leases. Typically, net leases require the tenants to pay substantially all of the operating costs associated with the properties. As a result, the value of, and income from, investments in commercial properties subject to net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the net leases.

We have invested and expect to continue to invest in commercial properties subject to net leases that are occupied by a single tenant. The success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.
In addition, net leases typically have longer lease terms, and thus there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.
Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) or the Fair Housing Amendment Act of 1988 (the “FHAA”) may affect cash available for distributions.
Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.
The multifamily residential properties in which we may invest must comply with the FHAA, which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.
Rent control and other changes in applicable laws, or noncompliance with applicable laws, could adversely affect our multifamily residential properties.
Lower revenue growth or significant unanticipated expenditures may result from changes in rent control or rent stabilization laws or other residential landlord/tenant laws. Municipalities may implement, consider or be urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions that could limit our ability to raise rents based on market conditions. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating multifamily housing, as well as any lawsuits against us arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations may limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating costs and could make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with investments in residential properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from such properties.
Increased levels of unemployment could adversely affect the occupancy and rental rates of any residential properties we acquire.
Increased levels of unemployment in residential markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, residential occupancy and rental rates have historically been adversely affected by:

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oversupply or reduced demand for apartment homes;

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rental residents deciding to share rental units and therefore rent fewer units;

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potential residents moving back into family homes or delaying leaving family homes;

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a reduced demand for higher-rent units;

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a decline in household formation;

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persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

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rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents sufficiently to offset increases in operating costs;

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the inability or unwillingness of residents to pay rent increases; and

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increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.
We may not be able to attract desirable tenants for our residential properties and may have difficulty evicting defaulting tenants.
Our success with residential rentals will depend, in large part, upon our ability to attract and retain qualified tenants for our residential properties. If we are unable to attract quality tenants our rental revenues will be adversely affected. If certain of our tenants cease paying rent, we may be unable or unwilling to evict such tenants due to legal, regulatory or practical concerns and, as a result, may be unable to enter into a new lease for the applicable unit or property, resulting in lost revenue. In addition, our efforts to evict residential tenants may result in litigation, resulting in increased expenses and potential liability for our residential properties.
The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or may not be obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.
We may be exposed to third party liability, which can reduce the performance of any associated investment.
The actions or omissions of any third party operator, employee, guest or resident of our properties may involve criminal or civil liability, which could result in liability to us as owners of such properties, loss of or restrictions on required licenses, fines, litigation, reputational impact and other matters that may adversely affect our performance.
Risks related to the development of properties may have an adverse effect on our results of operations and returns to our stockholders.
We may invest in properties on which developments or improvements are to be constructed or completed. As such, we may be subject to the risks associated with development and construction activities including the following:

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long periods of time may elapse between the commencement and the completion of our projects;

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our original estimates may not be accurate and our actual construction and development costs may exceed those estimates;

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the level of interest of potential tenants for a recently launched development may be low;

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construction materials and equipment may be unavailable or cost more than expected due to changes in supply and demand;

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construction and sales may not be completed on time, resulting in a cost increase;

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we may not be able to acquire or we may pay too much for the land we acquire for new developments or properties;

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we may be unable to obtain construction financing for development activities on favorable terms, including but not limited to interest rates, term and/or loan-to-value ratios, or at all, which could cause us to delay or even abandon potential developments;

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labor may be in limited availability;

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we may abandon development opportunities that we have already begun to explore, and we may fail to recover expenses already incurred in connection with exploring such development opportunities;

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availability and timely receipt of zoning, occupancy and other regulatory approvals and required governmental permits and authorizations; and

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changes in tax, real estate and zoning laws may be unfavorable to us.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us, weather and labor conditions. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.
Delays in the development and construction of properties may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.
If we experience delays in the development of our real properties, it could adversely affect your return. When properties are acquired prior to the start of construction or during the early stages of construction, it may take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and our ability to pay distributions to you could suffer. If we are delayed in the completion of any such construction project, our tenants may have the right to terminate preconstruction leases for space at such newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of these factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly-constructed projects. Furthermore, the price we agree to pay for a property will be based on our projections of rental income and expenses and estimates of the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.
Certain of our investments may have additional capital requirements.
Certain of our investments, including those that may be in a development phase, are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, and such financings may be only available at an unfavorable rate at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s lifecycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such property in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such property’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond our control. There can be no assurance that we will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.
Technological or other innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.
In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. For example, our office properties may be affected by competition from shared office spaces (including co-working environments) and our warehouse industrial properties may be affected if supply chains evolve in a way that decreases the need for traditional warehousing. Any of these new approaches could damage our investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of investments. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not be foreseeable at the time we make the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.
We could be negatively impacted by the condition of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and by changes in government support for multifamily housing.
Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities to finance certain multifamily investments. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:
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make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

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hinder our ability to refinance any completed multifamily assets;

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decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

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require us to obtain other sources of debt capital with potentially different terms.

General Risks Related to Investments in Real Estate Related Securities
Investments in real estate debt securities are subject to risks including various credit risks and early redemption features, which may materially adversely affect our results of operations and financial condition.
The debt securities and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt securities are also subject to other creditor risks, including (i) the possibility that the debt will be uncollectible on account of applicable bankruptcy or similar laws affecting the enforcement of creditors’ rights, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions, which could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated, or reinvesting in a new obligation at a lower return to us.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers and real estate collateral relating to our investments and may include economic and market fluctuations, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of tenants, changes in building, environmental, zoning and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war (including the ongoing hostilities between Russia and Ukraine and between Israel and Hamas), changes in the demand for or real estate values generally and other factors that are beyond the control of our Adviser. Such changes may develop rapidly, and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments, which could cause rapid and large fluctuations in the values of such investments. Recent concerns about the real estate market, interest rates, inflation, energy costs, treaties and tariffs and geopolitical issues have contributed to increased volatility and uncertainty in the markets. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.
Our Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the global financial crisis of 2008 and 2009, which has resulted in a modification to certain loan structures and market terms.

For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.
The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or debt interest in any issuer that is unable to meet its debt payment obligations, such equity or debt interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “— We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.
Our debt investments will face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower-yielding investments, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. Increases in interest rates could negatively impact the price of debt instruments and could adversely affect the value of any debt investments we make and the NAV per share of our common stock.
Reinvestment risk could affect the price for our shares or their overall returns.
Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s then-current earnings rate. A decline in income could affect the NAV of our shares or their overall returns.
Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.
Although it is generally anticipated that our investments in real estate related securities will focus primarily on non-distressed real estate (based on our belief that there is a high likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate debt instruments that we believe are available to purchase at “discounted” rates or “undervalued”

prices. Purchasing real estate debt at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default or that the market for such interests will improve. In addition, the market conditions for real estate debt investments may deteriorate further, which could have an adverse effect on the performance of our investments.
During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that our Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.
These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial writedown of the principal of such investment and other concessions, which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.
Under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that our Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on an investment, we will be subject to the risks associated with owning and operating real estate.
We may invest in subordinated debt, which is subject to greater credit risk than senior debt.
We may from time to time invest in debt instruments, including junior tranches of CMBS, that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including CMBS) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including CMBS), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults before, the holders of other more senior tranches of debt instruments with respect to such issuer.
Certain risks associated with CMBS may adversely affect our results of operations and financial condition.
We may invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk-retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time may include assets or properties owned directly or indirectly by one or more Other EQT Real Estate Accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. See also the risks described below in “— The CMBS in which we may invest are subject to all of the risks of the underlying commercial mortgage loans.”
Mortgage-backed securities may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted-average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.
The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk-retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.
Concentrated CMBS investments may pose specific risks beyond the control of our Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool, such as single-asset, single-borrower CMBS. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of our Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
There are certain risks associated with the insolvency of obligations backing CMBS and other investments.
The real estate loans backing CMBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the CMBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
There are certain risks associated with CMBS interest shortfalls.
Our CMBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the CMBS interest holders. Interest shortfalls to the CMBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a CMBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the CMBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to CMBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in an CMBS trust until the servicer’s claim is satisfied.
The CMBS in which we may invest are subject to all of the risks of the underlying commercial mortgage loans.
Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in CMBS, either when investigating a potential investment or after making an investment, as compared to investments in direct real estate.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates increase with respect to the pool or tranche of CMBS in which we invest, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right, other than customary recourse carveouts, to assets beyond collateral attached to the commercial mortgage loan.
Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected, which could adversely affect our results of operation and financial condition. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without our Adviser’s consent.
We may depend on the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to address issues or concerns with the underlying loans promptly. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. Although servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may find it necessary or desirable to foreclose on certain of the CMBS we acquire, and the foreclosure process may be lengthy and expensive.
We may find it necessary or desirable to foreclose on certain of the CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests, may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Our investments in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, will be subject to default and other risks, which may adversely affect our results of operations and financial condition.
Our investments in RMBS are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States, but the issuing agency or instrumentality has the right to borrow to meet its obligations from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.
We will face risks related to our investments in collateralized debt obligations.
We may also invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. For CLOs, the cash flows from the trust are split into two or more portions, called tranches. CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities, and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments, (ii) the quality of the collateral may decline in value or default, (iii) the possibility that we may invest in CDOs that are subordinate to other classes and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate related businesses.
We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed- or variable-rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.
Our investments in real estate related corporate credit will be subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.
We may invest in structured products or similar products that may include structural and legal risks.
We may invest from time to time in structured products, including pools of mortgages, loans and other real estate related securities. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We may invest in high-yield debt, which is subject to more risk than higher-rated securities.
Debt instruments that are, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by our Adviser to be of comparable quality are commonly referred to as “high-yield” securities.
Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher-quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.

High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment-grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high-yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.
The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high-yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for investment-grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly, and we may have greater difficulty selling our portfolio securities. We will be more dependent on our Adviser’s research and analysis when investing in high-yield securities.
We may invest in equity securities of real estate owners, which is subordinate to any indebtedness of such owners.
We may invest from time to time in non-controlling preferred equity positions, common equity and other equity securities issued by real estate companies. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in equity securities issued by real estate companies will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related equity securities are subject to their own operating and other expenses and may be subject to a management fee and performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate related equity securities generally invest in real estate or real estate related securities and are subject to the inherent risks associated with real estate discussed in “— General Risks Related to Investments in Real Estate.”
We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.
REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.
REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses. When we invest in REITs, we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock.

REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
Investing in certain REITs and real estate related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate related companies may have limited financial resources, and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
We may invest in derivatives, which involve numerous risks.
We may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.
The ability to successfully use derivative investments depends on the ability of our Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, our Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

We may face risks associated with short sales.
Our use of short sales for investment and/or risk management purposes subjects us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.
Our short selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, the SEC, FINRA or other regulations relating to short selling may restrict our ability to engage in short selling.
We may make open market purchases or invest in traded securities.
We have the ability to invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because our Adviser may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation compliance requirements that could materially adversely affect our business, results of operations and financial condition.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit entering into hedging transactions that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
Risks Related to Debt Financing
We incur mortgage indebtedness and other borrowings, which increases our financial risks, could hinder our ability to make distributions and could decrease the value of your investment.
The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio after our ramp-up period is approximately 50% to 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our real estate related securities portfolio. See “Investment Objectives and Strategies — Borrowing Policies.” We may exceed our target leverage ratio, particularly during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than would be the case if our properties were owned with a smaller amount of debt.
We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee. A foreclosure may also have substantial adverse tax consequences for us.
Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties exposes us to greater market risks and higher current expenses.
Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
Our results of operations, financial condition and business may be impacted by our ability to secure bank credit facilities (including term loans and revolving facilities) and derivative instruments, in addition to transaction or asset specific funding arrangements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:
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general economic or market conditions;

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the market’s view of the quality of our assets;

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the market’s perception of our growth potential; and

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our current and potential future earnings and cash distributions.

We may need to periodically access the capital markets to, among other things, raise cash to fund new investments. Unfavorable economic conditions or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain financing on favorable terms or at all.
We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.
In certain cases, financings for our properties may be recourse to us.
Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. Financing arrangements with respect to our investments will generally require “bad boy” guarantees from us and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. Although our Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees.
If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We may seek to obtain lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock. There can be no assurances that we will be able to borrow under or maintain our lines of credit or obtain additional lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby.
Increasing or sustained elevated interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.
Interest we pay on our loan obligations will reduce cash available for distributions. We may obtain variable rate loans, and as a result, increases in interest rates or sustained elevated interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any indebtedness that we may incur.
The volatility of the credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise and investor demand for high-yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect stockholder returns.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
Subject to any limitations required to qualify and maintain our qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.
We may enter into loans with cross-collateralization provisions, which may heighten the risk of a default on any particular loan and increase the risk of a loss in the value of your investment in us.
We may enter into loans with cross-collateralization provisions that provide that a default under any obligation of a certain dollar threshold or more by us constitutes a default under the loan. If any of our future investments are foreclosed upon due to a default, our ability to pay distributions may be limited, which would have an adverse effect on your investment in us.

Risks Related to our Relationship with our Adviser
We depend on our Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with our Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, our Adviser in the acquisition and management of our investments, and our corporate operations. Our Adviser may suffer adverse financial or operational problems in connection with its business and activities unrelated to us and over which we have no control. Should our Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives.
The termination or replacement of our Adviser could trigger a repayment event under a mortgage loan for a property or a credit agreement governing a line of credit.
Lenders may request provisions in mortgage loan documentation that would make the termination or replacement of our Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. The termination or replacement of our Adviser could also trigger repayment of outstanding amounts under credit agreements that may govern lines of credit that we may obtain. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.
Our Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our Adviser, each of whom would be difficult to replace. There is increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals. Although certain senior executives of our Adviser are covered under key man insurance and/or employment agreements, there can be no assurance that such professionals will continue to be associated with us or our Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. If any of these persons were to cease their association with our Adviser, our operating results could suffer. Our future success depends, in large part, upon our Adviser’s ability to attract and retain highly skilled managerial, operational, investment and marketing professionals. If our Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
We do not own the EQT Exeter name, but we may use it as part of our corporate name pursuant to a trademark license agreement with our Sponsor. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
We have entered into a trademark license agreement (“Trademark License Agreement”), with our Sponsor (the “Licensor”), pursuant to which it grants us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “EQT Exeter Real Estate Income Trust, Inc.” and the EQT EXETER trademark. The Trademark License Agreement grants us the right to use the EQT EXETER trademark for a term that continues in perpetuity unless termination occurs pursuant to the terms of the agreement. The parties may terminate the Trademark License Agreement by mutual agreement at any time. Licensor may terminate the Trademark License Agreement at any time upon 90 days’ written notice, or upon 15 days’ written notice if Licensor deems it necessary in order to settle any claim of infringement, unfair competition or similar claim, against Licensor and/or us, arising out of the use of the marks. Licensor may terminate the Trademark License Agreement if we materially breach any provisions of the agreement, provided that we shall have 30 days after receiving written notice from Licensor to cure such breach, and if we have not accomplished such cure to Licensor’s satisfaction, then in Licensor’s reasonable discretion, Licensor may terminate the agreement immediately upon further written notice to us. Licensor may immediately terminate the Trademark License Agreement in the event of our voluntary or involuntary insolvency, bankruptcy or liquidation of assets, without need for notice of termination. Licensor may immediately terminate the Trademark License Agreement in the event that the Advisory Agreement expires or is terminated. Licensor and its affiliates will retain the right to continue using the EQT EXETER trademark. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the EQT EXETER trademark to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, our Adviser or others. Furthermore, in the event that the Trademark License Agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.
Risks Related to Conflicts of Interest
We pay our Adviser, the Dealer Manager and their affiliates fees, which could lead to conflicts of interest.
Our Adviser, the Dealer Manager and their affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. Such fees could influence our Adviser’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our directors. Among other matters, these compensation arrangements could affect their judgment with respect to:
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the continuation, renewal or enforcement of our agreements with our Adviser and its affiliates, including the Advisory Agreement, the Dealer Manager Agreement, property management and leasing agreements, and development and construction agreements;

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equity offerings by us, including using our securities to acquire portfolios or other companies, which would entitle our Adviser to additional management fees, which are based on our aggregate NAV irrespective of stockholder returns;

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the recommendation of higher-yielding but riskier investments, which may be encouraged by the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share;

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recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Advisor or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our Adviser, the Special Limited Partner’s performance participation interest and the fees we pay the Dealer Manager are based on our NAV;

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redemptions, which have the effect of reducing management fees payable to our Adviser;

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asset sales, which have the effect of reducing management fees if the proceeds are distributed to our stockholders rather than reinvested; and

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whether we engage affiliates of our Adviser for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us.

These conflicts of interest may not be resolved in our favor.
Our Adviser and its affiliates have interests in other programs or accounts sponsored, advised or managed by our Adviser or its affiliates, which gives rise to conflicts of interest.
Our Adviser and its affiliates sponsor, advise or manage Other EQT Real Estate Accounts. All of our executive officers and our affiliated directors are also officers, directors, managers and/or key professionals of and/or holders of direct or indirect interests in (i) our Adviser, (ii) other affiliated investment advisers that are the sponsor, adviser or manager of Other EQT Real Estate Accounts, or (iii) Other EQT Real Estate Accounts. Our Adviser and its affiliates have legal and financial obligations with respect to Other EQT Real Estate Accounts sponsored, advised or managed by them. In the future, our Adviser and its affiliates are expected to sponsor, advise and manage Other EQT Real Estate Accounts.
Conflicts of interest may arise between us and the current and future Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates, including with respect to:
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the allocation of investment opportunities among Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates (see “— Certain Other EQT Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities” below);
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the allocation of personnel and time among Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates;

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the acquisition of assets from, or the sale of assets to, Other EQT Real Estate Accounts; and

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competition from Other EQT Real Estate Accounts for tenants when leasing a property, for purchasers when selling an asset or for service providers.

These conflicts of interest could result in decisions that are less favorable to us than they otherwise would be.
Certain Other EQT Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities.
We rely on our Adviser to present investment opportunities to us. Our Adviser and its affiliates also sponsor, advise and manage Other EQT Real Estate Accounts. While our Adviser believes our investment objectives, guidelines and strategy are generally distinct from Other EQT Real Estate Accounts, there will be overlap of real property and real estate related securities investment opportunities with certain Other EQT Real Estate Accounts that are actively investing and similar overlap with future Other EQT Real Estate Accounts. This overlap could create conflicts of interest, which our Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.
With respect to Other EQT Real Estate Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities will be allocated among us and one or more Other EQT Real Estate Accounts in accordance with our Adviser’s prevailing policies and procedures on a basis that our Adviser and its affiliates determine to be fair and reasonable in their sole discretion, subject to the following considerations: (i) any applicable investment objectives of ours and such Other EQT Real Estate Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other EQT Real Estate Accounts (e.g., a joint venture between us and an Other EQT Real Estate Account must be approved by a majority of our directors (including a majority of our independent directors) as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) maintaining structuring and financing flexibility, (v) legal, tax, accounting and regulatory considerations, (vi) any other requirements or considerations set forth in the governing documents of any Other EQT Real Estate Account and (vii) other considerations deemed relevant by our Adviser and its affiliates (including, without limitation, qualifying and maintaining our qualification as a REIT and our ability to avoid registration as an investment company under the Investment Company Act).
Currently, Other EQT Real Estate Accounts invest in “core+” real estate assets in the United States (which are generally substantially stabilized assets, but typically with shorter lease durations and higher return targets than we will target), with a focus on major U.S. markets. Additionally, in the future, our Adviser may launch Other EQT Real Estate Accounts that will focus on industrial, office and multi-family investments in major U.S. markets (collectively, the current and future accounts with similar investment strategies, the “Private Core+ Accounts”).
Our Adviser believes there likely will be limited overlap of investment opportunities for us and the Private Core+ Accounts because of our primary investment objective of providing current income. Further, the Private Core+ Accounts are structured in finite life closed-end vehicles that are intended to aggregate portfolios for sale once value has been achieved through improved operations at the asset level. Accordingly, the success of the Private Core+ Accounts are determined more by equity appreciation than our primary objective of providing less volatile risk-adjusted returns driven by current income.

To the extent an investment satisfies the investment objectives of us and the Private Core+ Accounts on the same terms, such investment will be allocated in accordance with our Adviser’s prevailing policies and procedures described above (including maintaining our ability to avoid registration as an investment company under the Investment Company Act). To the extent we acquire properties through joint ventures with Other EQT Real Estate Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other EQT Real Estate Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture.
Furthermore, certain of the Other EQT Real Estate Accounts that invest in “value-add” real estate and real estate related assets in the United States (which often are undermanaged assets and with higher potential for equity appreciation) have priority over us with respect to such investment opportunities (together with future accounts with similar investment strategies, the “Select Value-Add EQT Real Estate Accounts”). As of December 31, 2024, there is one Select Value-Add EQT Real Estate Account currently investing in real estate in the United States. No Other EQT Real Estate Accounts other than the Select Value-Add EQT Real Estate Account has priority over us with respect to investment opportunities.
Our Adviser and its affiliates will calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other EQT Real Estate Accounts. The amounts and forms of leverage utilized for investments will also be determined by our Adviser and its affiliates in their sole discretion, subject to the limitations of our charter and oversight of our board of directors. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Our Adviser is entitled to amend its policies and procedures at any time without prior notice or our consent.
Our Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which our Adviser is ultimately responsible for determining.
We (and, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership) will pay our Adviser a management fee based on our NAV, excluding the NAV of the Class E shares and Class E units which are not subject to the management fee. In addition, the Special Limited Partner, an affiliate of our Adviser, is entitled to receive distributions on its performance participation interest in the Operating Partnership based on the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV, excluding the distributions and NAV attributable to the Class E units which are not subject to the performance participation. Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Adviser. Other components of our NAV will also be based on the subjective judgments of personnel of our Adviser. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Adviser and the distributions payable to the Special Limited Partner.
Our Adviser and its employees and affiliates may invest for their own accounts.
Our Adviser and its employees and affiliates may engage in investment activities for their personal accounts, which may involve the purchase and sale of securities that are the same as, but in different concentrations or effectuated at different times and prices than, those purchased or sold by us. However, since entering into new or augmented positions of most publicly traded equity and debt securities (and options, futures and derivatives thereon) is generally prohibited under our Adviser’s Code of Ethics, the aforementioned activities would generally only occur when there is a sale of a security that was either entered into prior to an employee’s start date or previously pre-approved prior to the date when the policy that effected the prohibition was implemented. In addition, they may also involve the purchase and sale of securities that are different from those purchased by us. Additionally, our Adviser’s principals, employees and other affiliates may engage in limited investment activities, which may from time to time involve passive investments in companies or funds that may have dealings with our Adviser.

Our Adviser may come into possession of information that may restrict our trading ability and that may not be provided to us.
Our Adviser is a global institutional real estate operator and investment fund manager that manages multiple investment strategies for Other EQT Real Estate Accounts. As part of its investment advisory activities, our Adviser and its affiliates sometimes come into possession of material non-public or price-sensitive information regarding other issuers, including both public and private companies, information that it will be prohibited from using for our benefit. This may occur, for example, if our Adviser obtains material, non-public information or enters into a nondisclosure agreement if it is contemplating a transaction in furtherance of certain investment strategies. Our Adviser may therefore be precluded from effecting transactions in issuers for our account as a result of the receipt of confidential or material, non-public information in furtherance of strategies on behalf of Other EQT Real Estate Accounts.
The financial or other benefits received by our Adviser from us may be less than such benefits received by our Adviser from Other EQT Real Estate Accounts.
A conflict of interest arises where the financial or other benefits available to our Adviser or its affiliates differ among the programs and accounts that it manages. If the amount or structure of the management fee, the Special Limited Partner’s performance participation interest and/or our Adviser’s or its affiliates’ compensation differs among programs and accounts (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), our Adviser or its affiliates might be motivated to help certain programs or accounts over others. Similarly, the desire to maintain assets under management or to enhance our Adviser’s performance record or to derive other rewards, financial or otherwise, could influence our Adviser or its affiliates in affording preferential treatment to those programs or accounts that could most significantly benefit our Adviser or its affiliates. Our Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor certain programs or accounts. Additionally, our Adviser, our Sponsor or their affiliates might be motivated to favor other programs or accounts in which they have ownership interests. If an investment professional at our Adviser or its affiliates does not personally hold an investment in us but holds investments in other EQT Real Estate-affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.
The fees we pay in connection with our offerings and the agreements we enter into with our Adviser, the Dealer Manager and their affiliates will not be determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to our Adviser, the Special Limited Partner and the Dealer Manager for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among our Adviser, the Dealer Manager and their affiliates and us will not be negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Operating Partnership’s partnership agreement, the Dealer Manager Agreement, property management and leasing agreements, development and construction agreements and any property-related corporate services and other agreements we may enter into with affiliates of our Adviser from time to time.
Our Adviser’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce our Adviser and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.
We (and, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership) will pay our Adviser a management fee based on our NAV, excluding the NAV of the Class E shares and Class E units which are not subject to the management fee, regardless of the performance of our portfolio. We are required to pay our Adviser a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period. Our Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, our Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV.
The Special Limited Partner, an affiliate of our Adviser, is entitled to receive distributions on its performance participation interest in the Operating Partnership based on the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV, excluding the distributions and NAV attributable to the Class E units which are not subject to the performance participation. The existence of the Special Limited Partner’s performance participation interest in our Operating Partnership may create an incentive for our Adviser to recommend riskier or more speculative investments or to recommend us to use more leverage than it otherwise would. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the Special Limited Partner may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.
Our Adviser will consider client and other relationships and the reputation of our Adviser in managing us.
Our Adviser has long-term relationships with many significant participants in the real estate and related financial markets, including institutional investors, tenants, lenders and government agencies. Some of these parties may directly or indirectly compete with us for investment opportunities. Institutional investors with which our Adviser has longstanding relationships may invest in other investment funds or real estate assets. Our Adviser considers these relationships in its management of us. In this regard, there may be certain investment opportunities or certain investment strategies that our Adviser does not undertake on our behalf in view of these relationships or refers to clients instead of referring to us. Our Adviser’s advice and actions, with respect to any of its clients or proprietary accounts, may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to us. Because of different objectives or other factors, a particular investment may be bought or sold by our Adviser or its investment funds, clients or the employees of our Adviser at a time when another one of these persons or entities is selling or purchasing such investment. Further, because of the importance of our Adviser’s reputation, our Adviser may or may not take certain actions in order to protect or preserve such reputation. Our Adviser’s consideration of these and other related factors give rise to various conflicts of interest, which may not be resolved in our favor.
We may sell or purchase assets to or from our Adviser and its affiliates, and the conflicts of interest inherent in such transactions could result in terms that are less favorable to us than they would be if the transactions were not with a related party.
We may sell or purchase assets to or from our Adviser and its affiliates. Although such transactions will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction, there is still a risk that the conflicts of interest inherent in such transactions could result in terms that are less favorable to us than they would be if the transactions were not with a related party. This risk is heightened on account of our directors’ reliance, at least in part, on our Adviser and its affiliates for information regarding the proposed and alternative transactions. The possibility of such related-party transactions makes an investment in our shares more speculative than it otherwise would be.
Our Adviser will engage consultants, advisors and service providers on our behalf.
Our Adviser and entities affiliated with our Adviser will provide certain accounting, administrative and other services to us, and may charge expenses to us for the provision of such services by their internal staff that will be in addition to the management fee payable by us to our Adviser. Please see “Management — The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursements” and “Compensation” for further details.
Individual consultants or advisors (some of whom may be former employees of our Adviser) may be engaged by our Adviser on our behalf to provide consulting or advisory services to us. These consultants or advisors may not work exclusively for our Adviser or us. Compensation paid to these consultants or advisors for consulting/advisory services is generally borne by us, is not offset against the management fee paid to our Adviser and may include an annual fee and a discretionary performance-related bonus.
Our Adviser, on behalf of us and our investments, expects to engage service providers (including attorneys and consultants), some of which may also provide services to our Adviser and other programs or accounts managed by our Adviser or its affiliates. In addition, certain service providers to our Adviser, us and our investments may also be affiliates of our Adviser. These service providers may have business, financial, or other relationships with our Adviser or its employees, which may influence our Adviser’s selection of these service providers for us or our investments.
Our Adviser’s personnel work on other projects and conflicts may arise in the allocation of personnel and personnel time between us and other projects.
Our Adviser and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. However, our Adviser’s personnel, including members of the advisory committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist other programs and accounts, including other programs and accounts to be developed in the future. Time spent on these other initiatives diverts attention from our activities, which could negatively impact us. Furthermore, our Adviser and our Adviser’s personnel derive financial benefit from these other activities, including fees and performance-based compensation. Our Adviser’s personnel share in the fees and performance-based compensation generated by other programs and accounts. These and other factors create conflicts of interest in the allocation of time by such personnel.
Our Adviser may have interests in recommending that we invest alongside Other EQT Real Estate Accounts and such interests could cause us to make acquisitions that we otherwise would not make.
Our Adviser and its affiliates may become aware of investment opportunities that are too big for us or any Other EQT Real Estate Account to take on individually but which we and Other EQT Real Estate Accounts could acquire collectively. Our Adviser may have incentives to recommend that we invest in such an opportunity even if it would not be in our best interest in order that the Other EQT Real Estate Accounts not miss out on the opportunity and in order that our Adviser and its affiliates not miss out on the opportunity for higher fee income. The existence of Other EQT Real Estate Accounts and the possibility of investments alongside them, therefore, increases the risk that we may participate in an acquisition that is not in our best interest.
Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of our Adviser or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person expressly and solely in his or her capacity as one of our directors or officers. As a result, our potential investment opportunities may be reduced.
Our Adviser will receive various kinds of information and data from us, which it may use without benefit to us.
Our Adviser will receive or obtain various kinds of data and information from us, Other EQT Real Estate Accounts and portfolio companies, including data and information relating to business operations, trends, budgets, customers and other metrics, some of which is sometimes referred to as “big data.” Our Adviser may enter into arrangements regarding information sharing and use with us, Other EQT Real Estate Accounts, portfolio companies, related parties and service providers which will give our Adviser access to (and rights regarding) data that it would not otherwise obtain in the ordinary course. Although our Adviser believes that these activities improve our Adviser’s investment management activities on our behalf and on behalf of Other EQT Real Estate Accounts, information obtained from us also provides material benefits to our Adviser or Other EQT Real Estate Accounts without compensation or other benefit accruing to us or our stockholders.
Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, and regulatory limitations on the use of material nonpublic information, our Adviser will generally be free to use data and information from our activities to assist in the pursuit of our Adviser’s various other activities, including to trade for the benefit of our Adviser or an Other EQT Real Estate Account.
The sharing and use of “big data” and other information presents potential conflicts of interest, and any benefits received by our Adviser or its personnel (including fees, costs and expenses) will not offset our Adviser’s management fee or otherwise be shared with investors. As a result, our Adviser has an incentive to pursue investments that generate data and information that can be utilized in a manner that benefits our Adviser or Other EQT Real Estate Accounts.
We may be subject to potential conflicts of interest as a consequence of family relationships that our Adviser’s employees have with other real estate professionals.
Certain personnel and other professionals of our Adviser may have family members or relatives that are actively involved in industries and sectors in which we invest or may have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described herein) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets that are actual or potential investments of ours or our other counterparties and properties. Moreover, in certain instances, we may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, we will not be precluded from undertaking any of these investment activities or transactions.
Other potential or actual conflicts of interest may arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Our Adviser has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of our Adviser and the affiliates, partners, members, shareholders, officers, directors and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. There can be no assurance that our board of directors or our Adviser will identify or resolve all conflicts of interest in a manner that is favorable to us.
In addition to the risks related to conflicts of interests in this section, see “— Risks Related to This Offering and Our Organizational Structure — The Dealer Manager has a limited operating history. Our Dealer Manager may not be able to build and maintain a network of licensed broker-dealers, which failure could have a material adverse effect on our business and this offering” and “— Risks Related to This Offering and Our Organizational Structure — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and our Adviser or the Dealer Manager, we may incur additional fees and expenses.”
Risks Related to our REIT Status and Certain Other Tax Items
If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.
We intend to elect to be taxed as a real estate investment trust (“REIT”) under the Code, commencing with the taxable year ended December 31, 2024. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, we may fail to meet various compliance requirements, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:
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we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

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any resulting tax liability could be substantial and could have a material adverse effect on our book value;

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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

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we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

To qualify and maintain our qualification as a REIT, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To qualify and maintain our qualification as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.
Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To qualify and maintain our qualification as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify and maintain our qualification as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of our assets may be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and qualify and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could reduce our income and amounts available for distribution to our stockholders.
Our charter does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors.
For us to qualify and maintain our qualification as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our charter prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our outstanding common stock, or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding capital stock of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding common stock or our capital stock by a person could cause another person to constructively own in excess of 9.9% of our outstanding common stock or our capital stock, respectively, and thus violate the Ownership Limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this Ownership Limit in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the Ownership Limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of our charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.
The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of directors’ power to increase the ownership limit or grant further exemptions in the future.
Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. Final Treasury regulations effective April 25, 2024 (the “Final Regulations”) modify the existing prior tax guidance relating to the manner in which we determine whether we are a domestically controlled REIT. These regulations provide a look through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or domestic “C” corporations owned 50% or more directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” and “international organizations” as foreign persons for this purpose. The look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a REIT for a period of up to ten years if the REIT is able to satisfy certain requirements during that time, including not undergoing a significant change in its ownership and not acquiring a significant amount of new USRPIs, in each case since April 24, 2024, the date the Final Regulations were issued. If a REIT fails to satisfy such requirements during the ten-year period, the look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date of such failure. We cannot predict when we will commence being subject to such look-through rule in the Final Regulations and we may not be able to satisfy the applicable requirements for the duration of the ten-year period. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including a redemption) would be subject to tax under FIRPTA, unless (i) our shares of common stock were “regularly traded” on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. However, it is not anticipated that our common stock will be “regularly traded” on an established market. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of Our Common Stock — Sales of Our Common Stock.”
A non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common stock. In addition, a repurchase of our common stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders of Our Common Stock — Distributions” and “— Repurchases of our Common Stock.”
We seek to act in the best interests of our Company as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile and place of business, with respect to the purchase, ownership and disposition of shares of our common stock.
We may incur tax liabilities that would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.
Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. However, under the Tax Cuts and Jobs Act, through 2025, and subject to certain limitations and holding-period requirements, taxpayers that are individuals, trusts or estates may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders of Our Common Stock — Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.
We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock.
Additional changes to the tax laws are likely to continue to occur. We anticipate that legislative and regulatory changes, including tax reform, may be likely in the 119th Congress, which convened in January 2025. We cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. The impact of tax reform on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
If our Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
We may not be able to recoup the costs associated with increased property taxes, which would adversely affect our performance and the value of your investment in us.
We may be responsible for paying real property taxes applicable to properties owned by us. The property taxes may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We may be unable to recoup such increased costs, which could have a material adverse effect on our operations and the value of your investment.
Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs or Keogh plans. If you are investing the assets of any such benefit plans in our common stock, you should satisfy yourself that:
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the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

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the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

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the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

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the investment will not impair the liquidity of the trust, plan or IRA;

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the investment will not produce “unrelated business taxable income” for the plan or IRA;

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our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

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the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are Covered Plans (as defined below), (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and Section 4975 of the Code, (ii) our management, as well as various providers of fiduciary or other services to us (including our Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code, and (iii) the fiduciaries of stockholders that are Covered Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
Under ERISA and the Plan Assets Regulation, generally when a Covered Plan acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” within the meaning of the Plan Assets Regulation (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. The Plan Assets Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.
The definition of an “operating company” in the Plan Assets Regulation includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Assets Regulation includes an entity that qualifies as a “real estate operating company” (“REOC”). An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
In order to prevent the application of ERISA to our company, we may seek to qualify as either a VCOC or a REOC. In order to qualify as a VCOC we must make our first investment in an operating company, which may include an investment in a REOC, and with respect to which we retain the right to substantially participate in management activities. In addition, to maintain our status as a VCOC, during each subsequent annual valuation period at least 50% of our assets valued at cost much be invested in operating companies with respect to which we retain the direct right to participate in management or development activities and we must have exercised our participation rights with respect to at least one qualifying investment. In order to qualify as a REOC we must make our first investment in real estate, which is managed or developed, and with respect to which we retain the direct right to participate in management and development activities. To maintain our status as a REOC, during each subsequent annual valuation period at least 50% of our assets valued at cost much be invested in real estate which is managed or developed and with respect to which we retain the direct right to participate in management or development activities. If we fail to make a proper first investment or fail to meet the test during any subsequent annual valuation period, we will fail to qualify as a VCOC or REOC, as applicable, and our assets could be considered plan assets subject to the requirements of ERISA unless another exception applies. During any period in which we cannot qualify or either cannot or choose not to continue to qualify as either a VCOC or REOC, we may seek to avoid the application of ERISA pursuant to the 25% Test or the publicly offered securities exemptions from the application of ERISA.
For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA). Our decision to comply with the 25% Test may result in limiting the availability of our securities with respect to benefit plan investors and/or require the redemption of securities held by benefit plan investors in order to avoid the application of ERISA.
We will not be an investment company under the Investment Company Act.
Under the Plan Assets Regulation, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Covered Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”), or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “Covered Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any Covered Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS
The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $4,000,000,000 and no shares under our distribution reinvestment plan. The tables assume that 5% of our gross offering proceeds are from the sale of Class T shares, 50% of our gross offering proceeds are from the sale of Class S shares, 10% of our gross offering proceeds are from the sale of Class D shares and 35% of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. The following tables do not include Class E shares, Class A-I shares or Class A-II shares of our common stock or Class E units of the Operating Partnership or other classes of shares of our common stock or units of the Operating Partnership units we determine to offer in separate private transactions.
We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.
The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class T, Class S and Class D shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of or repayment of our assets, borrowings, offering proceeds, the deferral of fees and expense reimbursements or other sources to fund distributions to our stockholders.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.
	Maximum Offering of $200,000,000
Gross Proceeds(1)	$200,000,000	100.0%
Upfront Selling Commissions and Dealer Manager Fees(2)	6,763,285	3.4%
Organization and Offering Expenses(3)	972,575	0.5%
Net Proceeds Available for Investment	$192,264,140	96.1%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.
	Maximum Offering of $2,000,000,000
Gross Proceeds(1)	$2,000,000,000	100.0%
Upfront Selling Commissions(2)	67,632,850	3.4%
Organization and Offering Expenses(3)	9,725,750	0.5%
Net Proceeds Available for Investment	$1,922,641,400	96.1%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.
	Maximum Offering of $400,000,000
Gross Proceeds(1)	$400,000,000	100.0%
Upfront Selling Commissions(2)	5,911,330	1.5%
Organization and Offering Expenses(3)	1,945,150	0.5%
Net Proceeds Available for Investment	$392,143,520	98.0%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.
	Maximum Offering of $1,400,000,000
Gross Proceeds(1)	$1,400,000,000	100.0%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	6,808,025	0.5%
Net Proceeds Available for Investment	$1,393,191,975	99.5%

(1)
Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, selected dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
The table assumes that 5% of our gross offering proceeds are from the sale of Class T shares, 50% of our gross offering proceeds are from the sale of Class S shares, 10% of our gross offering proceeds are from the sale of Class D shares and 35% of our gross offering proceeds are from the sale of Class I shares. For Class T shares, includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price, however, such amounts may vary at certain selected dealers provided that the sum will not exceed 3.5% of the transaction price. For Class S shares, includes upfront selling commissions of 3.5% of the transaction price. For Class D shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions and dealer manager fees expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5%. We will also pay the following selling commissions over time as distribution fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. The distribution fees are selling commissions paid over time. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from sources other than cash flow from operating activities. See “Plan of Distribution — Underwriting Compensation —  Upfront Selling Commissions and Dealer Manager Fees” and “Compensation — Distribution fees.”

(3)
Our Adviser has agreed to advance all of our organization and offering expenses on our behalf through March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering. We will reimburse our Adviser for such advanced expenses ratably over the 60 months following March 19, 2026. We will reimburse our Adviser for any subsequent organization and offering expenses it incurs on our behalf as and when incurred. The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated dealer manager expenses reimbursable by us. See “Compensation — Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.
In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, distribution fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary public offering.

INVESTMENT OBJECTIVES AND STRATEGIES
Investment Objectives
Our investment objectives are to invest in assets that will enable us to:
•
generate current income in the form of regular stable cash distributions to achieve an attractive cash yield;

•
preserve and protect invested capital;

•
provide a source of potential inflation protection and realize appreciation in net asset value from proactive investment management and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than listed public real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets, and appraisal-based valuations are estimates of fair value and may not necessarily correspond to realizable value. See the “Risk Factors” section of this prospectus.
Investment Strategy
Our investment strategy is to acquire primarily stabilized, income-oriented commercial real estate in the United States, with an emphasis on properties that can leverage EQT Real Estate’s scale and long-standing direct leasing relationships with Fortune 1000 companies.
We will seek to generate strong income returns and potential appreciation by:
•
focusing on property and portfolio acquisitions that will seek to offer diversification and strong cash-flows;

•
leveraging EQT Real Estate’s “hyper-local” market teams to inform prudent asset and market selection;

•
generating operational value with EQT Real Estate’s vertically integrated model to optimize occupancy and rental rates, leading to net operating income (“NOI”) growth potential;

•
pursuing properties with modern physical specifications and amenities that provide protection against obsolescence risk; and

•
delivering sustainable real estate solutions to our tenants, which may include energy efficiency and other related improvements.

To a lesser extent, we also plan to invest in real estate related securities to provide a source of liquidity for our share repurchase plan, cash management and other purposes.
Potential Competitive Strengths
We believe our most compelling potential competitive strength is our relationship with EQT Real Estate, a premier investment manager and, of crucial importance, a vertically integrated operator built on the talent and experience of an extensive network of “hyper-local” real estate professionals. As a trusted real estate solutions provider to leading corporate tenants, EQT Real Estate’s deep understanding of how and where tenants want to use physical space to support their respective businesses is the crux of EQT Real Estate’s success through multiple market cycles.

EQT Real Estate’s global real estate platform has managed direct property funds since 2006 and currently has over $50 billion in assets (gross asset value)8 managed by over 440 professionals in over 50 global offices across the United States, Mexico, Brazil, the United Kingdom, Continental Europe and the Asia-Pacific region as of December 31, 2024. We believe our long-term success in executing our investment strategy will be supported by EQT Real Estate’s potential competitive strengths, which include:
Long History of Real Estate Investing
EQT Real Estate has established an 18-year investment track record encompassing over 2,500 properties, over 30,000 multifamily units and over 540 million square feet in the United States, Europe and the Asia-Pacific region across core, core-plus and value-add investment strategies.8 Currently, EQT Real Estate manages more than $50 billion of total property gross asset value across industrial, office, multifamily and other investments.8
As of December 31, 2024, EQT Real Estate’s investments, which may include multiple properties and land for development, since inception include:
•
Industrial9: 1,133 investments / 475 million square feet / $36.9 billion of Total Cost10 / $14.6 billion of equity committed.

•
Office9: 35 investments / 5 million square feet / $0.9 billion of Total Cost10 / $371 million of equity committed.

•
Multi-Family11: 96 investments / 30,457 units / $5.2 billion of Total Cost10 / $2.0 billion of equity committed.

•
Other9: 39 investments / 68 million square feet / $6.7 billion of Total Cost10 / $2.3 billion of equity committed.

Active Operator Platform Drives Execution
EQT Real Estate believes a key to the organization’s success and demonstrated ability to produce consistent returns lies in its decentralized, hands-on operating platform that does not rely on third parties to lease and manage its properties. We believe EQT Real Estate is truly differentiated in this respect relative to its peers.
Tenant Relationships Provide Competitive Advantage in Acquisitions and Leasing
We expect to capitalize on EQT Real Estate’s “tenant-centric” philosophy whereby customer demand, discussions with corporate executives, and up-to-the-minute information from corporate heads of real estate and their tenant broker representatives will strongly influence our investment and property operating decisions. We believe the knowledge gained through EQT Real Estate’s presence in the field and frequent communication with tenants leads to an improved understanding of the functionality and locations that tenants most desire.
We expect EQT Real Estate’s over 1,200 tenant relationships to continue to grow. These relationships are time-consuming and expensive to cultivate (given the human resource investment in numerous senior-level, regional personnel), providing a competitive advantage that is difficult to replicate.

8
Number of properties, square feet, and gross asset value include both standing buildings and land for development, including projected square feet of buildings to be constructed.

9
Investments, square feet, Total Cost, and equity committed include both standing buildings and land for development, including projected square feet of buildings to be constructed.

10
Total Cost represents the (a) aggregate invested project costs from acquisition through disposition for realized investments and (b) aggregate invested and anticipated project costs from acquisition through the respective projected stabilization dates for unrealized investments.

11
Investments, units, Total Cost, and equity committed do not include the projected number of units to be constructed on two land parcel investments that have not yet been developed.

For EQT Real Estate’s most important tenant relationships, the firm employs dedicated account managers who serve as a single point of contact for the tenant in communicating their real estate needs and securing multiple locations globally. This sales service is emblematic of EQT Real Estate’s reputation among tenants as being a real estate solutions provider across numerous geographies and across corporate space requirements.
Dedicated and Cohesive Team
Averaging over 27 years of real estate experience, EQT Real Estate’s senior management has served as fiduciaries to institutional investors throughout multiple real estate market cycles.
Since forming EQT Real Estate in 2006, the six-person management team has fostered a culture that is characterized by a commitment to each other and the firm’s investors. The average tenure of this team at EQT Real Estate is 11 years, reflecting the cohesion of the original members and the retention and promotion of subsequent members. Notably, the management team has worked together on average for nearly 15 years including time spent working together at prior employers, in the same types of investment and operating roles they have assumed at EQT Real Estate, under shared business and personal philosophies that are centered on entrepreneurism, dedication and forthrightness.
This long-ingrained culture was a key consideration for the EQT Real Estate senior management team in deciding to combine its business with EQT in April 2021. EQT holds similar core beliefs centered on active value creation, a hands-on “locals-with-locals” mindset and a founding ethos of service and stewardship.
To further expand EQT Real Estate’s sector-focused verticals expertise, EQT Real Estate acquired Redwood Capital Group, LLC (“Redwood”) on June 10, 2022, allowing EQT Real Estate to expand its footprint in residential properties.
Extensive Industry Relationships Built at the Local and National Levels
As a result of EQT Real Estate’s direct, local presence afforded by the firm’s numerous regional offices, combined with the senior management team’s 27-year average tenure as real estate specialists, EQT Real Estate has developed an extensive network of relationships with owners, leasing and investment sales brokerage firms, bankers, investment professionals, lenders, attorneys, consultants, and planners who serve as a source of investment opportunities.
Over the years, EQT Real Estate believes that it has instilled a sense of confidence, integrity and performance in these many types of relationships due to the speed and accuracy of its bid pricing, strong equity and debt capitalization enabled by its existing closed-end fund business, and thus reliability of closing at the agreed-upon pricing and timing. As a result, EQT Real Estate believes it is often given a first look (or more importantly, the “last look”) at investment opportunities compared to other organizations or competitors.
Extensive Institutional Investor Experience
EQT Real Estate currently serves more than 230 institutional investors and investors in us who have entrusted approximately $31 billion in equity as of December 31, 2024 to the firm’s investment vehicles and managed accounts in the Americas, Europe and Asia; in industrial, office/life science and residential property types; and in core, core-plus and value-add investment strategies. Our prominent investor partners have included sovereign wealth funds, public pensions, corporate/trade pensions, endowments and foundations, insurance companies, banks, multi-manager funds, family investment offices, and private wealth platforms.
As such, for over 18 years, EQT Real Estate has cultivated a reputation as an experienced institutional manager that consistently provides clients with high-quality financial statements, communication and transparency.
Multiple Market Cycle Experience
During the past 30 years, EQT Real Estate’s seasoned management team has worked through multiple real estate and capital market cycles. During previous market upswings, team members held senior roles in private real estate partnerships and publicly traded REITs. During the 1989 – 1992 market downturn, they held roles serving Resolution Trust Corporation workout organizations, bankrupt entities, debtors in possession, creditor committees, financial advisory firms, and troubled real estate owners. During the 2008 – 2010 recession, the management team stewarded Exeter Industrial Value Fund I, the first in a series of closed-end value-add real estate investment funds, amid severe and systemic market turmoil, and during the 2020 – 2021 COVID-19 pandemic the team managed a collective portfolio of nearly 250 million square feet through uncertainty in tenant demand and a sudden halt in the availability of financing. Collectively, EQT Real Estate believes these experiences have resulted in a highly relevant knowledge base that has been instrumental in driving occupancy during periods of intense competition for tenants and later driving rental rate increases during growth cycles.
Delivering Sustainability Impact
EQT Real Estate’s approach to sustainability is informed by and aligned with EQT’s mission to future-proof companies and contribute to long-term sustainable growth. With a dedicated sustainability team, EQT Real Estate applies this thinking to the needs and opportunities specific to our real estate investment management and property operations.
EQT Real Estate will prioritize sustainability to align with tenant demand in our target markets for sustainable, efficient and healthy places to do business and live. Additionally, we will align our sustainability actions to improvement opportunities as part of our investment strategy. These activities may include the following:
•
Incorporating environmental risk assessment in the due diligence and underwriting process for all acquisitions;

•
Applying EQT Real Estate’s platform approach to deployment of on-site solar, lighting retrofits and other technology, where applicable;

•
Aligning with industry standards such as LEED, BREEAM, ENERGY STAR and others, as appropriate, to the specifics of each asset type; and

•
Implementing the data collection processes, hardware and software necessary to measure, track and improve asset-level utility performance.

Investment Guidelines and Portfolio Allocation
Our board of directors, including our independent directors, will review our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter and described under “Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders and do not require stockholder approval under Maryland law.
Our investment guidelines delegate to our Adviser authority to execute acquisitions and dispositions of investments in real estate and real estate related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to our Adviser with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or portfolio of properties with a purchase price exceeding 10% of our most recent month-end total asset value (as measured under GAAP) plus the net proceeds expected in good faith to be raised in our registered offering over the next 12 months. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from our Adviser, a director, EQT or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.
After our ramp-up period, we will generally seek to invest:
•
At least 80% to 90% of our gross asset value in properties; and

•
Up to 10% to 20% of our gross asset value in real estate related securities.

Of our investments in properties, we will generally seek to invest approximately 80% in properties with business tenants (“business-to-business” or “B2B” property types), such as industrial or life science properties, and approximately 20% in real estate assets with consumer users (“business-to-consumer” or “B2C” property types), such as multifamily or self-storage properties. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in properties or real estate related securities may from time to time be outside the levels provided above due to factors such as a large inflow of capital over a short period of time, our Adviser’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to qualify to be treated as a REIT for U.S. federal income tax purposes. Certain investments, such as preferred equity investments, could be characterized as either real estate or real estate related securities for purposes of our target allocation depending on the terms and characteristics of such investments.
We do not expect to be able to achieve these allocations until we have completed our ramp-up period. We will consider our ramp-up period to end after we have raised substantial offering proceeds and acquired a broad portfolio of equity real estate investments. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Following the end of our ramp-up period, we believe that the size of our portfolio of investments should be sufficient for our Adviser to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise sufficient offering proceeds to achieve our targeted portfolio allocation.
Identification of Investments
As our adviser, EQT Real Estate has the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.
As a result of EQT Real Estate’s direct, local presence afforded by the firm’s numerous regional offices, combined with the senior management team’s 27-year average tenure as commercial real estate specialists, EQT Real Estate has developed an extensive network of relationships with owners, leasing and investment sales brokerage firms, bankers, investment professionals, lenders, attorneys, consultants and planners who serve as a source of investment opportunities.
EQT Real Estate believes that an ever-increasing amount of investment sourcing can be attributed to the team’s large and expanding base of tenant relationships, which have grown in tandem with the firm’s properties under management. EQT Real Estate is among the largest owners of industrial real estate in the world and, because it leases its own space, directly holds over 1,200 tenant relationships, including long-standing direct leasing relationships with Fortune 1000 companies.
These relationships are expected to provide us with (i) sourcing opportunities when corporations dispose of real estate assets due to mergers or facility consolidation and (ii) leasing opportunities given corporations’ changing and expanding property needs.
Over the years, EQT Real Estate believes that it has instilled a sense of confidence, integrity and performance in these many types of relationships due to the speed and accuracy of its bid pricing, strong equity and debt capitalization enabled by the scale of its global investment platform, and thus reliability of closing at the agreed-upon pricing and timing. As a result, EQT Real Estate believes it is often given a first look (or more importantly, the “last look”) at investment opportunities compared to other organizations or competitors.

Investments in Properties
We intend to invest in primarily stabilized, income-oriented commercial real estate in the United States in a range of asset types, which may include a primary focus on themes that benefit the most from EQT Real Estate’s extensive experience as a real estate solutions provider to large corporate tenants.
Primary Themes
Supply Chain — Industrial
Having been an early proponent of and one of the largest investors in industrial properties (1,133 investments/ 475 million square feet/$36.9 billion of Total Cost as of December 31, 2024)12, EQT Real Estate is uniquely positioned to address what it believes to be a long-term fundamental shift in the consumption of goods, driven chiefly by e-commerce adoption and increasingly demanding and dynamic consumer preferences. Further, we expect additional opportunities from the growing trend of “on shoring” back to the United States, particularly in strategic sectors as companies look to strengthen their local supply chains to weather increasingly volatile global supply-chains.
Accordingly, industrial property acquisitions may include, but not be limited to, the following: distribution and storage properties across the industrial supply chain, such as big-box warehouse, last-mile warehouse, cold-storage, light industrial, flex/office-warehouse, industrial service facilities and industrial outdoor storage properties.
Knowledge Economy — Office
While EQT Real Estate believes the impact of the COVID-19 pandemic and the “work-from-home” trend as a more broadly accepted work model will likely have a long-term impact on office usage, EQT Real Estate, informed by the breadth of its direct corporate tenant relationships, believes that well-located, modern and appropriately amenitized workspace will be critical for the productivity needs of innovation-driven, collaboration-dependent businesses typically found in the knowledge economy. Further, certain knowledge economy industries, such as healthcare, biotech, and pharmaceuticals, need intensive research and development and specialized equipment better suited to controlled commercial environments (i.e. specialized offices).
Accordingly, office property acquisitions may include, but not be limited to, the following: research and development campuses, laboratory workspace, medical office, biomanufacturing facilities, creative office, headquarters and single-tenant office space.
Secondary Themes
To a lesser degree, we may invest in “consumer-leased” or “consumer-centric” property types, such as for-rent residential, self-storage, grocery retail and hospitality assets, and “digital infrastructure” property types, such as data centers and cell-tower ground-leases. With respect to digital infrastructure, EQT Real Estate is uniquely positioned to leverage the expertise of EQT, a global leader in the acquisitions of digital infrastructure companies having invested over €13 billion in the sector since inception.
Geography
Where applicable and dependent on the unique demand and supply drivers of the underlying property type, EQT Real Estate intends to target locations for all themes in research and creative economy hubs throughout the United States that benefit from secular trends in technology, life sciences, healthcare and higher education job growth and investments.
Ownership Interests
Our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. In many cases, we will acquire the entire equity ownership interest in

12
Investments, square feet and Total Cost include both standing buildings and land for development, including projected square feet of buildings to be constructed.

properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of our Adviser, to acquire properties. We generally will acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leasehold interests and other non-fee simple interests if we believe the investment is consistent with our investment strategy and objectives.
Joint Ventures and Other Co-Ownership Arrangements
We may acquire properties through one or more joint ventures, partnerships, tenant-in-common or other co-ownership arrangements, which may be with affiliates of our Adviser or with non-affiliated third parties. Any joint venture with an affiliate of our Adviser must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other EQT Real Estate Accounts, including ones with similar investment objectives and strategies as us.
A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, our Adviser will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.
The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “General Risks Related to Investments in Real Estate — We may make a substantial amount of joint venture investments, including with affiliates of our Adviser. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”
In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with affiliates of our Adviser will result in certain conflicts of interest. See “Risk Factors — Risks Related to Conflicts of Interest.”
Due Diligence
Comprehensive due diligence is conducted on each property that our Adviser proposes to purchase on our behalf, including these four primary types:
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Financial Due Diligence.   A preliminary review of each opportunity is conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with our Adviser’s local real estate or sector experts and a review of published sources and data from our Adviser’s other portfolios. If our Adviser deems appropriate, further due diligence will be conducted, as described below, to confirm the initial financial review. Our Adviser will forecast expected cash flows and analyze various scenarios and exit strategies utilizing its proprietary models and the financial information received. Our Adviser believes that the speed and sophistication of its analysis will provide us with a competitive advantage in the market.

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Books and Records.   Internal accountants or third-party accounting consultants will be used as deemed necessary to review relevant books and records (for example, comparing rent rolls to leases for buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.

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Physical Due Diligence.   This primarily will involve an analysis of environmental and engineering matters by third-party consultants. Conclusions will be incorporated from environmental/engineering reports into the financial projection analysis. Additionally, our Adviser will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence.

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Legal and Tax Due Diligence.   Our Adviser will work closely with internal and external counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, our Adviser will work with internal and external tax advisors to structure investments in an efficient manner.

Our Adviser would not move forward on an investment if it does not satisfy its investment criteria.
Property Management, Leasing and Development and Construction Services
As discussed above under “— Potential Competitive Strengths,” EQT Real Estate believes its success is deeply rooted in its “tenant-centric” philosophy, which prioritizes direct tenant dialogue through in-house leasing, development and property management with teams specializing in specific property sectors and markets. Affiliates of our Adviser have extensive experience in providing responsive and professional property management and leasing services as well as development and construction services. We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management and leasing services for most, if not all, of the properties we acquire and to provide development and construction services as needed. See “Management — Property Management, Leasing and Development and Construction Services by Affiliates of our Adviser.”
Although we currently expect that affiliates of our Adviser will provide property management and leasing services for the properties we acquire, it is possible that from time to time we may engage third-party management companies to manage certain of our properties or third-party leasing agents to lease vacancies in certain properties. These management companies may be our partners in joint ventures that we enter into. If we engage third-party management companies or leasing agents, it will be the responsibility of our Adviser to provide oversight of these companies; however, these companies would have significant day-to-day decision-making authority with respect to the properties they are engaged to manage or lease.
Exit Strategies
Our investment strategy is not reliant on the prompt sale of the properties we acquire, and we anticipate that we will hold most properties for five to ten years. One of our Adviser’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, our Adviser will take the following steps:
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Assess Returns from the Property.   Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of our Adviser’s projected cash flows of the property.

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Evaluate Status of Business Plan.   Evaluate whether it has successfully completed the business plan that was established at acquisition.

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Monitor Market Conditions.   Monitor the markets to identify favorable conditions for asset sales.

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Evaluate Condition of the Property.   Evaluate whether the asset is in the appropriate condition for a successful sale.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.
Real Estate Related Securities
We believe that our real estate related securities, combined with our investments in cash, cash equivalents and other short-term investments (described below under “— Cash, Cash Equivalents and Other Short-Term Investments”), will serve as a cash management or liquidity strategy before investing offering proceeds into longer-term real estate assets. Subject to applicable law, our real estate related securities could be used, in part, to maintain appropriate liquidity levels to provide funds to satisfy repurchase requests under our share repurchase plan that we chose to satisfy in any particular month. Our real estate related securities may include the following, to the extent consistent with our intended qualification as a REIT, (i) equity securities of other REITs and real estate companies, (ii) debt issued by REITs as well as other corporate debt and (iii) agency and non-agency RMBS, CMBS, CLOs, and CDOs.
We may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.
We may only invest in equity securities if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable. Pursuant to our investment guidelines, we consider any purchase of regularly traded equity securities at market prices to be fair, competitive and commercially reasonable.
We do not intend that our investments in real estate related securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
On July 11, 2023, our Adviser and the Operating Partnership entered into the Investment Management Agreement with JP Morgan. Pursuant to the Investment Management Agreement, JP Morgan will serve as a sub-advisor to our Adviser and act as the investment manager for our portfolio of short-term investments, which may include real estate related securities. Under the terms of the Investment Management Agreement, JP Morgan’s fee for its services shall be paid entirely by our Adviser and not by our company.
Derivative Instruments and Hedging Activities
We may use derivatives for hedging purposes and, subject to qualifying and maintaining our qualification as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors — We may invest in derivatives, which involve numerous risks.”
Cash, Cash Equivalents and Other Short-Term Investments
We hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

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U.S. government or government agency securities; and

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Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments
We may, subject to any required approvals from our board of directors, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with qualifying and maintaining our qualification as a REIT under the Code and maintaining our status as a non-investment company under the Investment Company Act. We do not intend to underwrite securities of other issuers.
Borrowing Policies
We use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitation on indebtedness for money borrowed in our charter described below, our target leverage ratio after our ramp-up period is approximately 50% to 60%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our real estate related securities portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. We will consider our ramp-up period to end after we have raised substantial offering proceeds and acquired a broad portfolio of equity real estate investments. Prior to that time, we will balance the goal of achieving our target leverage ratio with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. We cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise substantial offering proceeds. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above.
Our real estate related securities portfolio may have embedded leverage through the use of derivatives, including, but not limited to, total return swaps, securities lending arrangements and credit default swaps. During times of increased investment and capital market activity, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or our Operating Partnership. We may seek to obtain lines of credit under which we would reserve borrowing capacity. Borrowings under lines of credit may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.
Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if our Adviser deems it advisable for us. For example, if we fund a repurchase under a line of credit, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio in the range of 50% to 60% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed the range of 50% to 60% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

Under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments, unless any excess over this limit is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. This limitation includes indebtedness for money borrowed with respect to our real estate related securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities.
Temporary Strategies
During periods in which our Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our investment guideline of investing at least 80% to 90% of our gross asset value in properties and/or up to 10% to 20% of our gross asset value in real estate related securities, or invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that our Adviser considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, our Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Issuing Securities for Property
Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders will have no preemptive rights to purchase any such shares of our stock or limited partnership units in the Operating Partnership, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds:
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We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

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We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate related securities);

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We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with our Adviser, our Sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title;
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We will not make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

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We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our Sponsor, our Adviser or their affiliates;

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We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our Sponsor, our Adviser, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our Sponsor, our Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

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We will not engage in the business of underwriting or the agency distribution of securities issued by other persons;

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We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system;

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We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

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We will not violate any provisions of our charter in connection with any purchase, sale, lease, loan or other transaction involving us and one or more of EQT, our Adviser, our directors, or any of their affiliates; or

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We will not violate any provisions of our charter in connection with any roll-up transaction.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. See “Conflicts of Interest — Certain Conflict Resolution Measures.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock — Restrictions on Roll-Up Transactions.”
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:
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under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate related securities directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate debt.
We intend to conduct our operations so that we and (except as noted below) our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. Except as noted below, we expect that our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) will not constitute “investment securities.” Accordingly, we believe that we and most of our wholly and majority-owned subsidiaries will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.
In addition, (except as noted below) we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our operations and such subsidiaries’ operations such that neither we nor they will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
If we or any of our wholly or majority-owned subsidiaries would ever fall within one of the definitions of “investment company,” we or the applicable subsidiary may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we were required to re-classify our assets, we might not be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other EQT Real Estate Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
We may also use a subsidiary to hold real estate related securities as a cash management or liquidity strategy before investing in longer-term real estate assets or to provide funds to satisfy repurchase requests under our share repurchase plan. If so, such subsidiary may have to rely on the private investment company exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The full value of our interest in such subsidiary (after taking into account any subsidiary-specific debt) would be treated as an investment security for purposes of determining our compliance with the 40% test.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company

Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to This Offering and Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENT PORTFOLIO
Real Estate Investments
As of December 31, 2024, we owned four industrial properties encompassing in the aggregate approximately 2.51 million rentable square feet. We acquired each of these properties from third parties unaffiliated with us or our Adviser. The following table is a summary of our real estate portfolio as of December 31, 2024:
Property	Location	Rentable Square Feet	Date Acquired	Purchase Price(1) (in thousands)	Annualized Base Rent(2) (in thousands)	Average Annualized Base Rent per Sq. Ft.(3)	Average Remaining Lease Term in Years	Occupancy
Georgetown Property	Georgetown, TX	449,642	3/20/2024	$60,933	$3,809	$8.47	8.92	100%
Middletown Property	Middletown, PA	1,219,021	8/14/2024	$170,500	$11,130	$9.13	9.84	100%
Nashville Property	Portland, TN	638,330	8/15/2024	$75,000	$5,742	$9.00	10.84	100%
Washington Property(4)	Tukwila, WA	202,464	10/16/2024	$81,500	$11,787	$58.22	11.34	100%

(1)
Purchase price is exclusive of closing costs.

(2)
Annualized base rent represents annualized contractual base rental income, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term (“Annualized Base Rent”). The Annualized Base Rent presented in the table is as of December 31, 2024.

(3)
Average annualized base rent per square foot is calculated as the Annualized Base Rent divided by the leased rentable square feet.

(4)
The Washington Property is subject to a ground lease through which we hold a leasehold interest in the land parcel.

As our real estate investments are comprised 100% of industrial properties as of December 31, 2024, a diversification chart by property type is not presented, as it would not provide any additional meaningful insight into the composition of the portfolio.

The following chart further describes the geographic diversification of our real estate investments as of December 31, 2024 (percentage is based on the December 31, 2024 total fair value for the real estate investments).
We believe that our real estate investments are suitable for their intended purpose and are adequately insured. Our real estate investments will face competition from similarly situated properties in and around their submarkets. We do not intend to make significant renovations or improvements to our real estate investments in the near term. For federal income tax purposes, the cost of our real estate properties, excluding the cost attributable to land, will be depreciated on a straight-line basis over 40 years.
Significant Tenants
As of December 31, 2024, we had a concentration of credit risk related to the following tenant leases that represented more than 10% of our annualized base rent:
					Annualized Base Rent Statistics
Tenant	Property	Tenant Industry	Square Feet	% of Portfolio Rentable Sq. Ft. Leased	Annualized Base Rent(1) (in thousands)	% of Portfolio Annualized Base Rent	Annualized Base Rent per Sq. Ft.(2)	Lease Expiration(3)
Amazon.com Services LLC(4)	Middletown Property	E-commerce	1,219,021	49%	$11,130	34%	$9.13	10/31/2034
Amazon.com Services LLC(4)	Washington Property	E-commerce	202,464	8%	$11,787	36%	$58.22	4/30/2036
Shoals Technologies Group, LLC(4)	Nashville Property	Renewable energy	638,330	25%	$5,742	18%	$9.00	10/31/2035
GAF Energy LLC	Georgetown Property	Renewable energy	449,642	18%	$3,809	12%	$8.47	11/30/2033

(1)
The Annualized Base Rent amount presented in the table is as of December 31, 2024.

(2)
Average annualized base rent per square foot is calculated as the Annualized Base Rent divided by the leased rentable square feet.

(3)
Represents the expiration date of the lease as of December 31, 2024 and does not take into account any tenant renewal or termination options.

(4)
As of December 31, 2024, the leases with Amazon.com Services LLC represent approximately 70% of our portfolio annualized base rent and the lease with Shoals Technologies Group, LLC represents approximately 18% of our portfolio annualized base rent. The obligations of Amazon.com Services LLC under its leases with us are guaranteed by its parent, Amazon. The obligations of Shoals Technologies Group, LLC under its lease with us are guaranteed by its parent, Shoals. Both Amazon and Shoals are public companies that are subject to the filing requirements of the Securities and Exchange Act of 1934, as amended. Amazon and Shoals are required to file their audited financial statements in their Annual Reports on Form 10-K and their unaudited interim financial statements in their Quarterly Reports on Form 10-Q, which can be found on the SEC’s website at www.sec.gov. Reference to Amazon’s and Shoals’ filings with the SEC is solely for the information of investors. Amazon’s and Shoals’ filings with the SEC should not be considered a part of or as incorporated by reference in this prospectus.

Portfolio Lease Expirations
The following table sets forth a schedule of expiring leases for our real estate portfolio by number of leases, annualized base rent and rentable square feet as of December 31, 2024:
Year of Expiration(1)	Number of Leases Expiring	Annualized Base Rent(2) (in thousands)	% of Portfolio Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Portfolio Rentable Square Feet Expiring
2025	—	—	—	—	—
2026	—	—	—	—	—
2027	—	—	—	—	—
2028	—	—	—	—	—
2029	—	—	—	—	—
2030	—	—	—	—	—
2031	—	—	—	—	—
2032	—	—	—	—	—
2033	1	$3,809	12%	449,642	18%
2034	1	$11,130	34%	1,219,021	49%
Thereafter	2	$17,529	54%	840,794	34%
Total	4	$32,468	100%	2,509,457	100%

(1)
Represents the expiration date of the leases as of December 31, 2024 and does not take into account any tenant renewal or termination options.

(2)
The Annualized Base Rent amount presented in the table is as of December 31, 2024.

Mortgage Indebtedness
As of December 31, 2024, we had incurred mortgage indebtedness in an aggregate principal amount of approximately $194.85 million. For a discussion of our mortgage indebtedness, see “Selected Information Regarding Our Operations — Outstanding Debt Obligations.”

SELECTED INFORMATION REGARDING OUR OPERATIONS
Status of Current Public Offering
This offering was declared effective by the SEC on August 1, 2023, and we are currently offering on a continuous basis up to $5,000,000,000 in shares of our common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. On March 19, 2024, EQT Real Estate Holdings purchased 6,220,000 Class E units of the Operating Partnership for an aggregate purchase price of $62,200,000, or $10.00 per unit, as part of the Sponsor Committed Amount. With this investment, we exceeded the minimum offering amount for this offering with respect to all jurisdictions except for Pennsylvania, which had a higher minimum offering amount, and our board of directors authorized us to break escrow in this offering. As of August 14, 2024, we also satisfied the minimum offering requirement for Pennsylvania.
As of April 16, 2025, we have sold approximately 272,670.24 Class I shares in the primary offering for gross offering proceeds of approximately $2,830,329 and 2,888.33 Class I shares pursuant to our distribution reinvestment plan for a total value of approximately $30,384. As of April 16, 2025, we have not sold any Class T, Class S or Class D shares in this offering. As of April 16, 2025, $4,997,139,287 in shares remain available for sale pursuant to this offering, including up to $999,969,616 in shares pursuant to our distribution reinvestment plan. We intend to offer and sell shares in our public offering on a monthly basis.
May 1, 2025 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of May 1, 2025 (and repurchases, if applicable, as of April 30, 2025) is as follows:
Transaction Price (per share)
Class T	$10.50
Class S	$10.50
Class D	$10.50
Class I	$10.50
Class A-I	$10.31
Class A-II	$10.32
As of March 31, 2025, we had not sold any Class T, Class S or Class D common shares. The transaction price for each of our Class T, Class S and Class D common shares is based on the NAV per share for our Class I common shares as of March 31, 2025. We will separately calculate the NAV per share of each one of our share classes once we have shares of that class outstanding. Class A-I, Class A-II and Class E common shares and Class E units are not sold as part of this offering. A detailed presentation of the NAV per share is set forth below.
The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class, except those shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price.
March 31, 2025 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.eqrt.com. Please refer to “Net Asset Value Calculation and Valuation Guidelines” for important information about how our NAV is determined. The Adviser is ultimately responsible for the determination of our monthly NAV. We have included a breakdown of the components of total NAV and NAV per share/unit as of March 31, 2025 along with a comparable breakdown for the immediately preceding month.

Our total NAV presented in the following tables includes the NAV of our outstanding classes of common stock as of March 31, 2025 as well as Class E units of our Operating Partnership held by an affiliate of our Sponsor. The following table provides a breakdown of the major components of our total NAV as of March 31, 2025 ($ and shares/units in thousands):
Components of NAV	March 31, 2025
Investments in real estate	$396,100
Cash and cash equivalents	35,669
Restricted cash	5,682
Other assets	6,234
Mortgage notes at fair value, net of deferred financing costs	(193,995)
Other liabilities	(2,834)
Management fee payable	(16)
Accrued performance participation allocation	—
Preferred stock	(226)
Net asset value	$246,614
Number of outstanding shares/units	22,810
The following table sets forth our total NAV and NAV per share/unit by class as of March 31, 2025 ($ and shares/units in thousands, except per share/unit data):
NAV Per Share/Unit	Class I Shares	Class A-I Shares	Class A-II Shares	Class E Shares	Class E Units	Total
Net asset value	$2,557	$27,646	$2,044	$650	$213,717	$246,614
Number of outstanding shares/units	244	2,680	198	60	19,628	22,810
NAV per share/unit as of March 31, 2025	$10.50	$10.31	$10.32	$10.89	$10.89
The valuation of our investments in real estate as of March 31, 2025 was provided by Altus Group U.S. Inc., our Independent Valuation Advisor. The weighted averages for certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table.
Property Type	Discount Rate	Exit Capitalization Rate
Industrial	7.46%	6.05%
A change in these assumptions would impact the calculation of the value of the investments in real estate. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on the value of the investments in real estate:
Input	Hypothetical Change	Industrial Property Values
Discount Rate	0.25% decrease	2.02%
(weighted average)	0.25% increase	(1.99)%
Exit Capitalization Rate	0.25% decrease	2.42%
(weighted average)	0.25% increase	(2.25)%
Our total NAV presented in the following tables includes the NAV of our outstanding classes of common stock as of February 28, 2025 as well as Class E units of our Operating Partnership held by an affiliate of our Sponsor. The following table provides a breakdown of the major components of our total NAV as of February 28, 2025 ($ and shares/units in thousands):

Components of NAV	February 28, 2025
Investments in real estate	$395,400
Cash and cash equivalents	34,127
Restricted cash	10,515
Other assets	2,840
Mortgage notes at fair value, net of deferred financing costs	(192,335)
Other liabilities	(2,668)
Management fee payable	(15)
Accrued performance participation allocation	(42)
Preferred stock	(224)
Net asset value	$247,598
Number of outstanding shares/units	22,668
The following table sets forth our total NAV and NAV per share/unit by class as of February 28, 2025 ($ and shares/units in thousands, except per share/unit data):
NAV Per Share/Unit	Class I Shares	Class A-I Shares	Class A-II Shares	Class E Shares	Class E Units	Total
Net asset value	$2,522	$27,811	$742	$655	$215,868	$247,598
Number of outstanding shares/units	237	2,672	71	60	19,628	22,668
NAV per share/unit as of February 28, 2025	$10.61	$10.41	$10.42	$11.00	$11.00
Historical NAV Calculations
The following table sets forth the NAV per share for each class of our common stock as well as the NAV per unit for Class E units of our Operating Partnership as of the last calendar day of each month since we commenced calculating our NAV.
Date	NAV per Class T Share	NAV per Class S Share	NAV per Class D Share	NAV per Class I Share	NAV per Class A-I Share	NAV per Class A-II Share	NAV per Class E Share	NAV per Class E Unit(1)
March 31, 2024	$—	$—	$—	$—	$—	$—	$9.99	$9.99
April 30, 2024	$—	$—	$—	$—	$—	$—	$10.00	$10.00
May 31, 2024	$—	$—	$—	$—	$—	$—	$10.03	$10.03
June 30, 2024	$—	$—	$—	$—	$—	$—	$10.05	$10.05
July 31, 2024	$—	$—	$—	$—	$—	$—	$10.09	$10.09
August 31, 2024	$—	$—	$—	$—	$—	$—	$10.05	$10.05
September 30, 2024	$—	$—	$—	$10.01	$—	$—	$10.01	$10.01
October 31, 2024	$—	$—	$—	$10.66	$10.70	$—	$10.75	$10.75
November 30, 2024	$—	$—	$—	$10.55	$10.29	$—	$10.88	$10.88
December 31, 2024	$—	$—	$—	$10.61	$10.46	$—	$10.94	$10.94
January 31, 2025	$—	$—	$—	$10.65	$10.45	$—	$11.03	$11.03
February 28, 2025	$—	$—	$—	$10.61	$10.41	$10.42	$11.00	$11.00
March 31, 2025	$—	$—	$—	$10.50	$10.31	$10.32	$10.89	$10.89

(1)
As of March 31, 2025, all of the Class E units of our Operating Partnership were held by an affiliate of our Sponsor.

Distributions
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive at a later time and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.
Beginning in April 2024, we have declared monthly distributions for each outstanding class of our common stock with a record date as of the close of business on the last calendar day of each month. Such distributions are generally paid 10 days after month-end. The following table summarizes each record date for distributions and the distributions declared per share for each outstanding class of our common stock as of March 31, 2025. As of March 31, 2025, we did not have any outstanding shares of Class T, Class S or Class D common stock.
Record Date	Class I shares	Class A-I shares	Class A-II shares	Class E shares
April 30, 2024	$—	$—	$—	$0.03724
May 31, 2024	—	—	—	0.03750
June 30, 2024	—	—	—	0.03761
July 31, 2024	—	—	—	0.03769
August 31, 2024	—	—	—	0.03784
September 30, 2024	0.03769	—	—	0.03769
October 31, 2024	0.03769	0.03769	—	0.03769
November 30, 2024	0.03769	0.03769	—	0.03769
December 31, 2024	0.03769	0.03769	—	0.03769
January 31, 2025	0.03769	0.03769	—	0.03769
February 28, 2025	0.03769	0.03769	0.03769	0.03769
March 31, 2025	0.03769	0.03769	0.03769	0.03769
Total	$0.26383	$0.22614	$0.07538	$0.45171
The following table summarizes distributions paid on our shares of common stock, shares of Class A preferred stock and Class E units of our Operating Partnership held by an affiliate of our Sponsor during the year ended December 31, 2024 ($ shown in thousands).
	Year Ended December 31, 2024
	Amount	Percentage
Distributions
Paid in cash	$3,797	98.1%
Reinvested in shares	49	1.3%
Dividends to preferred stockholders	22	0.6%
Total distributions	$3,868	100.0%
Source of Distributions
Paid from cash flow from current period operating activities	$3,868	100.0%
Total source of distributions	$3,868	100.0%
Net cash provided by operating activities	$3,868
For the year ended December 31, 2024, our net loss was $2.95 million.

Outstanding Debt Obligations
The following table details our outstanding debt as of December 31, 2024:
	Outstanding Principal Balance	Contractual Interest Rate	Payment Type	Maturity Date	% of Total Indebtedness
State Farm Portfolio Mortgage Loan(1)	$109,600,000	5.75%	Interest Only	9/1/2034	56%
Middletown Mortgage Loan(2)	$85,250,000	5.35%	Interest Only	3/1/2032	44%
	$194,850,000				100%

(1)
The State Farm Portfolio Mortgage Loan is secured by the Georgetown Property, the Nashville Property and the Washington Property. As of December 31, 2024, approximately $7.32 million is held in an escrow account and will be available for funding upon completion of certain tenant improvements at the Nashville Property and subject to the terms and conditions of the loan documents. Prepayment of the loan is permitted after a 24-month period and provided a prepayment premium is paid.

(2)
The Middletown Mortgage Loan is secured by the Middletown Property. As of December 31, 2024, approximately $5.49 million is held in an escrow account and will be available for funding upon completion of certain tenant improvements at the Middletown Property and subject to the terms and conditions of the loan documents. Prepayment of the loan is permitted after a 24-month period and provided a prepayment premium is paid.

As of December 31, 2024, our leverage ratio was 41%. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value or cost) plus the equity in our real estate related securities portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. Our target leverage ratio after our ramp-up period is approximately 50% to 60%. We will consider our ramp-up period to end after we have raised substantial offering proceeds and acquired a broad portfolio of equity real estate investments. Prior to that time, we will balance the goal of achieving our target leverage ratio with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. We cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise substantial offering proceeds.
Share Repurchases
We have adopted a share repurchase plan, whereby, on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. As of December 31, 2024, no shares of common stock had been repurchased or requested to be repurchased under the share repurchase plan. See “Share Repurchases” for more information about the plan, including the limitations on repurchases under the plan.
Fees and Expenses Payable to Our Adviser and its Affiliates
The table below provides information regarding fees and expenses payable to our Adviser and its affiliates in connection with our offerings and our operations. The table includes amounts incurred for the year ended December 31, 2024 and related amounts payable ($ shown in thousands).
	Year Ended December 31, 2024
Form of Compensation	Incurred	Payable
Offering
Advanced organization and offering expenses(1)	$7,118	$7,118
Operational
Advanced general and administrative expenses(2)	3,418	3,418
Acquisition related(3)	8,048	—
Property management fee	109	25
Management fee	15	8
Performance participation allocation	71	71
Total	$18,779	$10,640

(1)
Our Adviser has agreed to advance all of our organization and offering expenses on our behalf (excluding upfront selling commissions, dealer manager fees and the distribution fees) through March 19, 2026, the second anniversary of the date on which we broke escrow for the Offering. We will reimburse our Adviser for all such advanced expenses ratably over the 60 months following March 19, 2026.

(2)
Our Adviser will advance on our behalf certain of our general and administrative expenses through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, the second anniversary of the date on which we broke escrow for the Offering, at which point we will reimburse our Adviser for all such advanced expenses ratably over the 60 months following such date.

(3)
In connection with our acquisition of the Georgetown Property, on March 20, 2024, our Adviser assigned the purchase and sale agreement for the property to our indirect subsidiary for $1,500,000, which was the amount of the deposit under the purchase and sale agreement. Our Adviser also advanced $103,602 of closing costs on our behalf for this acquisition. We repaid our Adviser for the deposit and the advanced closing costs on March 20, 2024.

In connection with our acquisition of the Middletown Property, on August 14, 2024, our Adviser assigned the purchase and sale agreement for the property to our indirect subsidiary for $4,000,000, which was the amount of the deposit under the purchase and sale agreement. Our Adviser also advanced $29,991 of closing costs on our behalf for this acquisition. We repaid our Adviser for the deposit and the advanced closing costs on August 14, 2024.
In connection with our acquisition of the Nashville Property, on August 15, 2024, our Adviser assigned the purchase and sale agreement for the property to our indirect subsidiary for $1,500,000, which was the amount of the deposit under the purchase and sale agreement. Our Adviser also advanced $50,387 of closing costs on our behalf for this acquisition. We repaid our Adviser for the deposit and the advanced closing costs on August 15, 2024.
In connection with our acquisition of the Washington Property, on October 16, 2024, our Adviser assigned the purchase and sale agreement for the property to our indirect subsidiary for $815,000, which was the amount of the deposit under the purchase and sale agreement. Our Adviser also advanced $49,213 of closing costs on our behalf for this acquisition. We repaid our Adviser for the deposit and the advanced closing costs on October 16, 2024.
We do not reimburse our Adviser or its affiliates for the salaries or benefits of our named executive officers.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our Adviser to manage the acquisition and disposition of our investments, subject to the board of directors’ oversight. We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management and leasing services for most, if not all, of the properties we acquire and to provide development and construction services as needed.
We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless we amend our bylaws, more than 15. Our charter provides that a majority of our directors must be independent directors. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with EQT or our Adviser. Pursuant to our charter, a director is deemed to be associated with EQT or our Adviser if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with EQT, our Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by EQT or advised by our Adviser. A business or professional relationship will be deemed material per se if the gross income derived by the director from EQT, our Adviser or any of their affiliates during either of the last two years exceeds 5% of (1) the director’s annual gross income derived from all sources or (2) the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, EQT, our Adviser or any of their affiliates. Our charter requires that a director have at least three years of relevant experience demonstrating the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.
Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.
For so long as the Advisory Agreement is in effect, our Adviser has the right to designate for nomination, subject to the ultimate approval of such nomination by our board of directors, the largest number of directors who are affiliated with our Adviser and that still constitutes less than one half of the directors on our board of directors to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders. Pursuant to the Advisory Agreement, our board of directors must also consult with our Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any director who is affiliated with our Adviser until a successor is elected and qualifies.
Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our Adviser and on information provided by our Adviser. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our Adviser. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowings, the terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
Directors and Executive Officers
Our directors and executive officers are set forth below.
Name	Age*	Position
Henry Steinberg	50	Chairman of the Board and Director
J. Peter Lloyd	54	Chief Financial Officer and Director
Ali Houshmand	47	President, Portfolio Manager and Director
Brian Fogarty	48	Secretary
Yangyang Nezin	33	Controller and Treasurer
Mary Beth Morrissey	64	Independent Director
Peter Rodriguez	57	Independent Director
Gary Reiff	65	Independent Director
Alan Feldman	61	Independent Director

*
As of April 1, 2025.

Henry Steinberg has been our Chairman of the Board and a director since October 2024. He assumed the role as the Global Head of our Adviser in September 2024 and oversees EQT’s real estate business, spanning industrial, life science, and residential strategies across the Americas, Europe, and Asia. Prior to this new role, Mr. Steinberg served as President of EQT Real Estate North America (then known as EQT Exeter North America) from January 2020 until September 2024. He has also served as a Partner of EQT since April 2021 and serves on EQT Real Estate’s advisory committee. As President of EQT Exeter North America, Mr. Steinberg was responsible for managing our Adviser’s industrial real estate leasing and asset management activities and for sourcing lease transactions nationally. Prior to this role, from September 2009 to January 2020, he served as Investment/Leasing Officer responsible for the Northeast region, with a specific focus on the Metro NYC/Philadelphia area. Prior to joining EQT Real Estate, he worked for Liberty Property Trust from 2003 to 2008, where as a Director of Leasing & Development he was responsible for a 5.5 million square foot warehouse, flex and office portfolio located in the Northeast region. Prior to Liberty Property Trust, Mr. Steinberg worked at Arthur Andersen as a Senior Consultant in their Strategy, Finance and Economics Practice. Mr. Steinberg earned a BA in Economics from the University of Pennsylvania and an MBA with a concentration in Finance from the Stern School of Business of New York University. Mr. Steinberg is a valuable member of our board of directors because of his extensive experience in the real estate industry.
J. Peter Lloyd has been our Chief Financial Officer since June 2023 and has served as our director since September 2022. From June 10, 2024 through August 12, 2024, Mr. Lloyd served as our interim Principal Accounting Officer. He was also our initial Secretary and Treasurer from September 2022 through June 2023. Since September 2020, Mr. Lloyd has been a Managing Principal and Global Chief Financial Officer of EQT Real Estate. In that role, Mr. Lloyd is responsible for managing accounting, tax, financial reporting, budgeting, legal, operations, human resources, and asset financings for EQT Real Estate. Immediately prior to joining EQT Real Estate, from January 2016 to August 2020, Mr. Lloyd was the Chief Financial Officer and Chief Compliance Officer for the private equity firms Milestone Partners and PeakEquity Partners, which collectively managed over $1.0 billion in assets focused on the financial services and technology sectors. From September 2001 to December 2015, Mr. Lloyd served as Partner and Chief Financial Officer at KTR Capital Partners (“KTR”), one the largest private real estate fund managers specializing in industrial real estate, until its sale to Prologis in 2015. At KTR, Mr. Lloyd was integral in the execution of a $5.9 billion sale of three real estate funds in one of the largest industrial portfolio transactions to date. He also oversaw over $3.1 billion in financings for all facets of the real estate portfolio and played a leadership role in raising capital from pension plans, foundations and other institutional investors. Prior to joining KTR, Mr. Lloyd served as Chief Accounting Officer for the NYSE publicly traded REIT, Keystone Property Trust (“Keystone”), where he oversaw capital-raising initiatives including several common equity offerings under a $500 million shelf registration. He was heavily involved in the sale of the Keystone organization to Prologis in 2004. Prior to Keystone, Mr. Lloyd served as Vice President & Controller for Morgan Stanley Asset Management, where he led a 20-person Asset Management Financial Accounting team. He started his career with Arthur Andersen. Mr. Lloyd is a Certified Public Accountant. He also has previously held the Series 6, 27 and 63 licenses. Mr. Lloyd graduated with a Bachelor of Science in Accountancy degree from Villanova University. Mr. Lloyd is a valuable member of our board of directors because of his extensive experience in the real estate industry and with accounting and financial reporting matters.
Ali Houshmand has served as our President since December 21, 2022. He has served as our Portfolio Manager and a director since June 2023. Since June 2022, Ali Houshmand has served as the Global Head of Non-Traded REITs for EQT Real Estate. He has also served as Chairman of the Board of Directors of our Dealer Manager since February 2023. Mr. Houshmand is responsible for managing the formation, strategy and portfolio management of EQT Real Estate’s non-traded REIT initiatives. Prior to joining EQT Real Estate, from December 2014 to June 2022, Mr. Houshmand served as a Senior Portfolio Manager with the Texas Permanent School Fund (“TPSF”), a $50 billion endowment serving the public school system of Texas. In his role as Senior Portfolio Manager, Mr. Houshmand helped develop and execute the investment strategy of the real estate allocation of the TPSF, leading investments of more than $2 billion in commitments to real estate funds, co-investments and separate accounts, while serving on multiple investment advisory boards on behalf of TPSF. From February 2008 to March 2014, Mr. Houshmand served as a Principal with Arcapita, a global private equity firm, where he focused on structuring real estate joint venture investments and asset management of existing investments. From April 2007 to February 2008, Mr. Houshmand worked as a Development Manager with Sama Dubai, a sovereign wealth fund backed developer in Dubai, and from June 2006 to March 2007, he was as an Acquisitions Associate with Gladstone Commercial, a triple net leased focused U.S. REIT. From June 2001 to June 2004, Mr. Houshmand started his career as an analyst in the diversified industrials corporate banking group of JPMorgan. Mr. Houshmand holds an MBA from Darden at the University of Virginia and a BA in Economics and International Studies from Texas A&M University. Mr. Houshmand is a valuable member of our board of directors because of his extensive experience with real estate investments.
Brian Fogarty has served as our Secretary since June 2023. Since November 2012, he has served as Fund Real Estate Counsel for EQT Real Estate, which has been the real estate division of EQT since EQT acquired our Adviser and its affiliates in April 2021. Mr. Fogarty is responsible for legal matters for EQT Real Estate, which (in coordination with internal and external counsel) includes fund formation, entity structuring, property acquisitions, development, leasing and dispositions. Mr. Fogarty was instrumental in closing the acquisition between EQT and EQT Real Estate and its affiliates. Prior to joining EQT Real Estate, from September 2003 to November 2012, Mr. Fogarty was an attorney in the real estate and financial services group at Blank Rome, LLP where he maintained a national practice counseling clients in all facets of real estate investment and development. Mr. Fogarty earned a BS degree in Biobehavioral Health, Minor Neuroscience from Pennsylvania State University and a JD, magna cum laude, from the Villanova University School of Law.
Yangyang Nezin has served as our Controller and Treasurer since August 2024. Ms. Nezin also serves as the Non-Traded REIT Controller and Treasurer for EQT Real Estate and is primarily responsible for managing the financial reporting and overall accounting responsibilities for EQT Real Estate’s non-traded REIT initiatives, a position she has held since June 2024. Prior to joining our Adviser, Ms. Nezin was the Controller from September 2023 to June 2024; Assistant Controller from February 2021 to September 2023 and a Senior Accountant from June 2020 to February 2021, at Garrison Investment Group LP, where she managed comprehensive fund reporting processes for private equity funds and co-investments, capital calls and distributions, and prepared all annual financial statements that were subject to audit. Prior to joining Garrison Investment Group LP, Ms. Nezin was a Finance Associate at Benefit Street Partners, an asset management firm, from July 2018 to January 2020, where she created quarterly NAV packages and assisted in SEC filings for Benefit Street Partner’s non-traded REIT. From September 2016 to July 2018, Ms. Nezin was a member of the real estate audit team at Ernst & Young LLP. Ms. Nezin began her career in June 2014 as an accountant at Two Sigma Investments, a New York City-based hedge fund. Ms. Nezin is a Certified Public Accountant and holds a BBA and an MS in Accounting from Baruch College, City University of New York.
Mary Beth Morrissey has served as one of our independent directors since June 2023. From June 2016 to February 2020, Ms. Morrissey served as Senior Vice President, Chief Accounting Officer of Liberty Property Trust (NYSE:LPT, “Liberty”), a $12 billion listed real estate investment trust that developed, acquired, leased and managed industrial properties within the United States and the United Kingdom. Liberty was acquired by Prologis, Inc. in February 2020. From 1994 to 2016, Ms. Morrissey served in a series of positions including Director of Financial Reporting and Analysis, Vice President – Accounting and Reporting and Senior Vice President – Accounting. During her time at Liberty, Ms. Morrissey led a real estate accounting and financial planning and analysis team of over 35 accountants responsible for the operational, development, acquisition and disposition accounting for Liberty’s 100 million square foot portfolio, along with related financial analysis and internal and external reporting and planning. Ms. Morrissey was also responsible for internal control processes and compliance and was the company’s primary liaison with their external auditors to support the company’s annual audit, quarterly and internal control reviews. From 1986 to 1994, she was a financial analyst at Rouse & Associates, predecessor to Liberty. From 1984 to 1986, Ms. Morrissey was an auditor with Price Waterhouse, and from 1982 to 1984, she was an auditor with Alexander Grant. She was previously a Certified Public Accountant (since lapsed). From September 2021 to April 2022, Ms. Morrissey was interim executive director of the Fund for Women and Girls. Ms. Morrissey received a Bachelor of Arts degree in accounting and business from Mount Saint Mary’s College. Ms. Morrissey was selected as an independent director because of her extensive experience in the real estate industry and with accounting and financial reporting matters.
Peter Rodriguez has served as one of our independent directors since June 2023. Since July 2016, Mr. Rodriguez has served as the Dean of the Jones Graduate School of Business at Rice University and as Professor of Strategy there. Mr. Rodriguez has also been a member of the board of directors of the Federal Reserve Bank of Dallas, Houston Branch since January 2022, and he is currently serving his second three-year term, which extends through 2027. From June 2011 to June 2016, he was the Senior Associate Dean for Degree Programs and the Chief Diversity Officer at the Darden Graduate School of Business at the University of Virginia (“Darden”). He was also the Director of the Tayloe Murphy International Center at Darden from June 2008 through 2011, and he served as the Associate Dean for International Affairs and Director at Darden from June 2008 to June 2011. Mr. Rodriguez was an Associate Professor at the Darden Graduate School of Business Administration from September 2003 through 2008. He was a visiting professor at the School of Business and Economics, Universidad de las Americas, Puebla, Mexico, during the summer of 2003. From September 1997 to May 2003, he was an assistant professor in the Department of Management, International Business and Public Policy Group, at Texas A&M University, where he was also an adjunct professor at the George Bush School of Government and Public Service from May 2001 to July 2003. From June 1996 to June 1997, he was a lecturer at Princeton University. Mr. Rodriguez began his career as an associate at Chase (now JP Morgan Chase), working in the Global Energy Group, Syndications and Relationship Management, from June 1992 to August 1994.
Since 2019 he has been a member of the boards of directors of Good Reason Houston and Texas 2036, and a member of the board of directors of Strake Jesuit College Preparatory since 2018. Mr. Rodriguez serves as chair of the audit committee of Texas 2036 and on the executive committees of Good Reason Houston, Texas 2036 and Strake Jesuit College Preparatory. Mr. Rodriguez received his Bachelor of Science in Economics, Cum Laude, from Texas A&M University, a Master of Arts in Economics from Princeton University, and his Ph.D. in Economics from Princeton University. Mr. Rodriguez was selected as an independent director for his expertise in economics and strategic management as well as his extensive leadership experience, including as Dean of the Jones Graduate School of Business at Rice University.
Gary Reiff has served as one of our independent directors since June 2023. Since October 2021, Mr. Reiff has served as senior advisor to the chief executive officer of University of Colorado Health, a nationally recognized, nonprofit healthcare system which includes 14 Colorado hospitals and with over $8 billion in revenue. From June 2018 to October 2021, Mr. Reiff was the chief legal officer of University of Colorado Health, with oversight of the healthcare system’s legal, government affairs and compliance departments.
Mr. Reiff served, from February 2007 to June 2018, in various capacities at Black Creek Group LLC, a Denver-based real estate investment firm, its predecessor and/or their affiliates, including as Managing Director, Chief Administrative Officer, Chief Legal Officer, General Counsel, Chief Operating Officer, Chief Compliance Officer and Executive Vice President. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., and was a shareholder from 1991 until 2007.
Throughout his career, Mr. Reiff has served, and continues to serve, on both for-profit, non-profit and governmental boards. He also has been an Adjunct Professor at the University of Colorado Law School and at the University of Denver, Daniels College of Business. Mr. Reiff has been an arbitrator for the American Arbitration Association. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School. Mr. Reiff was selected as an independent director for his vast real estate experience.
Alan Feldman has served as one of our independent directors since June 2023. Mr. Feldman currently serves as a senior fellow of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania, where he has also taught since 2013. Mr. Feldman served as the chief executive officer and chairman of the board of directors of Resource REIT from October 2012 to May 2022, and as Resource REIT’s president from September 2020 to May 2022. Resource REIT was a non-traded REIT which was acquired by Blackstone Real Estate Income Trust, Inc. (“BREIT”) in May 2022 in a transaction valued at $3.7 billion. At Resource REIT, Mr. Feldman was responsible for overseeing the strategy for the company and its real estate investment strategy. Prior to Resource REIT’s mergers with Resource Real Estate Opportunity REIT, Inc. (“REIT I”) and Resource Apartment REIT III, Inc. (“REIT III”) in January 2021, he was also chief executive officer and chairman of the board of REIT I from June 2009 and REIT III from June 2017. He also served as the president of REIT I and REIT III from September 2020 until the mergers. Mr. Feldman served as a senior vice president of Resource America from August 2002 to September 2020 and as chief executive officer of its wholly owned subsidiary, Resource Real Estate (Resource REIT’s founding sponsor) from May 2004 to September 2020. From 1998 to 2002, Mr. Feldman was a vice president at Lazard Freres & Co., an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an executive vice president of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full-service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Bristol-Myers Squibb Corporation. Mr. Feldman received Bachelor of Science and Master of Science degrees in chemical engineering from Tufts University, and a Master of Business Administration degree from The Wharton School, University of Pennsylvania. Mr. Feldman was selected as an independent director for his vast real estate experience.
Committees of the Board of Directors
Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each of the committees discussed below are appointed by our board of directors.
Audit Committee.   Our board of directors has established an audit committee, which consists of Alan Feldman, Mary Beth Morrissey and Gary Reiff. Mary Beth Morrissey serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

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our accounting and financial reporting processes,

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the integrity and audits of our financial statements,

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our compliance with legal and regulatory requirements,

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the qualifications and independence of our independent auditors and

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the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.
The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.
Affiliated-Transactions Committee.   The affiliated-transactions committee is currently composed of Alan Feldman, Mary Beth Morrissey, Gary Reiff and Peter Rodriguez. Alan Feldman serves as the chairperson of the affiliated-transactions committee. The primary purpose of the affiliated-transactions committee is to review transactions between us and our Sponsor, our Adviser and their affiliates or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and our Sponsor, our Adviser and their affiliates.
The affiliated-transactions committee is responsible for ensuring the fair application of any reasonable method for the allocation of the acquisition of properties by two or more programs of our Sponsor, our Adviser and their affiliates seeking to acquire similar types of assets. The affiliated-transactions committee is also responsible for reviewing and approving the terms of all transactions between us and our Sponsor, our Adviser and their affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions.
In addition, the affiliated-transactions committee is responsible for reviewing our Adviser’s performance and the fees and expenses paid by us to our Adviser and any of its affiliates. See “— The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursement.” The affiliated-transactions committee will evaluate at least annually whether the compensation that we contract to pay to our Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter and the NASAA REIT Guidelines. Our affiliated-transactions committee supervises the performance of our Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out.
Nominating and Corporate Governance Committee.   The nominating and corporate governance committee is currently composed of Alan Feldman, Mary Beth Morrissey and Peter Rodriguez. Peter Rodriguez serves as the chairperson of the nominating and corporate governance committee. Among other things, this committee:
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assists our board of directors in identifying individuals qualified to become independent directors;

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reviews the qualifications of individuals designated by the Adviser for nomination to the board of directors pursuant to the Advisory Agreement;

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recommends candidates to our board of directors for directorships to be elected at each annual meeting or to fill vacancies or newly created directorships that occur between meetings;

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recommends committee assignments for directors to the full board of directors;

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periodically assesses the performance of our board of directors;

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reviews the compensation and benefits paid by us to our independent directors;

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reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

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reviews and monitors our Code of Business Conduct and Ethics, and any other corporate governance policies and procedures we may have from time to time.

More specifically, the nominating and corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board of directors as a whole, in the context of our needs. The nominating and corporate governance committee will review all nominees for director, including those designated by the Adviser for nomination to the board pursuant to the Advisory Agreement and those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will recommend that the board of directors select those nominees whose attributes it believes would be most beneficial to us.
Corporate Governance
Code of Business Conduct and Ethics.   We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of our Adviser acting on our behalf, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (“Covered Persons”). Our Code of Business Conduct and Ethics, as it relates to those also covered by our Adviser’s code of conduct, operates in conjunction with, and in addition to, our Adviser’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Our Code of Business Conduct and Ethics is available on our website, eqrt.com. Any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that would require disclosure under Item 5.05 of Form 8-K will be posted on our website.
Insider Trading Policies.   We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by Covered Persons that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. These policies are contained within our Code of Business Conduct and Ethics.
We currently do not grant stock options and as such we have not adopted a policy regarding the timing of awards of options.
Corporate Governance Guidelines.   We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.
Compensation of Directors
We compensate each of our independent directors with an annual retainer of $175,000, consisting of approximately $78,750 in cash and $96,250 in the form of an annual grant of restricted stock. The restricted stock will generally vest one year from the date of grant and will be based on the then-current per share transaction price of our Class E shares at the time of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with our Adviser or our Sponsor will not receive additional compensation for service on the board of directors or committees thereof.
Executive Compensation
We are externally managed and have no employees. Our executive officers serve as officers of our Adviser and are employees of our Adviser or one or more of its affiliates. Our Advisory Agreement provides that our Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from our Adviser or affiliates. In addition, we do not reimburse our Adviser or its affiliates for compensation they pay to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling our Adviser’s obligations to us under the Advisory Agreement. Accordingly, our Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as our Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
Although we do not pay our executive officers any cash compensation, we pay our Adviser the fees described under the heading “— The Advisory Agreement.”
Our Adviser and EQT
We are externally managed by our Adviser, Exeter Property Group, LLC, a Delaware limited liability company, which is a registered investment adviser with the SEC. Our Adviser is an affiliate of EQT, our Sponsor.
EQT Real Estate is a leading real estate operator and investment fund manager with approximately $31 billion of real estate equity under management on behalf of institutional investors and investors in us as of December 31, 2024. EQT Real Estate is the real estate division of EQT and was formed when EQT acquired Exeter Property Group, LLC and its affiliates in April 2021. Exeter Property Group, LLC was founded in 2006 as a private real estate investment manager and vertically integrated operator that specializes in property sectors that depend heavily on “business to business” leasing, that is, leasing to corporate users of industrial, flex, life science and office properties. EQT Real Estate’s platform today includes three real estate verticals — industrial, life science/office and multi-family — each staffed with dedicated sector specialists across the firm’s global platform.
EQT, founded in 1994, is a Stockholm-based, publicly traded, private equity firm with €269 billion of Total AUM as of December 31, 2024 and whose funds operate across private equity, venture, growth, infrastructure and real estate. EQT is guided by forward-thinking, “future-proofed” investment themes and local, active value creation — characteristics shared with and central to EQT Real Estate’s approach to real estate investing.
Pursuant to the Advisory Agreement, our Adviser has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Our Adviser will also oversee our other service providers. See “Management — The Advisory Agreement.” We or our Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support.
Our Adviser and its affiliates will devote such time to us to ensure performance of all the services necessary to conduct our business affairs in an appropriate manner. Our Adviser has established an advisory committee that includes senior executives of our Adviser. Subject to oversight by our board of directors, the advisory committee will be responsible for major decisions regarding sourcing, evaluating and monitoring our investment opportunities and the acquisition, management, financing, leasing and disposition of our assets. While each of the members of our Adviser’s advisory committee is expected to spend a substantial portion of their time devoted to us, they will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist other programs and accounts, including other programs and accounts to be developed in the future. The amount of time a particular member of the advisory committee devotes to us will vary from time to time based on our operations and business activities, and it is not possible to predict the specific amount of time members of the advisory committee will devote to us at any particular time. Our Adviser’s advisory committee will be supported by our Adviser’s multi-disciplinary team with 230 real estate specialists across 25 offices in the United States (and over 440 real estate specialists across more than 50 offices globally). Through the advisory committee and our Adviser’s team of real estate specialists, our objective is to bring our Adviser’s vertically integrated operator-driven approach, sector specific and “hyper-local” expertise, and scale to the non-listed REIT industry. Our Adviser’s “deep bench” of real estate professionals will provide the breadth of experienced management necessary to operate our business.
The members of our Adviser’s advisory committee are as follows:
Name	Age*	Position
Matthew Brodnik	50	Chief Investment Officer of EQT Real Estate
Henry Steinberg	51	Global Head of EQT Real Estate
Thomas Wang	51	Global Head of Strategy of EQT Real Estate
Jason Honesty	53	Head of Development and Construction of EQT Real Estate
Jason Borrelli	52	Head of Property Management and Due Diligence of EQT Real Estate
Brian Ford	42	Head of Debt Capital Markets of EQT Real Estate
Matt Praske	38	Head of Sustainability of EQT Real Estate
Thomas Meehan	49	Head of Asset Management and Portfolio Manager of EQT Real Estate
Jake Sauerteig	46	Managing Director of Fund Operations and Investor Relations of EQT Real Estate

*
As of April 1, 2025.

For information concerning the background of Mr. Steinberg, see “— Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.
Matthew Brodnik has served as EQT Real Estate’s Chief Investment Officer since December 2019. He has also served as Partner, EQT AB since April 2021. Mr. Brodnik leads EQT Real Estate’s North American industrial real estate acquisitions and dispositions team. Working in concert with EQT Real Estate’s regional investment and leasing officers and their team of analysts and associates, Mr. Brodnik has transacted on over $14 billion in over 400 acquisitions encompassing more than 230 million square feet of industrial and office properties. He has additionally collaborated on over $10 billion in portfolio dispositions, recapitalizations and co-investments. Prior to this role, from August 2008 to April of 2019, Mr. Brodnik was Head of Industrial Acquisition and Portfolio Manager for the Value Add Industrial fund series. Prior to joining EQT Real Estate in 2008, he served as Director of Acquisitions and Finance at Preferred Real Estate Investments, where he consummated transactions totaling over $1 billion of industrial, office and land investments during a four-year period. Mr. Brodnik began his career at Milwaukee, Wisconsin-based consultancy, Hammes Company. He completed his undergraduate studies at Villanova University and earned an MBA from the Kellogg School of Management at Northwestern University with a concentration in Finance.
Thomas Wang has served as EQT Real Estate’s Global Head of Strategy since January 2025 and as Chief Investment Officer and Portfolio Manager for EQT Real Estate’s office and life science platform since June 2021. Mr. Wang oversees EQT Real Estate’s acquisition, development, leasing and asset management activities in the Western United States. Since joining EQT Real Estate as an Investment/Leasing Officer in 2012 to lead the westward expansion, he has been instrumental in growing the team and capabilities in San Francisco, Los Angeles, San Diego, Phoenix, Salt Lake City, Denver and Seattle and in establishing EQT Real Estate as the most essential individual property buyer and operator across the West. Since EQT Real Estate’s expansion, Mr. Wang has overseen nearly 50 property acquisition and development projects totaling over $750 million. In his asset management execution, he has pushed NOI growth and occupancy levels while establishing and solidifying key tenant relationships with industry leaders such as Amazon, Tesla, Veritiv, Iron Mountain, PODS, Medline and Logitech. Prior to EQT Real Estate, from 2005 to 2012, Mr. Wang served as a Director of Leasing and Development at Liberty Property Trust, where he managed 5.2 million square feet of predominantly office properties and oversaw over 2 million square feet in development, including planning on a 60-story Comcast/NBC office tower designed by Lord Foster architects. His responsibilities at Liberty also included management of a $1 billion Washington, D.C.-based portfolio, in joint venture with The New York State Common Retirement Fund. Prior to Liberty, from 1999 to 2004, Mr. Wang worked at Gensler, advising the U.S. Department of Defense on the asset management of a 110 million square foot portfolio (including the 2005 Base Realignment and Closure (“BRAC”) initiative). He holds a BA from Williams College, an MBA with a concentration in Real Estate from the Wharton School at the University of Pennsylvania, and a Masters of Architecture from the University of Pennsylvania PennDesign School.
Jason Honesty has served as EQT Real Estate’s Head of Development and Construction since August 2008. Mr. Honesty is responsible for managing EQT Real Estate’s regional Development and Construction team members and for executing the land acquisition, master planning, design, approvals, and construction of EQT Real Estate’s development and redevelopment projects. During his tenure at EQT Real Estate since 2008, these completed and in-progress ground-up and redevelopment projects have totaled over $3.5 billion in project cost and have been executed for some of the world’s largest consumer product and logistics companies. He holds the Institute of Real Estate Management’s Certified Property Manager designation and a LEED Accreditation from the U.S. Green Building Council. Prior to joining EQT Real Estate, from 1997 to 2008, Mr. Honesty worked at Liberty Property Trust, where as a Project Manager for Construction and Development, he developed and redeveloped over 30 industrial, life science, flex, and office buildings at an estimated $600 million project cost. He began his career in property management for McKesson. Mr. Honesty graduated with a BS in Criminal Justice from West Chester University and holds a Certificate in Construction Management from Drexel University.
Jason Borrelli has served as EQT Real Estate’s Head of Property Management and Due Diligence since May 2006. Mr. Borrelli is responsible for managing acquisition due diligence, property operating and capital budgets, physical property conditions, and overseeing property managers across EQT Real Estate’s numerous regional offices in the U.S. A member of EQT Real Estate’s founding team, Mr. Borrelli has over 25 years’ experience in the real estate industry and has participated in the acquisition due diligence of approximately 1,200 buildings totaling over 250 million square feet. Upon exits, he facilitates portfolio buyers’ high-volume, high-scrutiny due diligence. Prior to the formation of EQT Real Estate, from 2002 to 2004, Mr. Borrelli served as Property Manager at Liberty Property Trust, in between two terms at National Properties Incorporated (“NPI”), a multi-family operator where he oversaw property management, construction, and tenant improvements from 1995 to 2002 and from 2004 to 2006. He also participated in $100 million in acquisitions and development and in the disposition of NPI’s $315 million multi-family portfolio to the private equity firm Equus. Mr. Borrelli holds an MBA and a BS in Aerospace Engineering, both from the Pennsylvania State University.
Brian Ford has served as Head of Debt Capital Markets for EQT Real Estate since January 2022. Mr. Ford is responsible for procuring financing for EQT Real Estate’s property investments, including single-asset and multiple-asset first mortgage debt, construction loans, and subscription lines of credit. Prior to his role as Head of Debt Capital Markets, Mr. Ford was Director – Debt Capital Markets at EQT Real Estate from January 2014 to December 2021. He has arranged over $10 billion in debt at EQT Real Estate, leading to his direct relationships with numerous national and regional bank balance-sheet lenders and life insurance company lenders including Bank of America, Wells Fargo, U.S. Bank, Metlife, TIAA and Prudential, among others. Having started at EQT Real Estate in 2011 as a Finance/Acquisition Associate, he has modeled billions of dollars of potential transactions in Argus and Excel. He was also responsible for portfolio and fund performance analyses. Prior to EQT Real Estate, from 2005 to 2008, Mr. Ford was an analyst at Citigroup in the Asset Backed Securitization group. He earned an MBA from the University of Notre Dame with a concentration in Investments and a BS in Finance from St. Joseph’s University.
Matt Praske has served as Head of Sustainability for EQT Real Estate since February 2022. Mr. Praske is responsible for defining the objectives and executing the strategies necessary to develop a market-leading sustainability platform, collaborating with different teams throughout EQT Real Estate to create value across all real estate investments. Mr. Praske has over 10 years of real estate sustainability experience. Prior to EQT Real Estate, from February 2014 to February 2022, he worked for WashREIT as Director of Energy & Sustainability, responsible for all aspects of sustainability for the organization’s portfolio of office, multifamily, and retail properties. In this role he oversaw a wide range of environmental, social, and governance topics including WashREIT’s energy management program, renewable energy projects, climate risk assessments, diversity & inclusion initiatives, green building certifications, and health & wellness strategies. He was also responsible for tracking and disclosing the company’s sustainability performance through reporting frameworks including GRESB, the Sustainability Accounting Standards Board, and the Task Force on Climate-Related Financial Disclosures. Mr. Praske provides industry leadership as chair of the Better Buildings Alliance Commercial Real Estate Steering Committee, co-chair of DC’s Building Energy Performance Standards Task Force, and active participation with the Urban Land Institute, the Commercial Real Estate Development Association (“NAIOP”), and the National Association of Real Estate Investment Trusts (“NAREIT”) sustainability committees. He graduated from the University of Maryland with a BS in Mechanical Engineering and a BA in Government & Politics.
Thomas Meehan has served as Head of Asset Management for EQT Real Estate since January 2022 and as Portfolio Manager for EQT Real Estate since September 2018. Mr. Meehan’s primary responsibilities include investment sourcing and asset management for EQT Real Estate’s Core strategies. Prior to EQT Real Estate he served for nearly ten years as Senior Vice President – Market Leader with DCT Industrial Trust (“DCT”) until its sale in 2018. In that role Mr. Meehan oversaw DCT’s operations, including acquisitions, development and leasing, and managed its local teams within Maryland, Pennsylvania, Virginia, and New Jersey. Prior to DCT, Mr. Meehan held roles at Cornerstone Real Estate Funds and Prologis, from June 2007 to October 2008 and from June 2000 to June 2007, respectively. Mr. Meehan has overseen or directly executed transactions with an aggregate value in excess of $3 billion throughout his career. He earned a BS in Finance from the University of Illinois.
Jake Sauerteig has served as EQT Real Estate’s Managing Director of Fund Operations and Investor Relations since September 2022. Mr. Sauerteig is primarily responsible for overseeing the operational infrastructure and investor relations functions for EQT Real Estate’s non-traded REIT initiatives, while also focusing on business development opportunities. Prior to joining EQT Real Estate, from 2020 and until its sale in 2022, Mr. Sauerteig served as Senior Vice President, Director of Operations and Communications for Resource REIT, a non-traded REIT with over $3 billion in multifamily assets. Mr. Sauerteig was central to the original fundraise efforts for Resource REIT, in addition to overseeing its day-to-day fund operations and the communications and the investor services teams. Prior to Resource REIT, Mr. Sauerteig held various senior roles with Resource Real Estate, the real estate division of Resource America, a NYSE publicly traded alternative asset management company with approximately $20 billion in assets. Beginning in 2009, Mr. Sauerteig participated in the launch, fundraise and eventual liquidation of 15 private real estate investment vehicles, raising approximately $300 million in equity in addition to the launch, fundraise, management and eventual sale of two interval funds, totaling over $1 billion in equity. Mr. Sauerteig began his career in 2007 as a wholesaler for Resource Real Estate. Mr. Sauerteig graduated with a BA degree in American History from the University of Pennsylvania.
Investments by Our Adviser and an Affiliate of our Sponsor and Their Employees
Our Adviser has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. These shares were reclassified as Class E shares of common stock on June 21, 2023. The Adviser may not sell, transfer or dispose of these 20,000 shares to any party other than an affiliate of the Adviser while the Sponsor or any affiliate serves as our sponsor.
In addition, EQT Real Estate Holdings has committed to purchase $200,000,000 in Class E shares of our common stock or Class E units of the Operating Partnership, or a combination thereof; provided that EQT Real Estate Holdings may invest a smaller amount to the extent the reduction is offset by an investment by other affiliates of our Sponsor and their officers and employees. As of April 16, 2025, EQT Real Estate Holdings had purchased 19,628,251.459 Class E units of the Operating Partnership for an aggregate purchase price of $197.10 million as part of the Sponsor Committed Amount.
EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan, and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction.
The Class E shares and Class E units are not subject to any upfront selling commissions, dealer manager fees, distribution fees, management fees payable to our Adviser or the performance participation allocation to the Special Limited Partner. See “Description of Capital Stock — Class E Shares,” “Description of Capital Stock — Registration Rights Agreements” and “Summary of Our Operating Partnership Agreement.”
Additionally, on June 9, 2023, we issued 220 shares of Class A preferred stock, which are the only shares of preferred stock currently authorized. The 220 shares were issued to eight officers and employees of EQT Real Estate and its affiliates at a price of $1,000 per share. The purpose of the issuance was for us to qualify as a “domestically controlled REIT.” See “Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items — Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.” In connection with the issuance, our board of directors, including all of our independent directors (after consultation with counsel), determined that the issuance was fair and reasonable and on terms no worse than we could obtain from third parties. The terms of the Class A preferred stock mirror those issued by other REITs seeking “accommodation stockholders” in order to qualify as a REIT for tax purposes. Specifically, the shares of Class A preferred stock pay a 10% annual dividend and have a $1,000 per share liquidation preference. The Class A preferred stock may be redeemed at any time in our discretion by payment of $1,000 per share plus a $50 per share redemption premium in the event of redemption prior to December 31, 2024. No shares of Class A preferred stock had been redeemed as of December 31, 2024. The shares of Class A preferred stock have no voting rights, may not block a merger or other major transaction and may not be converted into any other class of security.
The Advisory Agreement
Our board of directors at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to our Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement, our Adviser is responsible for, among other things:
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serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines as well as our and the Operating Partnership’s investments, financing activities and operations;

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sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

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with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

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providing us with portfolio management and other related services;

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serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

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engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which our Adviser performs for us and it is not intended to include all of the services which may be provided to us by our Adviser or third parties.
Term and Termination Rights
The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:
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immediately by us (1) for “cause,” (2) upon the bankruptcy of our Adviser or (3) upon a material breach of the Advisory Agreement by our Adviser;

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upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

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upon 60 days’ written notice by our Adviser.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by our Adviser under the Advisory Agreement.
In the event the Advisory Agreement is terminated, our Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, our Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.
Management Fee, Performance Participation and Expense Reimbursements
Management Fee.   Subject to the limitations described below under “— Adviser Support” and “— Reimbursement by our Adviser,” as compensation for its services provided pursuant to the Advisory Agreement, we pay our Adviser an annual management fee (payable monthly in arrears) of 1.25% of the aggregate NAV represented by our Class T shares, Class S shares, Class D shares and Class I shares, 0.90% of the aggregate NAV represented by our Class A-II shares and 0.50% of the aggregate NAV represented by our Class A-I shares. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay our Adviser a management fee equal to 1.25% of the aggregate NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly in arrears. No management fee will be paid with respect to Class E shares or Class E units of our Operating Partnership. The management fee is allocated on a class-specific basis and borne by all holders of the applicable class. In calculating the management fee, we use the aggregate NAV of the applicable share class and the NAV of the applicable class of Operating Partnership units not held by us before giving effect to monthly accruals for the management fee, the performance participation allocation, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units.

The management fee may be paid, at our Adviser’s election, in cash, Class E shares or Class E units of our Operating Partnership. Our Adviser’s ability to elect to receive Class E shares of our common stock or Class E units of our Operating Partnership serves as a benefit to us for cash management purposes and further aligns our Adviser’s interests with our stockholders. Any repurchase requests by our Adviser will be consistent with our Adviser’s fiduciary duties to us and our stockholders.
Performance Participation.   So long as the Advisory Agreement has not been terminated, the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined under “Summary of our Operating Partnership Agreement — Special Limited Partner Interest”). The performance participation allocation will accrue on a class-specific basis. Because the Total Return is calculated only on the Class T, Class S, Class D, Class I, Class A-I and Class A-II units of the Operating Partnership, no portion of the allocation will accrue to Class E shares or Class E units of the Operating Partnership.
Expense Reimbursement.   Subject to the limitations described below under “— Adviser Support” and “— Reimbursement by our Adviser,” our Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our Adviser is currently responsible for the expenses related to any and all personnel of our Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include for out-of-pocket costs and expenses our Adviser incurs in connection with the services it provides to us related to (1) legal, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our Adviser (as described further below), (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate related securities, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating solely to our activities. We may change our expense reimbursement arrangements with our Adviser in the future.
Subject to the limitations described below under “— Adviser Support,” our Adviser may require us to reimburse it for any organization and offering expenses associated with this offering and our private offerings that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. Our Adviser currently intends to pay wholesaling compensation expenses of persons associated with the Dealer Manager without reimbursement from us. After the termination of this primary public offering and again after termination of the public offering under our distribution reinvestment plan, our Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable public offering.
Adviser Support.   Our Adviser has agreed to the following support measures:
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Our Adviser waived its management fee for the first six full calendar months following March 19, 2024, the date on which we broke escrow for this offering.

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Our Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the distribution fees) through March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering. We will reimburse our Adviser for all such advanced expenses ratably over the 60 months following March 19, 2026. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by our Adviser without reimbursement from us. After March 19, 2026, we will reimburse our Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred other than the wholesaling compensation expenses described above under “— Expense Reimbursement.”
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Our Adviser will advance on our behalf certain of our general and administrative expenses through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering, at which point we will reimburse our Adviser for all such advanced expenses ratably over the 60 months following such date.

As of December 31, 2024, the Adviser and its affiliates have incurred organization and offering costs on our behalf of $7,118,231 related to this offering and our private offerings. As of December 31, 2024, the Adviser has advanced $3,418,373, for certain general and administrative expenses.
Reimbursement by our Adviser.   Commencing four fiscal quarters after March 20, 2024, our Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets or (2) 25% of our Net Income.
Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the affiliated-transactions committee determines that the excess expenses were justified based on unusual and nonrecurring factors that it deems sufficient, our Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our affiliated-transactions committee approves such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our affiliated-transactions committee considered in arriving at the conclusion that such excess expenses were justified. In addition, our affiliated-transactions committee will review at least annually the total fees and expense reimbursements for operating expenses paid to our Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the affiliated-transactions committee.
Independent Directors’ Review of Compensation.   Our independent directors, through the affiliated-transactions committee, will evaluate at least annually whether the compensation that we contract to pay to our Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter and the NASAA REIT Guidelines. Our affiliated-transactions committee supervises the performance of our Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the affiliated-transactions committee:
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the amount of fees paid to our Adviser in relation to the size, composition and performance of our investments;

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the success of our Adviser in generating investments that meet our investment objectives;

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rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

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additional revenues realized by our Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);

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the quality and extent of the services and advice furnished by our Adviser;

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the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our portfolio in relationship to the investments generated by our Adviser for its own account.

In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless our Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “— Limited Liability and Indemnification of Directors, Officers, our Adviser and Others” below.
Sub-Advisor
On July 11, 2023, our Adviser and the Operating Partnership entered into the Investment Management Agreement with JP Morgan. Pursuant to the Investment Management Agreement, JP Morgan will serve as a sub-advisor to our Adviser and act as the investment manager for our portfolio of short-term investments, which may include real estate related securities. Under the terms of the Investment Management Agreement, JP Morgan’s fee for its services shall be paid entirely by our Adviser and not by our company.
Other Activities by EQT Real Estate and its Affiliates
Businesses or Services Provided by our Adviser to Others.   The Advisory Agreement provides that (i) our Adviser and its affiliates, officers, directors or employees may engage in other businesses or render services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring or managing of any Other EQT Real Estate Accounts, (ii) our Adviser or any of its affiliates, officers, directors or employees may buy, sell or trade any securities or commodities for their own accounts or for the account of others for whom our Adviser or any of its affiliates, officers, directors or employees may be acting and (iii) our Adviser and any of its affiliates, officers, directors or employees may receive fees or other compensation or profits from activities described in clauses (i) or (ii) above, which shall be for our Adviser’s (and/or its affiliates’, officers, directors or employees) sole benefit. In particular, there will be overlap of investment opportunities with certain Other EQT Real Estate Accounts that are actively investing and similar overlap with future Other EQT Real Estate Accounts.
Allocation of Investment Opportunities.   The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in our Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment objectives and guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by our Adviser or its affiliates to others (including, for greater certainty, the Other EQT Real Estate Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, our Adviser and affiliates of our Adviser sponsor, advise and/or manage Other EQT Real Estate Accounts and we expect will in the future sponsor, advise and/or manage additional Other EQT Real Estate Accounts. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us. See “Risk Factors — Risks Related to Conflicts of Interest — Certain Other EQT Real Estate Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities.”
Pursuant to the terms of the Advisory Agreement, we have acknowledged and agreed that (i) as part of our Adviser’s or its affiliates’ regular businesses, personnel of our Adviser and its affiliates will from time to time work on other projects and matters (including with respect to one or more Other EQT Real Estate Accounts), and that conflicts will from time to time arise with respect to the allocation of personnel between us and one or more Other EQT Real Estate Accounts and/or our Adviser and such other affiliates, (ii) unless prohibited by our charter, Other EQT Real Estate Accounts may invest, from time to time, in investments in which we also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other EQT Real Estate Account in a debt or mezzanine interest with respect to the same entity in which we own an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which we have an interest) and while our Adviser and its affiliates will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of Other EQT Real Estate Accounts) in accordance with its policies and procedures with respect to conflicts resolution among Other EQT Real Estate Accounts generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, (iii) we will from time to time pay fees to affiliates of our Adviser for providing various services described in this prospectus, which fees will be in addition to the compensation paid to our Adviser pursuant to the Advisory Agreement, and (iv) the terms and conditions of the governing agreements of such Other EQT Real Estate Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other EQT Real Estate Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other EQT Real Estate Accounts as a result of an investment in us or otherwise.
Transactions with any Other EQT Real Estate Account or Affiliate.   Pursuant to the terms of the Advisory Agreement, and subject to applicable law, our Adviser is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from EQT, our Adviser, any Other EQT Real Estate Accounts or any of their affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any acquisition of real property by us from EQT, our Adviser, any Other EQT Real Estate Accounts or any of their affiliates, our purchase price will be limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the real property as determined by an independent expert. In addition, we may enter into joint ventures with Other EQT Real Estate Accounts, or with EQT, our Adviser, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners. Pursuant to the terms of the Advisory Agreement, it is agreed that our Adviser will seek to resolve such conflicts of interest in a fair and reasonable manner in accordance with its policies and procedures with respect to conflicts resolution among Other EQT Real Estate Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).
Property Management, Leasing and Development and Construction Services by Affiliates of our Adviser
EQT Real Estate believes its success is deeply rooted in its “tenant-centric” philosophy, which prioritizes direct tenant dialogue through in-house leasing, development and property management with teams specializing in specific property sectors and markets. Affiliates of our Adviser have extensive experience in providing responsive and professional property management and leasing services as well as development and construction services. We believe EQT Real Estate’s vertically integrated operator-driven and “locals on the ground” approach is truly differentiated in this respect relative to its peers. See also “Investment Objectives and Strategies — Potential Competitive Strengths.”
We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management and leasing services for most, if not all, of the properties we acquire and to provide development and construction services as needed. Property management fees, leasing commissions, development and construction fees and expense reimbursements for these services will be at or below market rates for the specific market and type of property acquired or particular project under development.
We expect property management, leasing and development and construction services provided by affiliates of our Adviser to include the following:
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tenant relations;

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energy management;

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preventive maintenance;

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vendor selection and contracting;

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parking management;

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marketing plans;

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broker relations;

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tenant prospecting;

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lease negotiation;

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project planning and budgeting;

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architectural and engineering design preparation;

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design development;

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entitlement and permitting; and

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construction and development of the project.

In connection with each real estate acquisition during the year ended December 31, 2024, we, through indirect subsidiaries, entered into property management and leasing services agreements with Exeter Property Group Advisors, LLC (the “Property Manager”), an affiliate of the Adviser (the “Property Management Agreements”). The Property Management Agreements have terms through the end of the calendar year and will be renewed automatically for successive one-year periods unless terminated by either party giving the other party notice not less than thirty (30) days prior to the expiration of the then-current term. Pursuant to the Property Management Agreements, we pay the Property Manager management fees equal to the lesser of the then-current market rate for services provided and the amount of such fee per the terms of the tenant lease. We will pay the Property Manager leasing commissions based on the then-current market rate; provided if the tenant is represented by a broker, the aggregate commissions would be no more than the then-current market rate. We will reimburse the Property Manager for all reasonable and actual expenditures.
Limited Liability and Indemnification of Directors, Officers, our Adviser and Others
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and our Adviser and any of its affiliates acting as our agents subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
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an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, our charter provides that our directors, our Adviser and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:
•
the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•
the indemnitee was acting on our behalf or performing services for us;

•
in the case of affiliated directors, our Adviser or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•
in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
Our charter also provides that we may not provide indemnification to a director, our Adviser, any affiliate or any person acting as a broker dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
•
there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•
such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our Adviser and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:
•
the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•
the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act and state securities laws is against public policy and unenforceable.
To the extent consistent with the limitations in our charter, our Operating Partnership must also indemnify us, our directors, our officers, our Adviser and other persons we may designate against losses of any nature that relate to the operations of the Operating Partnership and must also advance expenses relating to the foregoing.
Legal Proceedings
Neither we nor our Adviser is currently involved in any material litigation. As a registered investment advisor, our Adviser may be examined periodically by the SEC.

COMPENSATION
We pay our Adviser, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. In addition, income of the Operating Partnership is allocated to the Special Limited Partner for its performance participation interest.
We do not intend to pay our Adviser or its affiliates any separate fees for property acquisitions, dispositions or financings (except interest and other payments to the lender in cases where the lender is an affiliate of our Adviser) or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our Adviser and its affiliates.
In addition, our Adviser has agreed to several support measures as described below under “Organization and Offering Expense Reimbursement — Our Adviser” and “Management Fee and Expense Reimbursements — Our Adviser.”
Also as described below, ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. These class-specific accruals will impact the distributions and/or NAV of a share class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class A-I, Class A-II, Class I and Class E shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy.”
Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees — The Dealer Manager(1)(2)	The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain selected dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer	The actual amount will depend on the number of Class T, Class S and Class D shares sold and the transaction price of each Class T, Class S and Class D share. Aggregate upfront selling commissions will equal approximately $79.3 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $1.0 million if we sell the maximum amount, in each case in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 50% and 10% of our offering proceeds are from the sale of each of Class T, Class S and Class D

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, selected dealers.
No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class A-I shares, Class A-II shares, Class I shares, Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.
shares, respectively, and that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00.
Distribution fees(2) — The Dealer Manager
Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees:
•
with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•
with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•
with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We will not pay a distribution fee with respect to our outstanding Class A-I shares, Class A-II shares, Class I shares or Class E shares.
In calculating distribution fees, we will use the aggregate NAV of the applicable share class before giving effect to accruals for the distribution fee or distributions payable on our shares.
Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased and when such shares are purchased. For Class T shares, the distribution fees will equal approximately $1.6 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $16.4 million per annum if we sell the maximum amount. For Class D shares, the distribution fee will equal approximately $1.0 million per annum if we sell the maximum amount. We are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 50% of our offering proceeds are from the sale of Class S shares and 10% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00 and that none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. Because the distribution fees are calculated based on our NAV of our Class T, Class S and Class D shares, they will reduce the distributions payable and/or the NAV with respect to the shares of each such class, including shares of each such class issued under our distribution reinvestment plan.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Organization and Offering Expense Reimbursement(2)(3) — Our Adviser
Subject to the limitations described below, our Adviser may require us to reimburse it for any organization and offering expenses associated with this offering and any private offerings that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. Our Adviser currently intends to pay wholesaling compensation expenses of persons associated with the Dealer Manager without reimbursement from us.
Our Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers
We estimate our organization and offering expenses in this offering to be approximately $19.5 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the distribution fees) through March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering. We will reimburse our Adviser for all such advanced expenses ratably over the 60 months following March 19, 2026. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by our Adviser without reimbursement from us. As of December 31, 2024, the Adviser and its affiliates have incurred organization and offering costs on our behalf of $7,118,231 related to this offering and our private offerings.
After March 19, 2026, we will reimburse our Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred other than the wholesaling compensation expenses described above. After the termination of this primary public offering and again after termination of the public offering under our distribution reinvestment plan, our Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable public offering.

Investment Activities
Acquisition Expense Reimbursement(4) — Our Adviser	We do not intend to pay our Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of our Adviser) or other similar fees in connection with making investments. We will, however, reimburse our Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate related securities, whether or not such investments are acquired, and make payments to third parties in connection with making investments.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Operational Activities
Management Fee and Expense Reimbursements — Our Adviser
We pay our Adviser an annual management fee (payable monthly in arrears) of 1.25% of the aggregate NAV represented by the Company’s Class T shares, Class S shares, Class D shares and Class I shares, 0.90% of the aggregate NAV represented by the Company’s Class A-II shares and 0.50% of the aggregate NAV represented by the Company’s Class A-I shares. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay our Adviser a management fee equal to 1.25% of the aggregate NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly in arrears. No management fee will be paid with respect to Class E shares or Class E units of our Operating Partnership. The management fee is allocated on a class-specific basis and borne by all holders of the applicable class.
In calculating the management fee, we use the aggregate NAV of the applicable share class and the NAV of the applicable class of Operating Partnership units not held by us before giving effect to monthly accruals for the management fee, the performance participation allocation, distribution fees, or distributions payable on our outstanding shares or Operating Partnership units.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse our Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and

Actual amounts of the management fee depend upon our aggregate NAV. The management fee attributed to the shares sold in this offering will equal approximately $49 million per annum if we sell the maximum amount in our primary offering, assuming that the NAV per share of our Class S, Class T, Class D and Class I shares remains constant at $10.00 and before giving effect to any shares issued under our distribution reinvestment plan.
Actual amounts of out-of-pocket expenses paid by our Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

(ii) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person. See “Management — The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursements.”
Our Adviser will advance on our behalf certain of our general and administrative expenses through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, which is the second anniversary of the date on which we broke escrow for this offering, at which point we will reimburse our Adviser for all such advanced expenses ratably over the 60 months following such date. As of December 31, 2024, the Adviser has advanced $3,418,373 for certain general and administrative expenses.
Our Adviser waived its management fee for the first six full calendar months following March 19, 2024, the date on which we broke escrow for this offering.
The management fee may be paid, at our Adviser’s election, in cash, Class E shares or Class E units of our Operating Partnership. If our Adviser elects to receive any portion of its management fee in our Class E shares or Class E units of our Operating Partnership, we may be obligated to repurchase such Class E shares or Class E units from our Adviser at a later date. Such repurchases will be outside our share repurchase plan and thus will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.
The Operating Partnership will repurchase any such Class E units for Class E shares of our common stock or cash (at our Adviser’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E units will be repurchased for Class E shares of our common stock.
The Advisory Agreement provides that with respect to any Class E shares of our common stock paid as a management fee (or received upon conversion of Class E units paid as a management fee), within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our Adviser for the shares received as payment for the management fee (or received upon conversion of Class E units paid as a management fee), with terms mutually agreeable to us and our Adviser. This obligation survives the termination of the Advisory Agreement.

Performance Participation Allocation — The Special Limited Partner	So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly. The performance participation allocation will accrue on a class-specific basis. Because the portion of the Total Return attributable to Class E units of the Operating Partnership will be excluded from all performance participation calculations, no portion of the allocation will accrue to Class E shares or Class E units of the Operating Partnership.	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
•
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)
all distributions accrued or paid (without duplication) on the Class T units, Class S units, Class D units, Class I units, Class A-I units and Class A-II units of the Operating Partnership (collectively referred to as, the “Performance Participation OP Units”) outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii)
the change in aggregate NAV of the Performance Participation OP Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and (z) applicable distribution fee expenses related to the Performance Participation OP Units (including any payments made to us for payment of such expenses).

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of the Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and applicable distribution fee expenses related to the Performance Participation OP Units. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in “Loss Carryforward Amount” below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High-Water Mark.”
The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.
Distributions on the performance participation interest may be distributable in cash or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E units, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership to repurchase such Class E units at a later date.
Holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

aggregate net asset value of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases of our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares of our common stock as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under our share repurchase plan. Further, if we determine to repurchase fewer shares under our share repurchase plan than have been requested in any particular month, or none at all, then corresponding limitations (including pro rations) will apply to the repurchase of Class E units issued in connection with distributions on the performance participation interest. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction and such repurchases of Class E units for shares of our Class E common stock will not be subject to the limitations above.
Our Operating Partnership’s partnership agreement provides that with respect to any Class E shares of our common stock held by the Special Limited Partner or its affiliates that were issued (or are issuable) upon exchange of Class E units issued in connection with the performance participation interest, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner for these shares, with terms mutually agreeable to us and the Special Limited Partner.
For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement — Special Limited Partner Interest.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Property Management Fees — an affiliate of our Adviser	We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management services for most, if not all, of the properties we acquire. Property management fees and expense reimbursements for property management services will be at or below market rates for the specific market and type of property acquired.	Actual amounts are dependent upon the specific market and type of property acquired; we cannot determine these amounts at the present time.
Leasing Fees and Commissions — an affiliate of our Adviser	We have retained, and expect to retain in the future, an affiliate of our Adviser to provide leasing services for most, if not all, of the properties we acquire. Leasing commissions and expense reimbursements for leasing services will be at or below market rates for the specific market and type of property acquired.	Actual amounts are dependent upon the specific market and type of property acquired; we cannot determine these amounts at the present time.
Development and Construction Fees — an affiliate of our Adviser	We may retain an affiliate of our Adviser to provide development and construction services for certain properties we acquire. Development and construction fees and expense reimbursements for these services will be at or below market rates for the particular project and specific market.	Actual amounts are dependent upon usual and customary development and construction fees for the particular project in the specific market; we cannot determine these amounts at the present time.
Fees from Other Services — an affiliate of our Adviser	We retain certain of our Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, property, title and/or other types of insurance and related services, transaction support services, transaction consulting services and other similar operational matters. Our Adviser’s affiliates may charge fees and expenses to us for the provision of such services. Our Operating Partnership may also issue equity incentive compensation to certain employees of such affiliates for services provided. Any compensation paid to our Adviser’s affiliates for any	Actual amounts depend on to what extent affiliates of our Adviser are actually engaged to perform such services.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates. For more information about such services, please see “Risk Factors — Risks Related to Conflicts of Interest — Our Adviser will engage consultants, advisors and service providers on our behalf.”

(1)
Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution — Underwriting Compensation —  Upfront Selling Commissions and Dealer Manager Fees.”

(2)
We will cease paying distribution fees at the date following the completion of the primary portion of this public offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this public offering does not exceed 10% of the gross proceeds of our primary offering.

(3)
These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent and certain wholesaling reimbursements. These amounts do not include wholesaling compensation expenses of persons associated with the Dealer Manager, which our Adviser currently intends to pay without reimbursement from us. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, dealer manager fees, distribution fees and due diligence expenses) exceed 15% of the gross proceeds from this public offering.

(4)
We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to our Adviser or its affiliates. Acquisition expenses, together with any acquisition fees for a particular investment, will in no event exceed 6% of the gross purchase price of the investment.

Commencing four fiscal quarters after March 20, 2024, our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if the affiliated-transactions committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the affiliated-transactions committee. For purposes of these limits:
•
“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
•
“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•
“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management — The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursements.”
Performance Participation Allocation Example
The following example illustrates how we would calculate our Special Limited Partner’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.
A. Beginning NAV	$500,000,000
B. Loss Carryforward Amount	—
C. Net proceeds from new issuances	—
D. Distributions paid (in twelve equal monthly installments)	$20,000,000
E. Change in NAV required to meet 5% annualized internal rate of return(1)	$4,500,000
F. Hurdle Amount(1) (D plus E)	$24,500,000
G. Actual change in NAV	$25,000,000
H. Annual Total Return prior to performance participation allocation (D plus G)	$45,000,000
I. Excess Proceeds (H minus the sum of B and F)	$20,500,000
J. Performance participation allocation is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up	$5,625,000

(1)
Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the units outstanding at the end of the period. There is no guarantee that we will provide a 5% rate of return. This is a hypothetical example. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances or repurchases of such units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before our Adviser is entitled to any performance allocation, aligns the interests of our stockholders with our Adviser in a manner that is typically offered to institutional investors.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our Adviser and its affiliates, some of whom serve as our executive officers and our directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.
Receipt of Fees by Our Adviser and its Affiliates
Our Adviser and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our Adviser’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and our directors. Among other matters, these compensation arrangements could affect their judgment with respect to:
•
the continuation, renewal or enforcement of our agreements with our Adviser and its affiliates, including the Advisory Agreement, the Dealer Manager Agreement, property management and leasing agreements and development and construction agreements;

•
equity offerings by us, including using our securities to acquire portfolios or other companies, which would entitle our Adviser to additional management fees, which are based on our aggregate NAV irrespective of stockholder returns;

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the recommendation of higher-yielding but riskier investments, which may be encouraged by the Special Limited Partner’s performance participation interest in our Operating Partnership, which is based on our total distributions plus the change in NAV per share;

•
recommendations to our board of directors with respect to developing, overseeing, implementing, coordinating and determining our NAV and our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Advisor or the decision to adjust the value of certain of our assets or liabilities in connection with the determination of our NAV, especially given that the advisory fees we pay our Adviser, the Special Limited Partner’s performance participation interest and the fees we pay the Dealer Manager are based on our NAV;

•
redemptions, which have the effect of reducing management fees payable to our Adviser;

•
asset sales, which have the effect of reducing management fees if the proceeds are distributed to our stockholders rather than reinvested; and

•
whether we engage affiliates of our Adviser for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us.

Our Affiliates’ Interests in Other Programs or Accounts Sponsored or Managed by EQT Real Estate
Our Adviser and its affiliates sponsor, advise or manage other investment funds, programs, REITs, entities and separate accounts (collectively, “Other EQT Real Estate Accounts”). All of our executive officers and our affiliated directors are also officers, directors, managers and/or key professionals and/or holders of direct or indirect interests in (i) our Adviser, (ii) other affiliated investment advisers that are the sponsor, adviser or manager of Other EQT Real Estate Accounts or (iii) Other EQT Real Estate Accounts. Our Adviser and its affiliates have legal and financial obligations with respect to Other EQT Real Estate Accounts sponsored by them. In the future, our Adviser and its affiliates are expected to sponsor, advise and manage Other EQT Real Estate Accounts.
Conflicts of interest may arise between us and the current and future Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates, including with respect to:
•
the allocation of investment opportunities among Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates (see “— Allocation of Investment Opportunities” below);

•
the allocation of personnel and time among Other EQT Real Estate Accounts sponsored, advised or managed by our Adviser and its affiliates;

•
the acquisition of assets from, or the sale of assets to, Other EQT Real Estate Accounts; and

•
competition from Other EQT Real Estate Accounts for tenants when leasing a property, for purchasers when selling an asset or for service providers.

Allocation of Investment Opportunities
Our Adviser believes our investment objectives, guidelines and strategy are generally distinct from other investment funds, programs, REITs, entities and separate accounts formed, sponsored, advised or managed by our Adviser or its affiliates. Accordingly, we expect there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. There will, however, be overlap of real property and real estate related securities investment opportunities with certain Other EQT Real Estate Accounts that are actively investing and similar overlap with future Other EQT Real Estate Accounts. This overlap could create conflicts of interest, which our Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures.
With respect to Other EQT Real Estate Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us, investment opportunities will be allocated among us and one or more Other EQT Real Estate Accounts in accordance with our Adviser’s prevailing policies and procedures on a basis that our Adviser and its affiliates determine to be fair and reasonable in their sole discretion, subject to the following considerations: (i) any applicable investment objectives of ours and such Other EQT Real Estate Accounts (which, for us, includes our primary objective of providing attractive current income in the form of regular, stable cash distributions), (ii) any investment limitations, parameters or contractual provisions of ours and such Other EQT Real Estate Accounts (e.g., a joint venture between us and an Other EQT Real Estate Account must be approved by a majority of our directors (including a majority of our independent directors) as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other joint venture partners), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) maintaining structuring and financing flexibility, (v) legal, tax, accounting and regulatory considerations, (vi) any other requirements or considerations set forth in the governing documents of any Other EQT Real Estate Account and (vii) other considerations deemed relevant by our Adviser and its affiliates (including, without limitation, qualifying and maintaining our qualification as a REIT and our ability to avoid registration as an investment company under the Investment Company Act).
Currently, Other EQT Real Estate Accounts invest in “core+” real estate assets in the United States (which are generally substantially stabilized assets, but typically with shorter lease durations and higher return targets than we will target), with a focus on major U.S. markets. Additionally, in the future, our Adviser may launch Other EQT Real Estate Accounts that will focus on industrial, office and multi-family investments in major U.S. markets (collectively, the current and future accounts with similar investment strategies, the “Private Core+ Accounts”).
Our Adviser believes there likely will be limited overlap of investment opportunities for us and the Private Core+ Accounts because of our primary investment objective of providing current income. Further, the Private Core+ Accounts are structured in finite life closed-end vehicles that are intended to aggregate portfolios for sale once value has been achieved through improved operations at the asset level. Accordingly, the success of the Private Core+ Accounts are determined more by equity appreciation than our primary objective of providing less volatile risk-adjusted returns driven by current income.
To the extent an investment satisfies the investment objectives of us and the Private Core+ Accounts on the same terms, such investment will be allocated in accordance with EQT Real Estate’s prevailing policies and procedures described above (including maintaining our ability to avoid registration as an investment company under the Investment Company Act). To the extent we acquire properties through joint ventures with Other EQT Real Estate Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other EQT Real Estate

Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture.
Furthermore, certain of the Other EQT Real Estate Accounts that invest in “value-add” real estate and real estate related assets in the United States (which often are undermanaged assets and with higher potential for equity appreciation) have priority over us with respect to such investment opportunities (together with future accounts with similar “value-add” investment strategies, the “Select Value-Add EQT Real Estate Accounts”). As of December 31, 2024, there is one Select Value-Add EQT Real Estate Account currently investing in real estate in the United States. No Other EQT Real Estate Accounts other than the Select Value-Add EQT Real Estate Account has priority over us with respect to investment opportunities.
Our Adviser and its affiliates will calculate available capital, weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other EQT Real Estate Accounts. The amounts and forms of leverage utilized for investments will also be determined by our Adviser and its affiliates in their sole discretion, subject to the limitations of our charter and oversight of our board of directors. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Our Adviser is entitled to amend its policies and procedures at any time without prior notice or our consent.
Valuation Conflicts
We (and, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership) will pay our Adviser a management fee based on our NAV, excluding the NAV of the Class E shares and Class E units which are not subject to the management fee. In addition, the Special Limited Partner, an affiliate of our Adviser, is entitled to receive distributions on its performance participation interest in the Operating Partnership based on the Operating Partnership’s annualized total return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV, excluding the distributions and NAV attributable to the Class E units which are not subject to the performance participation. Although third-party appraisals will be utilized in the calculation of our NAV, such appraisals will be based in part on information and estimates provided by our Adviser. Other components of our NAV will also be based on the subjective judgments of personnel of our Adviser. Therefore, there is a risk that conflicts of interest could influence the fees payable to our Adviser and the distributions payable to the Special Limited Partner.
Affiliated Property Management, Leasing and Development and Construction Services
We have retained, and expect to retain in the future, an affiliate of our Adviser to provide property management and leasing services for most, if not all, of the properties we acquire. We may retain an affiliate of our Adviser to provide development and construction services as needed. These agreements will not be negotiated at arm’s length. See “Selected Information Regarding Our Operations” and “Management —Property Management, Leasing and Development and Construction Services by Affiliates of our Adviser.”
Affiliated Dealer Manager
Since the Dealer Manager is an affiliate of our Adviser and our Sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.” Also, in connection with the private offerings of our Class A-I and Class A-II shares, we have entered into a separate dealer manager agreement with the Dealer Manager (the “Private Offering Dealer Manager Agreement”). Under the Private Offering Dealer Manager Agreement, no fees or other compensation (other than the customary reimbursement of expenses and indemnification) are payable to the Dealer Manager.
The Dealer Manager has been engaged to serve as the dealer manager for other issuers that are our affiliates and may do so in the future. As a result, our Adviser, our Sponsor and the Dealer Manager may face conflicts of interest arising from potential competition with these other entities and programs for investors and investment capital.

Certain Conflict Resolution Measures
Affiliated-Transactions Committee
To ameliorate the risks created by conflicts of interest, we have created an affiliated-transactions committee of our board of directors composed of all of our independent directors. This committee is responsible for reviewing and approving transactions with affiliates, including purchases and sales with related parties, reviewing and approving the renewal or amendment of our Advisory Agreement and conducting the annual evaluation of our Adviser’s performance. Our affiliated-transactions committee may retain its own legal and financial advisors at our expense.
Other Charter Provisions Relating to Conflicts of Interest
Our charter contains a number of restrictions relating to conflicts of interest, the most significant of which are discussed below.
Adviser Compensation.   The affiliated-transactions committee evaluates at least annually whether the compensation that we contract to pay to our Adviser and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter and the NASAA REIT Guidelines. This committee supervises the performance of our Adviser and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the affiliated-transactions committee:
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the amount of the fees and any other compensation, including stock-based compensation, paid to our Adviser and its affiliates in relation to the size, composition and performance of our investments;

•
whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•
the success of our Adviser in generating appropriate investment opportunities for us;

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the rates charged to other companies, including other REITs, by advisors performing similar services;

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additional revenues realized by our Adviser and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our Adviser and its affiliates;

•
the performance of our investment portfolio; and

•
the quality of our portfolio relative to the investments generated by our Adviser and its affiliates for their own account.

Term of Advisory Agreement.   Each contract for the services of our Adviser may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The affiliated-transactions committee or our Adviser may terminate our Advisory Agreement without cause or penalty on 60 days’ written notice. In such event, our Adviser must cooperate with us and our directors in making an orderly transition of the advisory function.
Our Acquisitions.   We will not purchase assets in which our Adviser, our Sponsor, any of our directors or officers or an affiliate thereof has an interest without the approval of a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction reflecting that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our Adviser, our Sponsor, any of our directors or officers or an affiliate thereof, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors.
Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our Adviser, our Sponsor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest owned by our Adviser, our Sponsor, our directors or officers or any of their affiliates.
Other Transactions Involving Affiliates.   Our charter provides that a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us, on the one hand, and our Adviser, our Sponsor, any of our officers or directors or any of their affiliates, on the other, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, are on substantially the same terms and conditions as those received by other joint venturers.
Limitation on Operating Expenses.   Commencing four fiscal quarters after March 20, 2024, our Adviser must reimburse us the amount by which our aggregate Total Operating Expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless the affiliated-transactions committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
Issuance of Options and Warrants to Certain Affiliates.   We will not issue options or warrants to purchase our common stock to our Adviser, our directors, our Sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our Adviser, our directors, our Sponsor and their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of a majority of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our Adviser, our directors, our Sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares.   Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to our Sponsor, our Adviser, our directors or any affiliate in connection with our repurchase of our common stock.
Loans to Affiliates.   We will not make any loans to our Adviser, our Sponsor or to our directors or officers or any of their affiliates. In addition, our charter provides that we will not borrow from these affiliates unless a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our Adviser, our Sponsor or their affiliates.

Reports to Stockholders.   Our charter requires that we prepare an annual report, which will include financial statements prepared in accordance with GAAP and audited by our independent registered public accounting firm, and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that our charter requires to be included in the annual report or included in a proxy statement delivered with the annual report are:
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the ratio of the costs of raising capital during the year to the capital raised;

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the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Adviser and any affiliates of our Adviser by us or third parties doing business with us during the year;

•
our Total Operating Expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

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a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

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a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Adviser, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.   No shares of our common stock may be transferred or issued to our Adviser, our directors or any affiliate unless such persons agree that they will not vote their shares of common stock regarding (i) the removal of our Adviser, a director or any affiliate, or (ii) any transaction between our Adviser, a director or any affiliate and us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES
Our NAV for each class of shares is based on the net asset values of our investments (including real estate related securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including class-specific accruals, in all cases as described below.
General
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our Adviser and our Independent Valuation Advisor (defined below) in connection with estimating the fair values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our board of directors will review our valuation guidelines and methodologies with our Adviser at least annually, which review will also include an annual review with our Independent Valuation Advisor of the valuation guidelines and methodologies specific to our investments in real property. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (i) determines that such changes are likely to result in a more accurate reflection of our NAV or a more efficient or less costly procedure for the determination of our NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of our NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. Our Adviser will utilize independent third parties to calculate the fair value of our real estate properties. We expect our Adviser to calculate the fair value of our other assets and liabilities, though our Adviser may retain additional third parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While our Independent Valuation Advisor is responsible for providing monthly restricted appraisal reports of our real estate properties and reviews of third-party appraisals as described below, our Independent Valuation Advisor is not responsible for, nor does it prepare or calculate, our monthly NAV. Our Adviser is ultimately responsible for the determination of our monthly NAV. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate our NAV in a certain way. As a result, other public non-traded REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc. to serve as our “Independent Valuation Advisor” with respect to providing monthly restricted appraisal reports for real properties, reviewing annual third-party real property appraisals, helping us administer the valuation and review process described under “Valuation of Investments — Consolidated Properties” below for the real properties in our portfolio, and assisting in the development and review of the valuation procedures for real properties contained herein. Altus Group is a multidisciplinary provider of independent, commercial real estate appraisal, consulting, technology, and advisory services with multiple offices around the world, including in the United States, Canada, Europe and Asia Pacific. Altus Group is not affiliated with us or the Adviser. Our Adviser, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows.
Our Independent Valuation Advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of our Independent Valuation Advisor in reports we publicly file with the SEC.
Our Independent Valuation Advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the monthly valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated monthly by State Street Bank and Trust Company based on information obtained from our Independent Valuation Advisor, third-party real property appraisals and other information provided by our Adviser, and such calculation will be reviewed and confirmed by our Adviser. Pursuant to our valuation services agreement with our Independent Valuation Advisor, each month our Adviser will receive (i) appraisal reports for our real properties subject to a third-party appraisal during the month, which appraisal reports will have been reviewed by our Independent Valuation Advisor and (ii) restricted appraisal reports for our other real properties prepared by our Independent Valuation Advisor.
We have agreed to pay fees to our Independent Valuation Advisor upon its delivery to us of its reports. We have also agreed to indemnify our Independent Valuation Advisor against certain liabilities arising out of this engagement. The compensation we pay to our Independent Valuation Advisor will not be based on the estimated values of our properties.
Our Independent Valuation Advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management, real estate valuation advisory and other services to EQT Real Estate and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our Independent Valuation Advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for EQT Real Estate and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Investments
Consolidated Properties
For the purposes of calculating our monthly NAV, our properties will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations. As such, the initial value of acquisitions that qualify as asset acquisitions will include transaction costs.
Each property will then be valued by an independent third-party appraisal firm within the first three full months after acquisition and no less frequently than annually thereafter. Additionally, each month after the initial third-party appraisal, our Independent Valuation Advisor will provide a restricted appraisal report for any real property that was not the subject of a third-party appraisal report during that month. All appraisals are reviewed by our Adviser, and our Independent Valuation Advisor will review all annual independent third-party appraisals as described below.
We will seek to schedule the appraisals by third-party appraisal firms evenly throughout the calendar year, such that an approximately equal portion of the real properties in our portfolio are appraised by a third-party appraisal firm each month, although we may have more or fewer appraisals in an individual month. Annual third-party appraisals may be delayed for a short period in exceptional circumstances. Properties existing on the same tax lot or within a planned unit development may be valued as a single asset. Each appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice, or

the similar industry standard for the country where the property appraisal is conducted if we would ever acquire a property outside of the United States. Each appraisal will be reviewed, approved, and signed by an individual with the professional MAI designation of the Appraisal Institute.
Our Independent Valuation Advisor will review and provide an opinion as to the reasonableness of each appraisal report from a third-party appraisal firm. Unresolved valuation discrepancies between the appraisal provided by the third-party appraisal firm and the review conducted by our Independent Valuation Advisor are subject to our valuation dispute resolution procedures. Under these procedures, if the third-party appraisal firm and our Independent Valuation Advisor are unable to reconcile any key differences, we will use the restricted appraisal report most recently provided by our Independent Valuation Advisor in the calculation of our NAV until a new appraisal from a different third-party appraisal firm is obtained, reviewed for reasonableness by the Independent Valuation Advisor and used as the appraised value.
Our Adviser will monitor our properties for events that our Adviser believes may be expected to have a material impact on the most recent estimated values of such property, and will notify our Independent Valuation Advisor of such events. If an event becomes known to our Adviser or our Independent Valuation Advisor that is likely to have any material impact on previously provided estimated values of the affected properties, our Independent Valuation Advisor will revalue the affected properties as soon as practicable.
For example, a revaluation may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our Adviser or our Independent Valuation Advisor which may impact more than a specific property. Any such revaluations will be estimates of fair value reflecting the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
In general, we expect that any revaluations will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by our Independent Valuation Advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property-level financing that may be in place. The primary methodology used to value properties is the income approach (discounted cash flow analysis), whereby a property’s value is calculated by determining the present value of an asset’s stream of future cash flows. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and cost approaches.
In conducting their investigations and analyses, our Independent Valuation Advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Adviser, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our Independent Valuation Advisor and other independent third-party appraisal firms may review information supplied or otherwise made available by us or our Adviser for reasonableness, they will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party, and will not undertake any duty or responsibility to verify independently any of such information. Our Independent Valuation Advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise)

other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Advisor and independent third-party appraisal firms, our Independent Valuation Advisor and independent third-party appraisal firms will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and our Adviser, and will rely upon us and our Adviser to notify them promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, our Independent Valuation Advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond their control and our control, as well as certain factual matters. For example, our Independent Valuation Advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Advisor’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Advisor’s analysis, opinions and conclusions. Our Independent Valuation Advisor’s opinions and reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
Our Independent Valuation Advisor’s appraisal reports and each individual appraisal report by an independent third-party appraisal firm will be addressed solely to us to assist our Adviser in calculating our monthly NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, our Independent Valuation Advisor and independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.
Our Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed or appraised by our Independent Valuation Advisor. State Street Bank and Trust Company will incorporate such valuations into our NAV, which will then be reviewed and confirmed by our Adviser.
Unconsolidated Properties Held Through Joint Ventures
Unconsolidated properties held through joint ventures generally will be valued in a manner and frequency that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and our Adviser determines the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by our Adviser, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.
Valuation of Real Estate Related Securities
In general, real estate related securities will be valued by our Adviser based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our real estate related securities. When reliable market quotations for real estate related securities are available from multiple sources, our Adviser will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by our Adviser to not be reliable, our Adviser may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by our Adviser. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades as of the date of the valuation.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by our Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as preferred equity investments or investments in private companies, are unlikely to have market quotations.
The initial value of preferred equity investments and noncontrolling investments in private companies will generally be the acquisition price of such investment. Each such investment will then be valued by our Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter. Our Adviser may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity investments or noncontrolling investments in private companies. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable. For each month that our Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment.
Our board of directors has delegated to our Adviser the responsibility for monitoring significant events that may materially affect the values of our real estate related securities investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. The valuation of our real estate related securities will not be reviewed or appraised by our Independent Valuation Advisor.
Liabilities
We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include fees payable to our Adviser and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, operating expenses, property-level mortgages, interest rate hedges, any portfolio-level credit facilities and other liabilities. All liabilities will be valued by our Adviser using widely accepted methodologies specific to each type of liability. Our debt will typically be valued at fair value in accordance with GAAP, net of deferred financing costs. Liabilities related to distribution fees, management fees payable to our Advisor and any performance participation allocation to the Special Limited Partner will accrue to a specific class of shares and will only be included in the NAV calculation for that class as described below. Our Adviser’s valuation of our liabilities and each investment’s liabilities, including any third-party incentive fee payments or investment-level debt, deal terms and structure will not be reviewed or appraised by our Independent Valuation Advisor.
Our Adviser has agreed to several support measures, described in “Management — Adviser Support.” For purposes of calculating our NAV, the organization and offering expenses advanced, waived or paid by our Adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we pay our Adviser for these costs. In addition, the general and administrative expenses paid by the Adviser through the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2026, the second anniversary of the date on which we broke escrow in this offering, are not recognized as expenses or as a component of equity and are not reflected in our NAV until we reimburse the Adviser for these expenses.
Under GAAP, we record liabilities for distribution fees (i) that we currently owe the Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. However, in keeping with standard industry practice, we do not deduct the liability for estimated future distribution fees in our calculation of NAV, which fees are not payable under certain circumstances such as in the event of our liquidation.
NAV and NAV Per Share Calculation
Our NAV per share will be calculated by State Street Bank and Trust Company as of the last calendar day of each month and is available generally within 15 calendar days after the end of each applicable month. Our board of directors, including a majority of our independent directors, may replace State Street Bank and Trust Company with another party, including our Adviser, if it is deemed appropriate to do so. Our Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV. Our Independent Valuation Advisor is not responsible for, nor does it prepare or calculate, our monthly NAV.
Each month, before taking into consideration accrued dividends or other class-specific accruals, any change in the aggregate NAV (the “Aggregate Fund NAV”) of our outstanding shares of each class of common stock, along with the Operating Partnership units held by parties other than us, will be allocated among each class of common stock and Operating Partnership unit held by parties other than us based on each such class’s relative percentage of the previous month’s NAV, adjusted for issuances, including issuances under our distribution reinvestment plan, repurchases and vesting of prior restricted shares and units during such month. Changes in our monthly Aggregate Fund NAV include, without limitation, accruals of our net portfolio income, interest expense, unrealized/realized gains and losses on assets, any applicable organization and offering costs, expense reimbursements and any non-class-specific accruals. Changes in our monthly Aggregate Fund NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, our Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, our Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the allocation of the changes in our Aggregate Fund NAV as described above, the NAV for each class of common stock and Operating Partnership unit held by parties other than us is adjusted for additional issuances, repurchases and vesting of our shares and units, class-specific accruals for distributions, ongoing distribution fees, management fees payable to our Adviser, and any performance participation allocation to the Special Limited Partner to determine the monthly NAV for each class. These accruals are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific accruals may differ for each class, even when the NAV per share of each class is the same. These class-specific accruals will impact the distributions and/or NAV of a share class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class A-I, Class A-II, Class I and Class E shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV are also different for each class. See “Description of Capital Stock — Distribution Policy.” Because the purchase price of shares in the primary offering is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and dealer manager fees have no effect on the NAV of any class. At the close of business of each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our stockholders of record of such class.
The NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. Restricted Class E shares that remain unvested at the end of the month are excluded from the NAV per share calculation.
Our valuation guidelines include the following methodology to determine the monthly NAV of our Operating Partnership and its units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. Classes of units of our Operating Partnership that do not correspond to a class of our shares will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of shares of our common stock are not made based on the most current monthly NAV per share of our common stock at the time of purchase or repurchase. Generally, the transaction price for each class of our common stock will equal our most recently disclosed monthly NAV for the applicable class. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price for each class of our common stock will generally be based on the most recently disclosed monthly NAV per share for the applicable class, such NAV per share may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the most recently disclosed NAV per share. In cases where our transaction price is not based on the most recently disclosed monthly NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. We may determine whether a material change has occurred to our most recently disclosed NAV per share and whether to set a transaction price that differs from such NAV per share, and in such cases, we have discretion over what such transaction price will be.
Our transaction price will be made publicly available by posting it on our website at EQRT.com and filing a prospectus supplement with the SEC and in certain cases delivered directly to subscribers. Please see the “How to Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.
As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors — Valuations and appraisals of our real estate and real estate related securities are estimates of fair value and may not necessarily correspond to realizable value” and “— It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our Adviser’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our Adviser may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, the Independent Valuation Advisor with respect to our real properties and the Adviser with respect to our other assets and liabilities may apply alternative methodologies, provided that our Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider certain exit costs (e.g., debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold but does assume customary market costs of selling properties in the valuation of real property. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
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a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

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a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

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shares of our common stock would trade at their NAV per share on a national securities exchange;

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a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

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the NAV per share would equate to a market price of an open-ended real estate fund.

PRIOR PERFORMANCE
The information presented in this section presents the historical experience of real estate investment programs sponsored in the last ten years by EQT Real Estate and its affiliates, excluding joint ventures, separately managed accounts, co-investment accounts, programs that EQT did not originally sponsor which EQT has managed for less than one year, and other programs for which EQT Real Estate or its affiliates do not or did not have acquisition investment discretion unless otherwise noted. Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Further, all of the prior programs discussed in this section were conducted through privately held entities that were not subject to all of the laws and regulations that will apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page C-1, include further information regarding certain prior programs. References in this section to EQT Real Estate include its affiliates, including our Sponsor.
Capital Raising
EQT Real Estate operates programs that invest primarily in real property.
During the ten-year period ended December 31, 2024, EQT Real Estate sponsored 24 real estate programs, all of which consist of private programs that invest primarily in real property. We refer to these 24 programs as the “prior programs” in this section. In the aggregate, during this period EQT Real Estate raised over $23 billion from more than 230 investors from its prior programs. EQT Real Estate also raised capital for numerous joint ventures, separately managed accounts, co-investment accounts, and other programs during this period.
Please see “Appendix C: Prior Performance Tables — Table I” for more detailed information about fundraising for certain EQT Real Estate prior programs during the three-year period ended December 31, 2024.
Investments
During the ten years ended December 31, 2024, the prior programs made investments in approximately 1,744 real estate properties with an aggregate cost of approximately $33.4 billion, including leverage. The table below provides details about the location and aggregate cost of these properties.
	Property Investments
Location	Number	Cost
		(In thousands)
United States	1,333	$24,693,992
Europe	399	7,688,262
Asia Pacific	12	973,657
Total All Locations	1,744	$33,355,911
The following table gives a breakdown of the aggregate investments in real property (based on cost of investments) made by the prior programs, categorized by property type, during the ten years ended December 31, 2024.
Type of Property	Total
Industrial	93.6%
Office	0.8%
Multifamily	0.7%
Other	4.9%
Total	100.0%

Approximately 20% of properties represented in the table above were development/construction properties and approximately 80% of the properties represented in the table above were new and used properties.
Sales and Dispositions
Approximately 876 investments in real property have been disposed of by the prior programs during the ten years ended December 31, 2024. The aggregate gross sales proceeds of such properties were approximately $16.9 billion, and the aggregate cost basis was approximately $11.1 billion at disposition.
Please see “Appendix C: Prior Performance Tables — Table III” for information about the operating results of certain prior programs, the offerings of which closed in the five years ended December 31, 2024.
Investment Objectives
We consider a prior program to have investment objectives similar to that of ours if the program seeks steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate. Because our focus is providing attractive current income in the form of regular, stable cash distributions, the acquisition of assets that generate steady and current income at acquisition is key to our investment strategy. We distinguish prior programs with investment strategies that seek primarily capital appreciation by investing generally in value-add real estate. Value-add assets are often undermanaged assets or assets that could be repositioned to enhance their value. These value-add assets often require a significant amount of additional work (e.g., leasing, repositioning, or work-outs) and capital expenditures. As such, the prior programs that invest in value-add real estate assets focus on assets with a higher degree of risk and a higher potential for equity appreciation than the assets we will target.
Approximately 28% of the aggregate funds raised from investors by the prior programs were invested in programs with investment objectives similar to ours.
The aggregate cost of the underlying properties of the prior programs with similar investment objectives is approximately 36% of the total aggregate cost incurred by all of the prior programs during the period. During the ten years ended December 31, 2024, approximately 56 investments in real estate properties were disposed of by prior programs with similar investment objectives to ours. The aggregate gross sales proceeds of such properties were approximately $958 million, and the aggregate cost basis was approximately $812 million at disposition.
Prior Program Summary
EQT Real Estate has sponsored and managed 24 prior programs that invest primarily in real property during the ten years ended December 31, 2024. Below is a description of these 24 prior programs.
The Exeter Industrial Core funds have investment objectives similar to ours. The remaining prior programs do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in value-add real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate.
The 24 prior programs are as follows:
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Exeter Core Industrial Venture, L.P.   (“EICF I”) launched in 2011 and closed in 2012 with a total of $404 million of capital commitments. All of EICF I’s investments were made in the U.S. and were required to have initial occupancy of at least 93%, with a weighted average lease term of at least 4 years.

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Exeter Core Industrial Club Fund II, L.P.   (“EICF II”) launched in 2015 and closed in 2016 with a total of $575 million of capital commitments. All of EICF II’s investments were made in the U.S. and were required to have initial occupancy of at least 93%, with a weighted average lease term of at least 4 years.

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Exeter Industrial Core Fund III, L.P.   (“EICF III”) launched in 2018 and closed in 2019 with a total of $1.3 billion of capital commitments. All of EICF III’s investments were made in the U.S. and were required to have initial occupancy of at least 93%, with a weighted average lease term of at least 4 years.

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EQT Exeter Industrial Core-Plus Fund IV, L.P.   (“EICF IV”) launched in 2021 and closed in 2022 with a total of $3.0 billion of capital commitments. All of EICF IV’s investments will be made in the U.S. and will be required to have initial occupancy of at least 93%, with a weighted average lease term of at least 4 years.

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Exeter Industrial Value Fund, L.P.   (“EIVF I”) launched in 2007 and closed in 2008 with a total of $357 million of capital commitments. All of EIVF I’s investments were made in the U.S. EIVF I was permitted to make investments outside the eastern U.S., subject to investment limitations, but EIVF I was not permitted to make investments outside of the U.S.

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Exeter Industrial Value Fund II, L.P.   (“EIVF II”) launched in 2010 and closed in 2012 with a total of $615 million of capital commitments. All of EIVF II’s investments were made in the U.S. EIVF II was permitted to make investments outside the eastern, central, and southern U.S., subject to investment limitations, but EIVF II was not permitted to make investments outside of the U.S.

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Exeter Industrial Value Fund III, L.P.   (“EIVF III”) launched in 2013 and closed in 2014 with a total of $832 million of capital commitments. A majority of EIVF III’s investments were made in the U.S. EIVF III was permitted to make investments outside the U.S. and in metropolitan Vancouver, Calgary, and Toronto, subject to investment limitations.

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Exeter Industrial Value Fund IV, L.P.   (“EIVF IV”) launched in 2016 and closed in 2017 with a total of $1.3 billion of capital commitments. A majority of EIVF IV’s investments were made in the U.S. EIVF IV was permitted to make investments in select markets in Canada and Mexico, subject to investment limitations.

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Exeter Industrial Value Fund V, L.P.   (“EIVF V”) launched in 2019 and closed in 2020 with a total of $2.0 billion of capital commitments. A majority of EIVF V’s investments were made in the U.S. EIVF V was permitted to make investments in select markets in Canada and Mexico, subject to investment limitations.

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EQT Exeter Industrial Value Fund VI, L.P.    (“EIVF VI”) launched in 2022 and closed in 2023 with a total of approximately $4.9 billion of capital commitments. A majority of EIVF VI’s investments will be made in the U.S. EIVF VI is permitted to make investments in select markets in Canada and Mexico, subject to investment limitations.

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Exeter Office Value Fund, L.P.   (“EOVF I”) launched in 2018 and closed in 2020 with a total of $121 million of capital commitments. All of EOVF I’s investments were made in the U.S.

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Exeter Office Value Fund II, L.P.   (“EOVF II”) launched in 2020 and closed in 2022 with a total of $714 million of capital commitments. All of EOVF II’s investments were made in the U.S. As of December 31, 2024, EOVF II had called approximately $130 million of capital commitments. Due to challenging market conditions and volatility in the office sector, EOVF II largely refrained from making investments during its investment period. As a result, EOVF II is currently seeking consent from its limited partners to allow the general partner to release investors from their remaining uncalled capital commitments. Upon receipt of such consent, the general partner intends to release all but $71.4 million, which may be called for existing investments and other costs as provided in EOVF II’s limited partnership agreement.

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EQT Exeter Multifamily Value Fund II, L.P.   (“EMVF II”) launched in 2022 with a total of $64 million of capital commitments as of December 31, 2024. Due to challenging market conditions and volatility in the multifamily sector, the fundraising environment presented significant challenges. As a result, EMVF II has not called or accepted any investor capital, and consequently, EMVF II elected to release investors from their capital commitments and proceed with an orderly liquidation of the fund.

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Exeter Europe Industrial Core Fund S.C.Sp.   (“EEIC I”) launched in 2019 and closed in 2020 with a total of €980 million of capital commitments. All of EEIC I’s investments will be made in Europe and will be required to have initial occupancy of at least 93%, with a weighted average lease term of at least 6 years.

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EQT Exeter ELC II S.C.Sp.   (“EELC II”) launched in 2022 with a total of €334 million of capital commitments as of December 31, 2024. All of EELC II’s investments will be made in Europe and will be required to have initial occupancy of at least 93%, with a weighted average lease term of at least 5 years.

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Exeter/Phoenix Investment Partnership II S.C.S.   (“EEVV I”) launched in 2014 and closed in 2014 with a total of €41 million of capital commitments. All of EEVV I’s investments were made in Ireland.

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Exeter Europe Investment Partnership S.C.Sp.   (“EEVV II”) launched in 2014 and closed in 2015 with a total of €300 million of capital commitments. All of EEVV II’s investments were made in Europe.

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Exeter Europe Value Venture III S.C.Sp.   (“EEVV III”) launched in 2017 and closed in 2017 with a total of €750 million of capital commitments. All of EEVV III’s investments were made in Europe.

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Exeter Europe Logistics Value Fund IV S.C.Sp.   (“EELVF IV”) launched in 2020 and closed in 2021 with a total of €2.1 billion of capital commitments. All of EELVF IV’s investments will be made in Europe.

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EQT Real Estate I (No. 1) L.P.   (“EQTRE I”) launched in 2015 and closed in 2017 with a total of €373 million of capital commitments. All of EQTRE I’s investments were made in Europe.

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EQT Real Estate II S.C.Sp.   (“EQTRE II”) launched in 2018 and closed in 2020 with a total of €1.0 billion of capital commitments. All of EQTRE II’s investments were made in Europe, with a focus on gateway cities in France, Germany, the Nordic Region, and the U.K.

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EQT Exeter China Logistics Fund S.C.Sp.   (“EECLF”) launched in 2021 with a total of $107 million of capital commitments as of December 31, 2023. All of EECLF’s investments were made in China.

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BPEA Real Estate Fund I, L.P.   (“BPEA I”) launched in 2012 and closed in 2015 with a total of $365 million of capital commitments. All of BPEA I’s investments were made in Asia Pacific.

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BPEA Real Estate Fund II, S.C.Sp   (“BPEA II”) launched in 2017 and closed in 2017 with a total of $1.0 billion of capital commitments. All of BPEA II’s investments were made in Asia Pacific.

Material Adverse Developments of Prior Programs
EQT Real Estate has sponsored and managed private real estate funds over the past 17 years through various economic cycles, including the global financial crisis of 2008 and 2009 and most recently the COVID-19 pandemic. Adverse business developments in prior programs were generally the result of broader economic distress (e.g., the global financial crisis, periods of increased volatility) and were, or are, expected to be temporary in nature. Specific instances of such temporary adverse developments are discussed below.
During the global financial crisis of 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. As a result, valuations of EQT Real Estate’s real estate programs during this period were reduced in most cases. While such real estate programs were formed primarily to acquire value-add real estate investments, and have different investment objectives than ours, virtually the entire real estate industry globally, including such programs, suffered during the financial crisis.
Additionally, the real estate programs have from time to time realized losses on certain investments, had tenants file for protection from creditors under the bankruptcy code, tenants vacate facilities prior to or at the end of, or cease operations during, a lease term, and from litigation with tenants involving lease defaults and related to sales of properties. These developments caused a reduction in cash flow and an increase in administrative expenses during certain periods.
Specifically, EIVF I raised $357 million of investor equity and commenced investing in 2007. EIVF I’s overall return included realized losses on four investments that the fund acquired from 2007 to 2008 during the global financial crisis and were impacted by tenant departures and low occupancy. The four investments incurred total realized losses of $7.0 million, or 2.0% of EIVF I’s total invested capital.
More recently, please see “ — Prior Program Summary” above for recent developments in EOVF II and EMVF II regarding a release of investor commitments.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of April 16, 2025, information regarding (i) the number and percentage of shares of our common stock or Class A preferred stock owned by each director, our named executive officers and all directors and executive officers as a group, and (ii) the number and percentage of shares of our common stock owned by any person known to us to be the beneficial owner of more than 5% of outstanding shares of our voting securities. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087.
	Class E Common Stock		Class A Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers
Henry Steinberg	—	—%	—	—%
J. Peter Lloyd	—	—%	118	53.64%
Ali Houshmand	—	—%	10	4.55%
Brian Fogarty	—	—%	20	9.09%
Yangyang Nezin	—	—%	—	—%
Mary Beth Morrissey	19,830	20.24%	—	—%
Peter Rodriguez	19,164	19.56%	—	—%
Gary Reiff	19,164	19.56%	—	—%
Alan Feldman	19,830	20.24%	—	—%
All directors and executives as a group	77,988	79.60%	148	67.28%
Other 5% Beneficial Owners by Class
Share Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class E Common Stock	Exeter Property Group, LLC	20,000	20.41%

Class I Common Stock	Michael G Simpson Irrevocable Trust	37,915	13.76%
Class I Common Stock	Robert B Stephenson Revocable Trust	30,384	11.03%
Class I Common Stock	Harry Lehrer and Lisa Vecchi-Lehrer	20,328	7.38%

Class A-II Common Stock	Hudspeth Family Irrevocable Trusts	86,372	15.59%
Class A-II Common Stock	The Wigle Charitable Remainder Trust	47,985	8.66%
Class A-II Common Stock	Randall Germeraad 2020 Irrevocable Trust	47,801	8.63%
In addition, as of April 16, 2025, the Operating Partnership had issued 19,628,251.459 Class E units to EQT Real Estate Holdings. See “Prospectus Summary — Has our Sponsor or its affiliates made an investment in our company?” EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan and (3) upon a repurchase request, the

Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction (defined herein).

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.
Under our charter, we have authority to issue a total of 2,300,000,000 shares of capital stock. Of the total shares of stock authorized, 2,200,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares, 500,000,000 of which are classified as Class I shares, 100,000,000 of which are classified as Class E shares, 50,000,000 of which are classified as Class A-I shares and 50,000,000 of which are classified as Class A-II shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, of which 220 shares are classified as Class A shares. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Class T Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain selected dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, selected dealers.

Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.
The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
We will cease paying the distribution fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.91.
The upfront selling commission and dealer manager fee will not be payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class T shares. Class T shares are also subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class T shares are available through brokerage and transaction-based accounts. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Class S Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, selected dealers. No upfront dealer manager fees are paid for sales of any Class S shares.
Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

We will cease paying the distribution fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class S share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class S share over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.91.
The upfront selling commission will not be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class S shares. Class S shares are also subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class S shares are available through brokerage and transaction-based accounts. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Class D Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, selected dealers. No upfront dealer manager fees are paid for sales of any Class D shares.
Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager selling commissions over time as distribution fees with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
We will cease paying the distribution fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.89.
The upfront selling commission will not be payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class D shares. Class D shares are also subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through selected dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at selected dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Class I Shares
No upfront selling commissions, dealer manager fees or distribution fees will be paid with respect to any purchases of Class I shares. Class I shares are subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. The management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through selected dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) by our executive officers and directors and their immediate family members, as well as officers and employees of our Adviser, EQT or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (F) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.
Class E Shares
Class E shares are not subject to any upfront selling commissions, dealer manager fees, distribution fees, management fees payable to our Adviser or the performance participation allocation to the Special Limited Partner. Because there are no class-specific accruals, we expect the distributions and/or the NAV per share of Class E shares to be higher than other share classes.
Class E shares of our common stock are not available for purchase in this offering. Class E shares are only available for purchase in private transactions by (i) our Adviser, our Sponsor and their affiliates, (ii) employees of our Adviser, our Sponsor and their affiliates and (iii) our officers and directors.

Class A-I Shares
No upfront selling commissions, dealer manager fees or distribution fees will be paid with respect to any purchases of Class A-I shares. Class A-I shares are subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. The management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class A-I shares of our common stock are not available for purchase in this offering. We commenced a private offering of our Class A-I shares to “accredited investors” as defined in Regulation D during the year ended December 31, 2024. The primary offering of Class A-I shares terminated on January 2, 2025 and the distribution reinvestment plan offering is ongoing. This private offering is being conducted pursuant to Rule 506(c) of Regulation D and other applicable exemptions.
Class A-II Shares
No upfront selling commissions, dealer manager fees or distribution fees will be paid with respect to any purchases of Class A-II shares. Class A-II shares are subject to management fees payable to our Adviser and any performance participation allocation to the Special Limited Partner. The management fees and the performance participation allocation accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the allocation of class-specific accruals will result in different amounts of distributions being paid with respect to certain classes of shares and/or a different NAV per share for certain classes of shares. See “Compensation,” “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy” for more information.
Class A-II shares of our common stock are not available for purchase in this offering. We commenced a private offering of our Class A-II shares to “accredited investors” as defined in Regulation D in January 2025. This private offering is being conducted pursuant to Rule 506(c) of Regulation D and other applicable exemptions.
Other Terms of Conversion of Common Stock
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, as described above under “— Class T Shares,” “— Class S Shares,” and “— Class D Shares,” each Class T share, Class S share, Class D share, Class E share, Class A-I share and Class A-II share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. However, with respect to Class E shares, Class A-I shares and Class A-II shares only, such conversion will not occur if immediately after the occurrence of any such event we are externally advised with different management fee allocations (which may or may not include different performance allocations) for holders of Class I shares on the one hand and holders of Class E shares, Class A-I shares and Class A-II shares on the other hand. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share, Class D share, Class E share, Class A-I share and Class A-II share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.
However, our charter provides that when a privately issued share of preferred stock is entitled to vote on a matter with the holders of shares of our common stock, the relationship of (i) the number of votes per such share of preferred stock to (ii) the consideration paid to us for such share of preferred stock shall not exceed the relationship of (x) the number of votes per publicly issued share of common stock to (y) the book value per outstanding share of common stock, all as determined on the date of issuance of such privately issued share of preferred stock. Preferred stock issued with a distribution preference over common stock reduces the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors may issue preferred stock at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock.
On June 9, 2023, we issued 220 shares of Class A preferred stock, which are the only shares of preferred stock currently authorized. The 220 shares were issued to eight officers and employees of EQT Real Estate and its affiliates at a price of $1,000 per share. The purpose of the issuance was for us to qualify as a “domestically controlled REIT.” See “Risk Factors — Risks Related to our REIT Status and Certain Other Tax Items — Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.” In connection with the issuance, our board of directors, including all of our independent directors (after consultation with counsel), determined that the issuance was fair and reasonable and on terms no worse than we could obtain from third parties. The terms of the Class A preferred stock mirror those issued by other REITs seeking “accommodation stockholders” in order to qualify as a REIT for tax purposes. Specifically, the shares of Class A preferred stock pay a 10% annual dividend and have a $1,000 per share liquidation preference. The Class A preferred stock may be redeemed at any time in our discretion by payment of $1,000 per share plus a $50 per share redemption premium in the event of redemption prior to December 31, 2024. No shares of preferred stock had been redeemed as of December 31, 2024. The shares of Class A preferred stock have no voting rights, may not block a merger or other major transaction and may not be converted into any other class of security.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the delivery of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, (4) election or removal of our directors, and (5) such other matters that our board of directors has declared advisable and directed that the matter be submitted to our stockholders for approval or ratification. Except with respect to the election of directors or as otherwise provided in the MGCL or our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or dissolve us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.
Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If our Adviser or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, our Adviser and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: EQT Exeter Real Estate Income Trust, Inc., Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087, attn: Brian Fogarty. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.
Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter and as our board of directors may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.
Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Minimum Account Repurchases
Pursuant to our charter, in the event that any holder of shares of common stock fails to maintain in such holder’s account a minimum balance of $500 of shares of our common stock or such other amount of shares of common stock as from time to time determined by our board of directors and set forth in a certificate of notice filed by us with the State Department of Assessments and Taxation of Maryland, we may repurchase all of the shares of common stock held by such holder at the repurchase price in effect under the share repurchase plan on the date that we determine that such holder has failed to meet the minimum account balance. Minimum account repurchases are not subject to any Early Repurchase Deduction.
Distribution Policy
Beginning in April 2024, we have declared monthly distributions for each outstanding class of our common stock with a record date as of the close of business on the last calendar day of each month. We intend to continue to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock.
Distributions are made on all classes of our common stock at the same time. Ongoing distribution fees, management fees and the performance participation allocation accrue on a class-specific basis. These class-specific accruals will impact the distributions and/or NAV of a share class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class I, Class E, Class A-I and Class A-II shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes.
We expect to use the “record share” method of determining the per share amount of distributions on Class T, Class S, Class D, Class I, Class E, Class A-I and Class A-II shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific accruals for distribution fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific accruals for distribution fees allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations — Taxation of REITs in General — Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations — Annual Distribution Requirements Applicable to REITs” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or other offerings) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from offerings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment of our assets, borrowings, return of capital, offering proceeds or the temporary deferral or waiver of fees and expense reimbursements (including the payment of fees with shares of our stock), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which our Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from our offerings and the performance of our investments. Funding distributions from the sale of or repayment of our assets, borrowings, return of capital, proceeds of our offerings or the temporary deferral or waiver of fees and expense reimbursements will result in us having less funds available to acquire properties or other real estate related securities. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions of in-kind property in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind property distributions, and (c) in-kind property distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby investors in this primary offering (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain selected dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain selected dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the shares of our common stock owned by participants in the distribution reinvestment plan will be immediately reinvested in additional shares of the same class on behalf of the participants on the business day such distribution would have been paid to such stockholder. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price at the time of the record date for the distribution. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The distribution fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the distributions payable or, alternatively, the NAV with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this primary offering.
Our board of directors may determine, in its sole discretion, to designate certain distributions as ineligible for reinvestment through the distribution reinvestment plan, without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment must be provided to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon notice to participants. We may provide notice of any material amendment, suspension or termination of the distribution reinvestment plan by disclosing such information to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current or periodic report filed by us with the SEC. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Restrictions on Roll-Up Transactions
In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:
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a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

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a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our Adviser; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “against” the Roll-up Transaction the choice of:
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accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

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one of the following:

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remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

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receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:
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that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election of directors, the removal of our Adviser, the directors or any of their affiliates, any transaction between the Company and our Adviser, the directors or any of their affiliates, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

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that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

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in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “— Meetings and Special Voting Requirements” section above; or

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in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Registration Rights Agreements
The Advisory Agreement provides that with respect to any Class E shares of our common stock paid as a management fee (or received upon conversion of Class E units paid as a management fee), within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with our Adviser for the shares received as payment for the management fee (or received upon conversion of Class E units paid as a management fee), with terms mutually agreeable to us and our Adviser. This obligation survives the termination of the Advisory Agreement.
Similarly, our Operating Partnership’s partnership agreement provides that with respect to any Class E shares of our common stock that were issued (or are issuable) upon exchange of Class E units issued in connection with the performance participation interest, within six months after a listing of the shares on a national securities exchange, we will enter into a registration rights agreement with the Special Limited Partner for these shares, with terms mutually agreeable to us and the Special Limited Partner.
We have also agreed to enter into similar registration rights agreements with EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other things, the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of our common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power

(except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
We will not elect to be subject to any provision of Subtitle 8 of Title 3 of the MGCL if doing so would adversely affect the rights, preferences and privileges of stockholders unless such election would be of no force or effect following a vote of the stockholders to ratify such election if such vote failed to garner the approval of a majority of the outstanding shares entitled to vote on the matter. We will use our best efforts to hold such stockholders’ meeting as soon as possible following such election but may adjourn or postpone the meeting to solicit additional votes if at the time of such adjournment or postponement a majority of the shares represented by proxy have indicated support for such election.
Vacancies on Board of Directors; Removal of Directors
Any vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions. For so long as the Advisory Agreement is in effect, our Adviser has the right to designate for nomination, subject to the ultimate approval of such nomination by our board of directors, the largest number of directors who are affiliated with our Adviser and that still constitutes less than one half of the directors on our board of directors to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders. Pursuant to the Advisory Agreement, our board of directors must also consult with our Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any director who is affiliated with our Adviser until a successor is elected and qualifies.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Forum for Certain Litigation
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction or to claims under state securities laws.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.
Determinations by Our Board of Directors
Our charter contains a provision that codifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our board of directors owes to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the board of directors’ duties under Maryland law or which did not comply with the requirements of the provision.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT
We have summarized the material terms and provisions of the Second Amended and Restated Limited Partnership Agreement of EQT Exeter REIT Operating Partnership LP, which we refer to as the “partnership agreement.”
Management of Our Operating Partnership
EQT Exeter REIT Operating Partnership LP was formed on September 7, 2022 to acquire and hold assets on our behalf.
We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. As of April 16, 2025, the only limited partners of the Operating Partnership are us; EQRT Special Limited Partner LLC, the special limited partner of the Operating Partnership and an affiliate of EQT Real Estate; and EQT Real Estate Holdings, an affiliate of our Sponsor.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to our Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
The Special Limited Partner and limited partner have expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners shall be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”
Capital Contributions
We intend to contribute the net proceeds from this offering and our private offerings, after payment of fees and expenses attributable to our offerings and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our offerings and our operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, the purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee, performance participation allocation and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.
Limited Partnership Units Generally
Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our stockholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership’s partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into the following classes of units: Class T units; Class S units; Class D units; Class I units, Class E units, Class A-I units, Class A-II units and Class A preferred units.
Class T Units, Class S Units, Class D Units, Class I Units, Class E Units, Class A-I Units and Class A-II Units
In general, the Class T units, Class S units, Class D units, Class I units, Class E units, Class A-I units and Class A-II units are intended to correspond on a one-for-one basis with our Class T shares, Class S shares, Class D shares, Class I shares, Class E shares, Class A-I shares and Class A-II shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.
In general, each Class T unit, Class S unit, Class D unit, Class I unit, Class E unit, Class A-I unit and Class A-II unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Distributions made with respect to Operating Partnership units, and the NAV per unit, may differ among classes of units as a result of class-specific accruals for ongoing distribution fees, management fees and the performance participation allocation, just as they do with respect to our classes of common stock. Upon the Operating Partnership’s liquidation, Class T units, Class S units, Class D units, Class E units, Class A-I units and Class A-II units will automatically convert to Class I units, in each case in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.
For each Class T unit, Class S unit, Class D unit, Class I unit, Class E unit, Class A-I unit or Class A-II unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.
Our Adviser may elect to receive its management fee in cash, Class E shares or Class E units, and distributions on the Special Limited Partner’s performance participation allocation may be distributable in cash or Class E units at the election of the Special Limited Partner. See “Management — The Advisory Agreement — Management Fee, Performance Participation and Expense Reimbursements” above and “— Special Limited Partner Interest” below.
For holders other than us and except as otherwise described in this prospectus, after owning an Operating Partnership unit for one year, Operating Partnership unitholders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of shares of our common stock or for cash. Subject to the lock-up agreements EQT Real Estate Holdings and affiliates of our Sponsor and their officers and employees must enter for the units purchased in connection with the Sponsor Committed Amount (described in this prospectus), holders of Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E units; provided, that (1) we will only process repurchases of such Class E units for cash after all other stockholder repurchase requests have been processed under our share repurchase plan, and (2) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases in our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations in our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other stockholder repurchase requests submitted through our share repurchase plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction (defined herein). With respect to any Class E units issued to our Adviser in lieu of management fees, any holder of such Class E units may request that we repurchase such Class E units and upon a repurchase request, the Operating Partnership will repurchase any such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units. For information regarding the repurchase of Class E units issued in connection with the performance participation interest in the Operating Partnership, see below “— Special Limited Partner Interest.”
Our Adviser, the Special Limited Partner and EQT Real Estate Holdings have registration rights with respect to shares of our common stock. See “Description of Capital Stock — Registration Rights Agreements.”
Special Limited Partner Interest
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly. The performance participation allocation will accrue on a class-specific basis. Because the portion of the Total Return attributable to Class E units of the Operating Partnership will be excluded from all performance participation calculations, no portion of the allocation will accrue to Class E units of the Operating Partnership.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:
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First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

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Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)
all distributions accrued or paid (without duplication) on the Class T units, Class S units, Class D units, Class I units, Class A-I units and Class A-II units of the Operating Partnership (collectively referred to as, the “Performance Participation OP Units”) outstanding at the end of such period since the beginning of the then-current calendar year plus

(ii)
the change in aggregate NAV of the Performance Participation OP Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and (z) applicable distribution fee expenses related to the Performance Participation OP Units (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of the Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest related to the Performance Participation OP Units and applicable distribution fee expenses related to the Performance Participation OP Units. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in “Loss Carryforward Amount” below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High-Water Mark.”
The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be distributable in cash or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E units, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership to repurchase such Class E units at a later date. Holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate net asset value of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases of our share repurchase plan treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares of our common stock as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under our share repurchase plan. Further, if we determine to repurchase fewer shares under our share repurchase plan than have been requested in any particular month, or none at all, then corresponding limitations (including pro rations) will apply to the repurchase of Class E units issued in connection with distributions on the performance participation interest. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction and such repurchases of Class E units for shares of our Class E common stock will not be subject to the limitations above.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).
The Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.
Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common stock. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the performance participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year is ultimately payable to the Special Limited Partner at the end of such calendar year.
In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.
Class A Preferred Units
The Operating Partnership has designated 220 Class A preferred units. The Class A preferred units rank senior to the Class T units, Class S units, Class D units, Class I units, Class E units, Class A-I units and Class A-II units and the special limited partner interest with respect to distribution and redemption rights and rights upon liquidation, dissolution or winding up of the Operating Partnership. All Class A preferred units must be owned and held at all times solely by us and correspond to the number of issued and outstanding shares of our Class A preferred stock. Each Class A preferred unit is substantially the economic equivalent of one share of Class A preferred stock. See “Description of Capital Stock — Preferred Stock.”

Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities.
Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, including interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership (other than us in our capacity as a limited partner) receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner and others. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides that we will be indemnified by our Operating Partnership for losses of any nature unless it is established that (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith, was the result of active and deliberate dishonesty or constituted willful misconduct or gross negligence, (ii) we received an improper benefit in money, property or services or (iii) in the case of a criminal proceeding, we had reasonable cause to believe that the act or omission was unlawful. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “— Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, non-U.S. holders that are “qualified foreign pension funds,” foreign governments or “controlled entities” of foreign governments, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any state, local, foreign, alternative minimum, Medicare or estate or other tax considerations not specifically addressed below. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction (including state, local and non-U.S. jurisdictions).
References to “partnerships” in this section refer to any entities treated as a partnership for U.S. federal income tax purposes, and references to “corporations in this section refer to any entities treated as corporations for U.S. federal income tax purposes.
Our Taxation as a REIT
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2024. We had no taxable income for the year ended December 31, 2023. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.
In connection with this offering, DLA Piper LLP (US) has rendered an opinion dated July 7, 2023 that, commencing with our taxable year ended December 31, 2024, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of DLA Piper LLP (US) is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. Investors should be aware that opinions of counsel are not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of DLA Piper LLP (US) is based on existing U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given by DLA Piper LLP (US) or us that our actual results of operations for any particular taxable year will satisfy such requirements. In addition, DLA Piper LLP (US) will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following sets forth only the material aspects of those sections. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C” corporation. A “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate.

•
If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•
If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
If we fail to distribute during each calendar year at least the sum of:

•
85% of our ordinary income for such calendar year;

•
95% of our capital gain net income for such calendar year; and

•
any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•
If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT “C” corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT “C” corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. We may also be subject to payroll taxes, property and other taxes on our assets and operations. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income. We also could be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked;

(8)
that uses a calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the U.S. federal income tax laws; and

(9)
that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, and (8) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement. In rendering its opinion that commencing with our taxable year ended December 31, 2024, we will be organized in a manner that permits us to qualify as a REIT, DLA Piper LLP (US) is relying on our representation that the ownership of our stock will satisfy condition (6).
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests.   In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. Thus, the Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership (or disregarded entity) in which it holds an interest, will be treated as the Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Company has control over the Operating Partnership and intends to operate the Operating Partnership in a manner that is consistent with the requirements for the qualification of the Company as a REIT. However, solely for purposes of the 10% value test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Taxable REIT Subsidiaries.   A “taxable REIT subsidiary” (“TRS”) is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Under the REIT Investment and Diversification and Empowerment Act of 2007 (“RIDEA”), although a TRS may not operate or manage a lodging or health care facility, it may lease or own such a facility so long as the facility is a qualified lodging facility or a qualified health care facility and such facility is operated on behalf of the TRS by an eligible independent contractor. We intend to structure our investments in lodging or health care facilities in a REIT compliant manner including in compliance with RIDEA, as appropriate.
We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.
Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•
rents from real property;

•
interest on debt obligations secured by mortgages on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale or other disposition of real property or mortgage loans (including interests in real property and interests in mortgages on real property, and including gain from the sale of certain personal property ancillary to such real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•
abatements and refunds of taxes on real property;

•
income and gain derived from foreclosure property (as described below);

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— Taxation of REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.
The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.
Dividends.   We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. All interest earned on a mortgage loan secured by both real property and personal property shall be treated as qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.
We expect that the CMBS and RMBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some

REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions.   We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.   Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. If certain requirements are satisfied, we may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.
Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests. However, if the greater of the two amounts described in the immediately preceding sentence exceeds the 1% threshold, then all amount received or accrued by the REIT with respect to the property during the taxable year will be disqualified from treatment as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property.   Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income.   Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated CMBS at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements Applicable to REITs.”

Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:
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At least 75% of the value of our total assets must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds (including, for the avoidance of doubt, personal property leased with real property to the extent rents attributable to such personal property would be treated as rents from real property as described above under “— Income Tests”);

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interests in mortgages on real property;

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stock in other REITs and debt instruments issued by publicly offered REITs;

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cash and cash items (including certain receivables);

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government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

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Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

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Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

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Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT “C” corporations for which we do not make a taxable REIT subsidiary election.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
It is not possible to state whether, in all circumstances, we will be entitled to these relief provisions.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:
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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year for which the applicable period for assessment has not expired and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General.   Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.
Entity Classification.   Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. The overall effect of these rules on us is uncertain. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.
Allocations of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally,

Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Taxation of U.S. Holders of Our Common Stock
U.S. Holder.   As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally.   As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT “C” corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. Under the Tax Cuts and Jobs Act, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income and certain holding period requirements. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We must classify portions of our designated capital gain dividend into the following categories:
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a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

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an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation.   Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income.   Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other “C” corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.
Other Tax Considerations.   To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Sales of Our Common Stock.   Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
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the amount of cash and the fair market value of any property received on such disposition; and

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the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Stock.   A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “— Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Medicare Tax.   Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.
Taxation of Non-U.S. Holders of Our Common Stock
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.
Distributions.   Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of USRPIs (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of USRPIs nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of USRPIs nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “— Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “— Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. federal income tax liability with respect to the distribution is less than the amount withheld.
Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
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The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

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The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of USRPIs. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder,” a “qualified foreign pension fund” or an entity all the interests of which are owned by “qualified foreign pension funds.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of Our Common Stock.   Subject to the discussion below under “— Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:
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the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

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the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) or an entity all the interests of which are owned by “qualified foreign pension funds” and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. The Final Regulations effective April 25, 2024, modify prior tax guidance relating to the manner in which we determine whether we are a domestically controlled REIT. These regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic “C” corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” and “international organizations” as foreign persons. The look-through rule in the Final Regulations applicable to foreign controlled domestic corporations will not apply to a REIT for a period of up to ten years if the REIT is able to satisfy certain requirements during that time, including not undergoing a significant change in its ownership and not acquiring a significant amount of new USRPIs, in each case since April 24, 2024, the date the Final Regulations were issued. If a REIT fails to satisfy such requirements during the ten-year period, the look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date of such failure. We cannot predict when we will commence being subject to such look-through rule in the Final Regulations and we may not be able to satisfy the applicable requirements for the duration of the ten-year period. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules. No assurance can be given, however, that we are or will be a domestically-controlled REIT.
Even if we were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
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our common stock was “regularly traded” on an established securities market within the meaning of applicable Treasury Regulations; and

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the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders.   Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. However, if non-U.S. persons hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder), then the qualified shareholder may be subject to FIRPTA withholding on such transactions in proportion to such non-U.S. investors’ percentage interest in the qualified shareholder.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Qualified Foreign Pension Funds.   Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.
We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.
Repurchases of Our Common Stock.   A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “— Taxation of U.S. Holders of Our Common Stock — Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs and is treated as a sale or exchange of our stock, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “— Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns.   If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.
Taxation of Tax-Exempt Holders of Our Common Stock
Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under

Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•
it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•
either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). No assurance can be given that we will not be a “pension-held REIT.” Prospective tax-exempt holders should consult with their tax advisors regarding the tax consequences of investing in our common stock and any potential UBTI.
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Stock.   In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax at a rate of 24% may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Common Stock.   We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs (and the tax rates relating to the acquisition, ownership and disposition of our common stock) may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.
We anticipate that legislative and regulatory changes, including tax reform, may be likely in the 119th Congress, which convened in January 2025. We cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. The impact of tax reform on an investment in our shares is uncertain. Prospective investors should consult their own tax advisors regarding changes in tax laws.
State and Local Taxes
We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.
Tax Shelter Reporting
If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on IRS Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. The REIT will not pay additional amounts in respect of any amounts withheld (under FATCA or otherwise). Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by (i) Covered Plans (including “Keogh” plans and “individual retirement accounts”), (ii) plans and other arrangements that are subject to provisions under any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan or arrangement described in clause (ii) (each of the foregoing described in clauses (i), (ii) and (iii) being referred to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Covered Plan and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Covered Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Covered Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Covered Plan fiduciary making the decision to acquire or hold the shares on behalf of a Covered Plan, Prohibited Transaction Class Exemption (“PTCE”) 91 – 38 (relating to investments by bank collective investment funds), PTCE 84 – 14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95 – 60 (relating to investments by an insurance company general account), PTCE 96 – 23 (relating to transactions directed by an in-house asset manager) or PTCE 90 – 1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues
An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of a Covered Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under ERISA and the Plan Assets Regulation, generally when a Covered Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).
We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.
Publicly Offered Securities and Operating Companies
For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The definition of an “operating company” in the Plan Assets Regulation includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Assets Regulation includes an entity that qualifies as a “real estate operating company” (“REOC”). An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
From and after the date we made our first investment, we intend that either (i) our shares of common stock will qualify for the exception for a “publicly offered security”, (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a VCOC or REOC within the meaning of the Plan Assets Regulation, or (iii) investments in each class of our equity securities will be structured to comply with the 25% Test. However, no assurance can be given that this will be the case.
If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of a Covered Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Covered Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Covered Plan. In such case, a Covered Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is a Covered Plan, the fiduciary of any such Covered Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for a Covered Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the Covered Plan.
Representation
By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The sale of shares of our common stock to a Covered Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
Each Plan investor is advised to contact its own financial professional or other fiduciary unrelated to our Adviser, our Sponsor, the Special Limited Partner, the Dealer Manager, or any of our or their respective affiliates about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.
Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION
We are offering up to $5,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through EQTE Brokerage LLC, the Dealer Manager, a registered broker-dealer affiliated with our Adviser. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.
We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing distribution fees.
Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through selected dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at selected dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (A) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (B) by endowments, foundations, pension funds and other institutional investors, (C) through selected dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (D) through certain registered investment advisers, (E) by our executive officers and directors and their immediate family members, as well as officers and employees of our Adviser, our Sponsor or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (F) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or (G) by other categories of investors that we name in an amendment or supplement to this prospectus. We also may offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we may conduct such offerings pursuant to exemptions to registration under the Securities Act or as a part of this offering. We may also offer Class I shares to other investment vehicles. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We also offer our shares in private offerings from time to time. If you are eligible to purchase all four classes of shares in our primary offering, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and distribution fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
The Dealer Manager, EQTE Brokerage LLC, has a limited operating history. The Dealer Manager registered as a broker-dealer with the SEC on May 16, 2023, and this offering is the first offering conducted by the Dealer Manager. A principal business of the Dealer Manager is to sell the shares registered in this offering and to sell securities issued by us and other affiliates of our Adviser or Sponsor. The Dealer Manager is indirectly owned and controlled by our Sponsor.
Purchase Price
Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share for the applicable share class, the NAV per share of such class as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because of different class-specific accruals, including distribution fees, management fees and performance participation allocations, as well as distributions that have been declared but have not yet been paid. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price at the time of the record date for the distribution, which will generally be equal to our prior month’s NAV per share for that share class.
Underwriting Compensation
We have entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “selected dealers,” and financial professionals. The Dealer Manager also coordinates our marketing and distribution efforts with selected dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.
	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

(1)
Such amounts may vary at certain selected dealers, provided that the sum will not exceed 3.5% of the transaction price

The following table shows the distribution fees we pay the Dealer Manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.
Distribution Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)
Consists of a representative distribution fee and a dealer distribution fee.

Upfront Selling Commissions and Dealer Manager Fees
Class T, Class S and Class D Shares.   Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering. However, such amounts may vary at certain selected dealers, provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, selected dealers.
Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their selected dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any selected dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain selected dealers may elect not to offer volume discounts to their clients.
The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:
Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same selected dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same selected dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable, may combine their purchases as a “single purchaser.” However, certain selected dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which you purchase your Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers will not reduce the gross proceeds we are deemed to have received for purposes of calculating the Fee Limit described below under “— Distribution Fees — Class T, Class S and Class D Shares” and may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds. Accordingly, you should consult with your financial professional about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.
Class I Shares.   No upfront selling commissions will be paid with respect to Class I shares sold in this offering.
Distribution Fees — Class T, Class S and Class D Shares
Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as distribution fees (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain selected dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
The ongoing distribution fees listed above accrue on a class-specific basis and are borne by all holders of the applicable class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect distributions on Class T and Class S shares will be lower than Class D shares and distributions on Class D shares will be lower than Class I, Class A-I, Class A-II and Class E shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals will normally result in a higher NAV per share for Class A-I, Class A-II and Class E shares than those of other share classes. With respect to class-specific accruals of the performance participation allocation, we expect these accruals will normally result in a higher NAV per share for Class E shares than those of other share classes. Class-specific accruals will impact the distributions and/or NAV of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. See “Net Asset Value Calculation and Valuation Guidelines” and “Description of Capital Stock — Distribution Policy.”
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a selected dealer at the time such shares were issued) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, in the case of a limit of 8.75% of gross proceeds, this fee would be paid with respect to a Class T share or Class S share over approximately 7 years from the date of purchase and with respect to a Class D share over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV per share. Under these assumptions and assuming a constant NAV per share of $10.00, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.
In addition, after termination of a primary offering registered under the Securities Act, we will cease paying the distribution fees with respect to each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, on the date when we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering.
Other Compensation
We or our Adviser may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees). These expenses may include fees paid to platform service providers.
Limitations on Underwriting Compensation
If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit described above in “— Distribution Fees — Class T, Class S and Class D Shares,” each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering.
The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and our Adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices and other underwriting compensation) to 15% of our gross offering proceeds from this public offering. After the termination of this primary public offering and again after termination of the public offering under our distribution reinvestment plan, our Adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable public offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) the NAV per share remains $10.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying distribution fees with respect to any Class S stockholder after the time the total upfront selling commissions and distribution fees paid with respect to the shares in such Class S stockholder’s account reach 8.75% of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his/her Class S shares at the same time).

Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $4,000,000,000
Upfront selling commissions and dealer manager fees	$135,200,000	3.38%
Distribution fees(1)	214,800,000	5.37%
Reimbursement of wholesaling activities(2)	31,050,000	0.78%
Total	$381,050,000	9.53%

(1)
We will pay the Dealer Manager a distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager reallows (pays) all or a portion of the distribution fees to selected dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.

(2)
Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by selected dealers, (b) amounts used to reimburse selected dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) transaction-based and non-transaction based compensation, including bonuses, paid to registered persons associated with the Dealer Manager in connection with the wholesaling of our offering, (d) business entertainment and other expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, (e) promotional items, (f) technology costs and expenses of certain broker-dealers and (g) legal fees allocable to the Dealer Manager. Our Adviser currently intends to pay wholesaling compensation expenses of persons associated with the Dealer Manager described above without reimbursement from us.

Term of the Dealer Manager Agreement
Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the distribution fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “— Distribution Fees — Class T, Class S and Class D Shares”).
Indemnification
To the extent permitted by law, our charter and the NASAA REIT Guidelines, we will indemnify the selected dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

HOW TO SUBSCRIBE
You may buy or request that we repurchase shares of our common stock through your financial professional, a selected dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial professional or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase plan.
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Before investing, investors should carefully read this entire prospectus and any appendices and supplements accompanying this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:
•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Dealer Manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•
Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the selected dealer. Checks should be made payable to “EQT Exeter Real Estate Income Trust, Inc.” and wire transfers should be directed to “SS&C GIDS, Inc., as Agent for EQT Exeter Real Estate Income Trust, Inc.” For Class T, Class S, Class D and Class I shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•
By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain selected dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price for the applicable share class), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by us).
For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at EQRT.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.
If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
You have the option of placing a transfer on death (“TOD”) designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial professional, in order to effect the designation.
Purchase Price
Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share for the applicable class, the NAV per share of such class for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because of different class-specific accruals, including distribution fees, management fees and performance participation allocations, as well as distributions that have been declared but have not yet been paid. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the most recently disclosed transaction price at the time of the record date for the distribution, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:
•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by us, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, (833) 280-9523.

•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, EQRT.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at EQRT.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES
General
While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “— Repurchase Limitations” below.
You may request that we repurchase shares of our common stock through your financial professional or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:
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Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your broker-dealer first if you want to request the repurchase of your shares.

•
Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.

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Investors may withdraw their repurchase requests by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, (833) 280-9523. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

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If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•
Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan filed as an exhibit to this registration statement of which this prospectus forms a part and which is available on our website, EQRT.com. Written requests should be sent to the transfer agent at the following address:

EQT Real Estate
PO Box 219415
Kansas City, MO 64121-9415
Overnight Address:
EQT Real Estate
430 W 7th Street Suite 219415
Kansas City, MO 64105-1407
Toll Free Number: (833) 280-9523
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A medallion signature guarantee may be required in connection with repurchases.
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For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

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Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are not subject to any Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale or repayment of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class A-I, Class A-II, Class D, Class E, Class I, Class S and Class T shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock, if any, but excluding any Early Repurchase Deduction applicable to the repurchased shares) will be limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months).
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at EQRT.com and in prospectus supplements filed with the SEC.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on our Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other investments rather than repurchasing our shares is in the best interests of our Company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors will not terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. Material modifications to, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, and suspensions of, the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan is in our best interests and the best interests of our stockholders. Our board of directors must affirmatively authorize the recommencement of the plan if it is suspended before stockholder requests will be considered again.
EQT Real Estate Holdings and affiliates of our Sponsor and their employees purchasing Class E shares and Class E units in satisfaction of the Sponsor Committed Amount must agree to hold all such shares and units they acquire until the earlier of (i) the first date that the aggregate NAV of our outstanding shares of common stock, along with the Operating Partnership units held by parties other than us, reaches $1.0 billion and (ii) March 19, 2027, which is three years from the date of the initial investment by EQT Real Estate Holdings. Following such date, holders of Class E shares and Class E units purchased in connection with the Sponsor Committed Amount may request that we repurchase such Class E shares or Class E units; provided, that (1) we will only process repurchases of such Class E shares or Class E units for cash after all other stockholder repurchase requests have been processed, (2) such repurchases of Class E shares for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases and (3) upon a repurchase request, the Operating Partnership will repurchase Class E units for Class E shares or cash (at the holder’s election) unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate net asset value of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations under our share repurchase plan. For the avoidance of doubt, repurchases of Class E units for Class E shares will not be subject to the requirement that all other Stockholder repurchase requests under this Plan have been processed and will not be subject to the 2% monthly and 5% quarterly limitations on repurchases. Repurchases of Class E shares and Class E units acquired in connection with the Sponsor Committed Amount will not be subject to the Early Repurchase Deduction. Shares held by our Adviser acquired as payment of our Adviser’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the Early Repurchase Deduction, and will not be included in the calculation of our aggregate NAV for purposes of the 2% monthly or 5% quarterly limitations on repurchases. Notwithstanding the foregoing, we have adopted a policy that requires the affiliated-transactions committee to approve any repurchase request of the Adviser for Class E shares received as payment for the management fee that, when combined with any stockholder repurchase requests submitted through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly repurchase limitations of our share repurchase plan. Such approval must find that the repurchase will not impair our capital or operations and is consistent with the fiduciary duties of our independent directors.
In addition, holders of Class E units issued in connection with distributions on the performance participation interest may request the Operating Partnership repurchase such Class E units for Class E shares or cash (at the holder’s election) unless the board of directors determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement of the Operating Partnership, in which case such Class E units will be repurchased for an amount of Class E shares with an aggregate NAV equivalent to the aggregate net asset value of such Class E units; provided further, that repurchases of Class E units for cash will be subject to the 2% monthly and 5% quarterly limitations on repurchases treating all outstanding Operating Partnership units held by persons other than us as having been exchanged for shares as of the respective monthly and quarterly measurement dates for calculation of the 2% monthly and 5% quarterly limitations. In addition, any repurchases of Class E units in respect of distributions on the performance participation interest will not be subject to the Early Repurchase Deduction.
Early Repurchase Deduction
Except as noted above with respect to Class E shares or Class E units purchased in satisfaction of the Sponsor Committed Amount, there is no minimum holding period for shares of our common stock, and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”) on the applicable repurchase date. The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan, nor will it apply in the following circumstances (subject to the conditions described below):
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repurchases resulting from death, qualifying disability or divorce;

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in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance; or

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due to trade or operational error.

As set forth above, the Early Repurchase Deduction will not apply with respect to repurchases of shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a stockholder who is a natural person, including shares held by such stockholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or (iii) in the case of divorce, receiving written notice from the stockholder of the divorce and the stockholder’s instructions to effect a transfer of the shares (through the repurchase of the shares by us and the subsequent purchase by the stockholder) to a different account held by the stockholder (including a trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the stockholder, the initial determination of the stockholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the exception to the Early Repurchase Deduction upon death, disability or divorce does not apply.
In addition, we may offer Class I shares of our common stock to certain feeder vehicles primarily created to hold our Class I shares which in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, we will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations.
The Early Repurchase Deduction also will not apply to repurchases of Class E shares and Class E units purchased in satisfaction of the Sponsor Committed Amount, shares held by our Adviser acquired as payment of our Adviser’s management fee and any repurchases in respect of distributions on the performance participation interest. See “— Repurchase Limitations” above.
Items of Note
When you make a request to have shares repurchased, you should note the following:
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if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid the minimum account repurchase, if applicable;

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you will not receive interest on amounts represented by uncashed repurchase checks;

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under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

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all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form or calling our customer service number at (833) 280-9523, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:
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any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

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transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

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transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:
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purchases and requests for repurchase of our shares in the amount of $2,500 or less;

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purchases or repurchases initiated by us; and

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transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

In our discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial professional of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our Adviser and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.
REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:
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financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

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the ratio of the costs of raising capital during the year to the capital raised;

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the aggregate amount of the management fee and the aggregate amount of any other fees paid to our Adviser and any affiliate of our Adviser by us or third parties doing business with us during the year;

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our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

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a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

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a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, EQRT.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.
LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

EXPERTS
The consolidated financial statements of EQT Exeter Real Estate Income Trust, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and for the period from September 2, 2022 (date of formation) through December 31, 2022 have been incorporated in this prospectus by reference to EQT Exeter Real Estate Income Trust, Inc.’s Annual Report on Form 10-K in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The statements included in our prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines — Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines — Valuation of Investments,” relating to the role of our Independent Valuation Advisor, have been reviewed by Altus Group U.S. Inc., an independent valuation advisor, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals. Altus Group does not admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.
The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 28, 2025; and

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our Current Reports on Form 8-K, filed on January 7, 2025; February 7, 2025; February 28, 2025; March 7, 2025; and April 7, 2025.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
EQT Exeter Real Estate Income Trust, Inc.
Investor Relations
Five Radnor Corporate Center
100 Matsonford Road, Suite 250
Radnor, PA 19087
(610) 828-3200
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.

Website Disclosure
Our website at EQRT.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at EQRT.com.

APPENDIX A: AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
This Amended and Restated Distribution Reinvestment Plan (this “Plan”) has been adopted by EQT Exeter Real Estate Income Trust, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.   Distribution Reinvestment.   As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in this Plan or who are automatically enrolled pursuant to the terms of a subscription for shares of the Company’s common stock (the “Shares”) pursuant to (i) the Company’s initial public offering or any future public offering with respect to the Company’s Class T, Class S, Class D and Class I Shares (a “Public Offering”) or (ii) a separate private transaction pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s Class A-I, Class A-II and Class E Shares, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Participants”) and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under this Plan, to the purchase of additional Shares of the same class for such Participant.
2.   Effective Date.   The effective date of this Plan shall be the date that the minimum offering requirements are met in connection with the Company’s initial public offering and the escrowed subscription proceeds are released to the Company.
3.   Procedure for Participation.   Any Stockholder may elect to become a Participant by completing and executing a subscription agreement for Shares (which may provide for automatic enrollment unless such Stockholder opts out), an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the Dealer Manager or any selected dealer participating in the distribution of Shares. Participation in this Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription agreement, enrollment form or authorization form. Shares will be purchased under this Plan on the date that Distributions are paid by the Company.
4.   Suitability.   Each Participant acquiring Class T, Class S, Class D or Class I Shares in a Public Offering agrees that if such Participant fails to meet the then-current suitability requirements for making an investment in the Company in a Public Offering or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form for a Public Offering, such Participant will promptly so notify the Company in writing. Each Participant acquiring Class A-I, Class A-II or Class E Shares in a private transaction agrees that if such Participant fails to meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, such Participant will promptly so notify the Company in writing. The participation of a holder of Class A-I or Class A-II Shares in the Plan will also be terminated if such holder’s status as an accredited investor has not been verified within the prior five years.
5.   Purchase of Shares.
(i) Participants will acquire Shares under this Plan from the Company at a price equal to the mostly recently disclosed transaction price for such Shares at the time of the record date for the Distribution (the “Transaction Price”). Shares will generally be sold at the prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased by the Participant (which will be the Company’s most recently disclosed NAV per Share at such time). Although the Transaction Price for Shares will generally be based on the prior month’s NAV per Share, the NAV per Share of such stock as of the date on which a Participant’s purchase is settled may be significantly different. In addition, the Company may offer Shares at a price that it believes reflects the NAV per Share of such stock more appropriately than the most recently disclosed monthly NAV per Share (including by updating a previously disclosed Transaction Price). No upfront selling commissions or dealer manager fees will be payable with respect to Shares purchased pursuant to this Plan, but Class T, Class S and Class D Shares will be subject to ongoing distribution fees. Participants in this Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under this Plan and such Participant’s participation in this Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.
(ii) Class T, Class S, Class D and Class I Shares to be distributed by the Company in connection with this Plan will be supplied from Shares that are or will be registered with the Securities and Exchange Commission (the “SEC”) in a Public Offering. Class A-I, Class A-II and Class E Shares to be distributed by the Company in connection with this Plan will be issued in private transactions pursuant to an exemption from registration under the Securities Act. Class A-I, Class A-II and Class E Shares will be subject to certain transfer restrictions. In particular, Class A-I, Class A-II and Class E Shares purchased through the Plan have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and instead are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state and other securities laws. Therefore, any Class A-I, Class A-II or Class E Shares acquired through the Plan may be sold or transferred only to “accredited investors,” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act and cannot be sold unless they are subsequently registered under the Securities Act and other applicable securities laws, or an exemption from registration is available.
6.   Distributions Excluded from Plan.   Notwithstanding anything herein to the contrary, the Company’s Board of Directors, in its sole discretion, may elect to designate certain Distributions as ineligible for reinvestment through this Plan, without notice to Participants, without suspending this Plan and without affecting the future operation of this Plan with respect to Participants.
7.   Taxes.   THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE IN RESPECT OF THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
8.   Share Certificates.   The ownership of the Shares purchased through this Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.
9.   Reports.   On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to this Plan during the quarter; (iii) the per Share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under this Plan. On an annual basis, tax information with respect to income earned on Shares under this Plan for the calendar year will be provided to each applicable participant.
10.   Termination by Participant.   A Participant may terminate participation in this Plan at any time, without penalty, by delivering 10 business days’ prior written notice to the Company. This notice must be received by the Company 10 business days prior to a Distribution payment date in order for a Participant’s termination to be effective for such Distribution payment date. Any transfer of Shares by a Participant to a non-Participant will terminate participation in this Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in this Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional Share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.
11.   Amendment, Suspension or Termination by the Company.   The Board of Directors may by majority vote amend any aspect of this Plan, provided that this Plan cannot be amended to eliminate a Participant’s right to terminate participation in this Plan and that notice of any material amendment must be provided to Participants at least 10 business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate this Plan for any reason upon notice to the Participants. Any notice required by this Section 11 may be satisfied by the Company disclosing to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current or periodic report filed by the Company with the SEC.

12.   Liability of the Company.   The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

EQT EXETER REAL ESTATE INCOME TRUST

1. Your Investment

Investment Amount $ ______________ ☐ Initial Purchase ☐ Subsequent Purchase

INVESTMENT METHOD

☐ By mail

Attach a check to this agreement. Make all checks payable to:
EQT Exeter Real Estate Income Trust, Inc.

REGULAR MAIL	**OVERNIGHT MAIL**
EQT Real Estate	EQT Real Estate
P.O. Box 219415	430 W 7th Street, Suite 219415
Kansas City, MO 64121-9415	Kansas City, MO 64105-1407

☐ By wire

Name: SS&C GIDS, Inc. as Agent for EQT Exeter Real Estate Income Trust, Inc.
Bank Name: UMB Bank, N.A.
ABA: 101000695
DDA: 9872657098

☐ Broker-Dealer/Financial Professional will make payment on your behalf.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.*

SHARE CLASS SELECTION *(required) – Minimum Investment $2,500 for each class*

FOR BROKERAGE AND TRANSACTIONS BASED ACCOUNTS		**FOR FEE BASED AND OTHER ELIGIBLE INVESTORS** *(Wrap accounts, certain registered investment advisors and fiduciary accounts)*	
☐ **SHARE CLASS T**	☐ **SHARE CLASS S**	☐ **SHARE CLASS D**	☐ **SHARE CLASS I**

2. Ownership Type *(Select only one)*

Taxable Account Type

BROKERAGE ACCOUNT NUMBER ______

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP
☐ TRANSFER ON DEATH
(Optional Designation. Not Available for Louisiana Residents. See Section 3C.)
☐ TENANTS IN COMMON
☐ COMMUNITY PROPERTY
☐ UNIFORM GIFT/TRANSFER TO MINORS STATE OF ______
☐ TRUST *(Include Certification of Investment Powers Form)*
☐ CORPORATION / PARTNERSHIP / OTHER
(Corporate Resolution or Partnership Agreement Required)

Non-Taxable Account Type

CUSTODIAN ACCOUNT NUMBER ______

☐ IRA
☐ ROTH IRA
☐ SEP IRA
☐ SIMPLE IRA
☐ PENSION PLAN (*Include Certification of Investment Powers Form*)
☐ Other (Specify): ______

Custodian Information *(to be completed by custodian)*

____
Name Tax ID # Phone #

Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other
(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust:	**Exemptions** *(See Form W-9 instructions at www.irs.gov)*

Entity Type *(Select one **Required**)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership Exempt payee code *(if any)*______

☐ Other______ Jurisdiction (if Non U.S.) ______ *(Attach a completed applicable Form W-8)* Exemption from FATCA reporting code *(if any)*______

3. Investor Information

***A.* Investor/Beneficial Owner** *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

First Name	(MI)	Last Name	
Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address			

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct 2021)* Country of Citizenship ______________

***B.* Co-Investor/Co-Beneficial Owner** *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	
Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address			

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct 2021)* Country of Citizenship ______

***C.* Transfer on Death Beneficiary Information** *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%

4. Contact Information *(If different than provided in Section 3A)*

Email Address

Mailing Address | City | State | Zip Code

5. Select How You Want to Receive Your Distributions *(Select only one)*

Please read the following section carefully.

YOU ARE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, **you will receive cash distributions unless** you elect to enroll in the Distribution Reinvestment Plan under Step 2 below.

Step 1: Cash Distribution Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you are not automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions, complete the Cash Distribution Information section below.

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions, complete the Cash Distribution Information section below.

Step 2: Distribution Reinvestment Election

A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, initial here _________ to enroll in the Distribution Reinvestment Plan and continue to Section 6.

B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 6.

Only complete the Cash Distribution Information section below if you **do not wish** to enroll in the Distribution Reinvestment Plan.

Cash Distribution Information

For Custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian.

A. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

B. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution | Mailing Address

City | State | Zip Code | Account Number *(Required)*

C. ☐ **Cash/Direct Deposit Attach a pre-printed voided check.** *(Non-Custodian Investors Only)*

I authorize EQT Exeter Real Estate Income Trust, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify EQT Exeter Real Estate Income Trust, Inc. in writing to cancel it. In the event that EQT Exeter Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name | Mailing Address | City | State

Your Bank's ABA Routing Number | Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

6. Broker-Dealer/Financial Professional Information *(Required Information. All fields must be completed.)*

The Financial Professional must sign below to complete the order. The Financial Professional hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer | Financial Professional Name

Advisor Mailing Address

City | State | Zip Code

Financial Professional Number | Branch Number | Telephone Number

E-mail Address | Fax Number

All sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares, including the particular Share class, is a suitable investment for such investor, that such investor meets the suitability standards (including with respect to any state-specific requirements) applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Financial Professional represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests or those of the Broker-Dealer ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Broker-Dealer have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Professional further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The Financial Professional understands that EQTE Brokerage LLC, the dealer manager for this offering, will not act as the broker-dealer of record in connection with any investment in EQT Exeter Real Estate Income Trust, Inc.

X		X	
Financial Professional Signature	Date	*Branch Manager Signature* *(If required by Broker-Dealer)*	Date

7. Electronic Delivery Form *(Optional)*

Instead of receiving paper copies of the Prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from EQT Exeter Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, please initial in the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize EQT Exeter Real Estate Income Trust, Inc. to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

Yes, I consent to electronic delivery [ ]

Initials

X

Email
If blank, the email provided in Section 4 or Section 3A will be used.

8. Subscriber Signatures

EQT Exeter Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, EQT Exeter Real Estate Income Trust, Inc. may not be able to open your account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce EQT Exeter Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

8.a. All Items in this Section Must Be Read and Initialed

I have received a copy of the final Prospectus.

Initials *Initials*

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

Initials *Initials*

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."

Initials *Initials*

If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.

Initials *Initials*

I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials *Initials*

I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.

Initials *Initials*

I am purchasing the Shares for my own account.

Initials *Initials*

I understand that the transaction price per Share at which my investment will be executed will be made available at *EQRT.com* and in a prospectus supplement filed with the SEC, available at *www.sec.gov.*

Initials *Initials*

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on EQT Exeter Real Estate Income Trust, Inc.'s toll-free, automated telephone line, (833) 280-9523.

Initials *Initials*

8.b. If you live in any of the following states, please read the following carefully: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont

If I am an **Alabama** resident, my investment in EQT Exeter Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials *Initials*

If I am a **California** resident and I am not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, I may not invest more than 10% of my net worth in this offering.

Initials Initials

If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in EQT Exeter Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

Initials Initials

If I am a **Kentucky** resident, my investment in EQT Exeter Real Estate Income Trust, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **Massachusetts** resident, my investment in EQT Exeter Real Estate Income Trust, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **Missouri** resident, my investment in EQT Exeter Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth.

Initials Initials

If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in EQT Exeter Real Estate Income Trust, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.

Initials Initials

If I am a **New Mexico** resident I must limit my investment in EQT Exeter Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Initials Initials

If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in EQT Exeter Real Estate Income Trust, Inc.

Initials Initials

Initials *Initials*

If I am an **Oregon** resident, my investment in this offering may not exceed 10% of my liquid net worth.

Initials *Initials*

If I am a **Pennsylvania** resident, my investment in EQT Exeter Real Estate Income Trust, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). In addition, because the minimum offering amount is less than $333,000,000, I have been cautioned to carefully evaluate EQT Exeter Real Estate Income Trust, Inc.'s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of its subscriptions.

Initials *Initials*

If I am a **Puerto Rico** resident, my investment in EQT Exeter Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Initials *Initials*

If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in EQT Exeter Real Estate Income Trust, Inc. may not be more than 10% of my net worth.

Initials *Initials*

If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Initials *Initials*

EQTE Brokerage LLC, the dealer manager for this offering, will not act as your broker-dealer of record in connection with any investment in EQT Exeter Real Estate Income Trust, Inc.

I declare that the information supplied above is true and correct and may be relied upon by EQT Exeter Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Financial Professional (Broker-Dealer/Financial Professional of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Professional of record at any time by contacting EQT Exeter Real Estate Income Trust, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X		
	Signature of Investor	*Date*		*Signature of Co-Investor or Custodian** *(If applicable)*	*Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

* By executing this Subscription Agreement, Custodian certifies to EQT Exeter Real Estate Income Trust, Inc. that the Shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the "Beneficial Owner"); Custodian agrees to notify EQT Exeter Real Estate Income Trust, Inc. promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of Shares held by Custodian for the benefit of the Beneficial Owner; Custodian confirms that EQT Exeter Real Estate Income Trust, Inc. is entitled to rely on these representations for the purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of EQT Exeter Real Estate Income Trust, Inc. until delivery by Custodian to EQT Exeter Real Estate Income Trust, Inc. or its agent of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of EQT Exeter Real Estate Income Trust, Inc. in respect of any annual or special meeting of the stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of EQT Exeter Real Estate Income Trust, Inc.), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the Shares of common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

9. Miscellaneous

If investors participating in the Distribution Reinvestment Plan of EQT Exeter Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify EQT Exeter Real Estate Income Trust, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify EQT Exeter Real Estate Income Trust, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and EQT Exeter Real Estate Income Trust, Inc. may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on this Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus (as amended, restated or supplemented, including all appendixes and exhibits thereto, the "Prospectus") in its entirety for a complete explanation of an investment in the Shares of EQT Exeter Real Estate Income Trust, Inc.

Return to:

EQT Exeter Real Estate Income Trust, Inc.

Regular mail:

Overnight mail:

EXHIBIT A. Tax Questionnaire

Please consult with a tax advisor as necessary to answer the Tax Questionnaire below.

DOMESTICALLY CONTROLLED REIT STATUS CERTIFICATIONS

The Subscriber represents that it has checked the appropriate boxes below that describe the Subscriber:

(a) ☐ The Subscriber is a U.S. Individual.[1]

(b) ☐ The Subscriber is an individual retirement account (IRA) and is 100% Beneficially Owned[2] by U.S. Individuals.

(c) ☐ The Subscriber is a private foundation within the meaning of section 509(a) of the Code.

(d) ☐ The Subscriber is a U.S. C-corporation, and each direct or indirect owner of the Subscriber is a U.S. Person.

(e) ☐ The Subscriber is a S-corporation, and each direct or indirect owner of the Subscriber is a U.S. Person.

(f) ☐ The Subscriber is a domestic grantor trust of which each grantor trust owner and each grantor trust beneficiary is a U.S. Individual.

(g) ☐ The Subscriber is a U.S. partnership, and each direct or indirect owner of the Subscriber is a U.S. Person.

(h) ☐ The Subscriber is **not** described in any of the above clauses (a) – (g). Please provide a statement as to the Subscriber's ownership structure from the level of the ultimate individual owner to the entity participating in the offering including the entity type, tax entity classification and percentage ownership. As appropriate, the Company may request additional information.

DESCRIPTION OF OWNERSHIP STRUCTURE

____

____

____

____

____

____

[1] "U.S. Individual" means an individual that is a U.S. Person. "U.S. Person" means a "United States person" as defined by section 7701(a)(30) of the Code and includes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the law of the United States or of any State (unless, in the case of a partnership, the Secretary provides otherwise by regulations), (iii) any estate other than a Foreign Estate and (iv) a Domestic Trust. "Foreign Estate" means any estate the income of which, from sources outside of the United States that is not effectively connected with the conduct of a trade or business within the United States, is not includible in the gross income of such estate for U.S. federal income tax purposes. "Domestic Trust" means any trust that (i) is subject to the primary supervision of a court within the United States, and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Person.

[2] "Beneficial Ownership" means ownership of an equity interest by an entity or individual for purposes of section 542(a)(2) of the Internal Revenue Code (the "Code"), whether the equity interest is held directly or indirectly (including by a nominee or through other entities), taking into account the constructive ownership rules of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code, and treating any such equity interest as "stock" for purposes of applying such Code Sections. In general, under these rules, beneficial interests of the Company held, directly or indirectly, by or for (i) a corporation, partnership, estate, or trust shall be considered as owned proportionately by its shareholders, partners or beneficiaries, and (ii) a natural person's spouse, brothers and sisters (whether by the whole or half blood), ancestors and lineal descendants are treated as owned by that person. In addition, if any entity or individual has an option to acquire beneficial interests of the Company (or an option to acquire such an option or one of a series of such options), such beneficial interests of the Company shall be treated as owned by such entity or individual.
Under these rules, each purchaser will be treated as Beneficially Owning its proportionate share of the stock of the Company. Moreover, in the case of a purchaser that is not an individual, each Beneficial Owner of the purchaser will be treated as Beneficially Owning its proportionate share of the Company beneficial interests held, directly or indirectly, by the purchaser. As used in this Tax Questionnaire, the terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns," "Beneficially Owned" and "Beneficially Owning" have correlative meanings.

APPENDIX C: PRIOR PERFORMANCE TABLES
The following prior performance tables provide information relating to certain real estate investment programs sponsored by our Sponsor, our Adviser and their affiliates, collectively referred to herein as the prior programs. These prior programs focus on investing in real estate. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all the prior programs include providing investors with investment returns from income-producing real estate. We have presented all prior programs that have investment objectives similar to ours and certain other recent programs that do not have investment objectives similar to ours, as required by applicable SEC guidance. We have excluded joint ventures, separately managed accounts, co-investment entities, programs that EQT did not originally sponsor which EQT has managed for less than one year, and other programs for which our Sponsor, our Adviser or their affiliates do not or did not have investment acquisition discretion.
We consider a program to have investment objectives similar to that of ours if the program seeks steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate.
This information should be read together with the summary information included in the “Prior Performance” section of this prospectus.
By purchasing shares in this offering, you will not acquire any ownership interest in any prior real estate programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior programs discussed. Further, all of the prior programs discussed in this section were conducted through privately held entities that were subject neither to the fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.
Description of the Tables
The following tables are included herein:
Table I —	Experience in Raising and Investing Funds
Table II —	(Omitted) Compensation to Sponsor has been omitted since compensation data is included in Table IV — Results of Completed Programs.
Table III —	Operating Results of Prior Programs
Table IV —	Results of Completed Programs
Table V —	Sales or Disposals of Property

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
Table I provides a summary of the experience of our Sponsor and our Adviser in raising and investing funds in real estate programs for which the offerings have closed during the three years ended December 31, 2024. EQT Exeter Industrial Core-Plus Fund IV, L.P. (“EICF IV”) has investment objectives similar to ours. Our Sponsor and our Adviser have no other real estate programs with similar investment objectives to ours that have closed within the last three years. EQT Exeter Industrial Value Fund VI, L.P. (“EIVF VI”) and Exeter Office Value Fund II, L.P. (“EOVF II”) do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in value-add real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate. EIVF VI and EOVF II are our Sponsor’s and our Adviser’s most recent real estate programs other than EICF IV.
	As of December 31, 2024
($ in thousands)	EICF IV	EIVF VI	EOVF II
Dollar amount offered(1)	$3,041,450	$4,879,338	$713,693
Dollar amount raised(2)	$1,800,539	$1,951,735	$129,892
Length of offering (in months)	7	12	19
Months to invest 90% of amount available for investment (measured from beginning of offering)	(3)	(3)	(3)

(1)
Dollar amount offered reflects capital commitments received as of the close of the offering.

(2)
Dollar amount raised reflects total capital called as of December 31, 2024. EOVF II is currently seeking consent from its limited partners to allow the general partner to release investors from their remaining uncalled capital commitments. Upon receipt of such consent, the general partner intends to release all but $71.4 million, which may be called for existing investments and other costs as provided in EOVF II’s limited partnership agreement.

(3)
EICF IV and EIVF VI are currently in their investment periods and have not yet reached 90% invested. EOVF II’s investment period ended in December 2024 and the fund did not reach 90% invested.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
Table III summarizes the operating results of our Sponsor’s and our Adviser’s prior programs that have had offerings close during the five years ended December 31, 2024. EQT Exeter Industrial Core-Plus Fund IV, L.P. (“EICF IV”) and Exeter Europe Industrial Core Fund S.C.Sp. (“EEIC I”) have investment objectives similar to ours. Our Sponsor and our Adviser have had no other real estate programs with similar investment objectives to ours that have closed within the last five years. EQT Exeter Industrial Value Fund VI, L.P. (“EIVF VI”), Exeter Office Value Fund II, L.P. (“EOVF II”) and Exeter Europe Logistics Value Fund IV S.C.Sp (“EELVF IV”) do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in value-add real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate. EIVF VI, EOVF II and EELVF IV are our Sponsor’s and our Adviser’s most recent real estate programs, other than EICF IV and EEIC I.
All figures are as of December 31 of the year indicated, unless otherwise noted.
	EICF IV(*)
	Year Ended (Unaudited)
($ in thousands)	2022(1)	2023	2024
Summary Operating Results
Total investment income	$21,501	$71,200	$223,537
Operating expenses	(5,946)	(17,232)	(50,763)
Net operating income (loss)	15,554	53,968	172,775
Interest expense	(13,706)	(43,904)	(111,979)
Other income (expense)(2)	(2)	47	277
Investment management fee expense	(446)	(3,229)	(10,292)
Net investment income (loss) – GAAP basis	1,400	6,882	50,780
Realized gain (loss) on investments	—	—	—
Unrealized gain (loss) on investments	(33,534)	(2,263)	259,938
Net income (loss)	(32,134)	4,619	310,718
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	12,289	30,292	83,475
Net cash flows (used in) provided by investing activities	(657,822)	(1,149,824)	(2,819,231)
Net cash flows provided by (used in) financing activities	647,490	1,126,762	2,746,056
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—	44,300
Cash distributions paid to preferred partners	14	15	29
Total distributions paid to partners (per $1,000 invested)	0	0	25
Source of cash distributions:
From operations	14	15	44,329
From sale of properties	—	—	—
From debt financing	—	—	—
Summary Balance Sheet
Total assets	630,668	1,965,472	5,087,888
Total liabilities	369,673	1,370,774	3,048,408

(*)
Note: The fund is reported as combined financial statements under common control and is presented on an investment company basis in accordance with GAAP.

(1)
For the period from September 24, 2021 (“inception”) through December 31, 2022, in accordance with the fund’s GAAP financial statements.

(2)
Other income (expense) includes amounts attributable to non-controlling interest.

	EEIC I(*)
	Year Ended (Unaudited)
(€ in thousands)	2020(1)	2021	2022	2023	2024
Summary Operating Results
Total investment income	€2,149	€25,697	€78,475	€108,816	€119,872
Operating expenses	(2,008)	(5,016)	(16,538)	(23,520)	(24,075)
Net operating income (loss)	141	20,681	61,937	85,296	95,796
Interest expense	(1,217)	(9,222)	(27,014)	(49,902)	(49,779)
Other income (expense)(2)	379	(44,028)	(60,206)	6,690	(8,991)
Investment management fee expense	(1,771)	(3,995)	(6,872)	(7,230)	(7,247)
Net investment income (loss) – GAAP basis	(2,467)	(36,564)	(32,155)	34,854	29,779
Realized gain (loss) on investments	—	—	—	—	3,119
Unrealized gain (loss) on investments	(24,775)	104,363	(150,101)	(93,987)	6,708
Net income (loss)	(27,242)	67,798	(182,256)	(59,133)	39,606
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	216	14,842	6,909	27,504	73,991
Net cash flows (used in) provided by investing activities	(337,238)	(587,305)	(935,843)	(17,887)	25,176
Net cash flows provided by (used in) financing activities	340,850	661,653	897,062	(22,113)	(63,956)
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—	14,500	21,000	7,000
Cash distributions paid to preferred partners	—	—	—	—	—
Total distributions paid to partners (per €1,000 invested)	—	—	20	38	8
Source of cash distributions:
From operations	—	—	6,909	21,000	7,000
From sale of properties	—	—	—	—	—
From debt financing	—	—	7,591	—	—
Summary Balance Sheet
Total assets	335,580	1,149,900	1,913,975	1,828,650	1,859,121
Total liabilities	261,001	782,306	1,343,597	1,273,349	1,225,562

(*)
Note: The fund is reported as combined financial statements under common control and is presented on an investment company basis in accordance with GAAP.

(1)
For the period from October 3, 2019 (“inception”) through December 31, 2020, in accordance with the fund’s GAAP financial statements.

(2)
Other income (expense) includes amounts attributable to non-controlling interest and provisions for tax on net (depreciation) appreciation and unrealized gain (loss).

	EIVF VI(*)
	Year Ended (Unaudited)
($ in thousands)	2022(1)	2023	2024
Summary Operating Results
Total investment income	$—	$22,820	$149,143
Operating expenses	(1,608)	(7,688)	(46,316)
Net operating income (loss)	(1,608)	(15,131)	102,827
Interest expense	(825)	(31,090)	(117,224)
Other income (expense)(2)	(0)	20	208
Investment management fee expense	(5,067)	(65,298)	(64,485)
Net investment income (loss) – GAAP basis	(7,501)	(81,236)	(78,674)
Realized gain (loss) on investments	—	—	2,673
Unrealized gain (loss) on investments	(917)	14,237	300,314
Net income (loss)	(8,418)	(67,000)	224,313
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	(1,575)	(78,936)	29,614
Net cash flows (used in) provided by investing activities	(14,263)	(920,658)	(3,813,330)
Net cash flows provided by (used in) financing activities	15,975	1,015,036	3,858,900
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—	—
Cash distributions paid to preferred partners	—	14	14
Total distributions paid to partners (per $1,000 invested)	—	0	0
Source of cash distributions:
From operations	—	—	14
From sale of properties	—	—	—
From debt financing	—	14	—
Summary Balance Sheet
Total assets	17,991	987,115	5,144,441
Total liabilities	26,409	574,582	3,044,344

(*)
Note: The fund is reported as combined financial statements under common control and is presented on an investment company basis in accordance with GAAP.

(1)
For the period from March 25, 2022 (“inception”) through December 31, 2022, in accordance with the fund’s GAAP financial statements.

(2)
Other income (expense) includes amounts attributable to non-controlling interest.

	EOVF II(*)
	Year Ended (Unaudited)
($ in thousands)	2021(1)	2022	2023	2024
Summary Operating Results
Total investment income	$33	$1,107	$1,096	$865
Operating expenses	(723)	(2,119)	(1,668)	(1,613)
Net operating income (loss)	(690)	(1,011)	(573)	(748)
Interest expense	(744)	(2,408)	(2,074)	(443)
Other income (expense)(2)	(1,097)	(6,578)	(8,491)	(2,629)
Investment management fee expense	(1,848)	(7,759)	(7,685)	—
Net investment income (loss) – GAAP basis	(4,379)	(17,757)	(18,822)	(3,820)
Realized gain (loss) on investments	—	—	—	—
Unrealized gain (loss) on investments	(3,198)	(9,320)	(26,963)	(8,411)
Net income (loss)	(7,577)	(27,077)	(45,786)	(12,231)
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(2,769)	(8,347)	(11,998)	(1,312)
Net cash flows (used in) provided by investing activities	(58,825)	(16,732)	(21,814)	(6,214)
Net cash flows provided by (used in) financing activities	63,334	24,493	33,149	7,620
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—	—	—
Cash distributions paid to preferred partners	1	15	15	15
Total distributions paid to partners (per $1,000 invested)	0	0	0	0
Source of cash distributions:
From operations	—	—	—	—
From sale of properties	—	—	—	—
From debt financing	1	15	15	15
Summary Balance Sheet
Total assets	57,010	57,017	43,983	37,824
Total liabilities	64,480	20,194	6,556	496

(*)
Note: The fund is reported as combined financial statements under common control and is presented on an investment company basis in accordance with GAAP.

(1)
For the period from December 1, 2020 (“inception”) through December 31, 2021, in accordance with the fund’s GAAP financial statements.

(2)
Other income (expense) includes amounts attributable to non-controlling interest.

	EELVF IV(*)
	Year Ended (Unaudited)
(€ in thousands)	2021(1)	2022	2023	2024
Summary Operating Results
Total investment income	€5,407	€36,117	€51,474	€100,819
Operating expenses	(4,527)	(18,439)	(25,088)	(41,719)
Net operating income (loss)	880	17,678	26,386	59,100
Interest expense	(3,413)	(16,731)	(48,453)	(84,199)
Other income (expense)(2)	(9,387)	(10,957)	(7,561)	(49,250)
Investment management fee expense	(21,371)	(26,807)	(26,807)	(22,521)
Net investment income (loss) – GAAP basis	(33,290)	(37,764)	(56,435)	(96,870)
Realized gain (loss) on investments	—	—	—	—
Unrealized gain (loss) on investments	(15,452)	(69,737)	(23,248)	76,956
Net income (loss)	(48,742)	(107,501)	(79,683)	(19,914)
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(22,596)	(25,908)	(47,817)	(79,023)
Net cash flows (used in) provided by investing activities	(465,277)	(424,827)	(458,382)	(1,442,151)
Net cash flows provided by (used in) financing activities	516,351	449,680	519,501	1,613,666
Amount and Source of Cash Distributions
Cash distributions paid to limited partners	—	—	—	—
Cash distributions paid to preferred partners	—	—	—	—
Total distributions paid to partners (per $1,000 invested)	—	—	—	—
Source of cash distributions:
From operations	—	—	—	—
From sale of properties	—	—	—	—
From debt financing	—	—	—	—
Summary Balance Sheet
Total assets	491,415	880,323	1,393,975	3,152,928
Total liabilities	434,625	723,166	1,209,703	1,917,402

(*)
Note: The fund is reported as combined financial statements under common control and is presented on an investment company basis in accordance with GAAP.

(1)
For the period from December 21, 2020 (“inception”) through December 31, 2021, in accordance with the fund’s GAAP financial statements.

(2)
Other income (expense) includes amounts attributable to non-controlling interest.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
This table sets forth summary information on the results of our Sponsor’s and our Adviser’s prior real estate programs that have completed operations during the five years ended December 31, 2024. Our Sponsor and our Adviser have no real estate programs with similar investment objectives to ours that have completed operations within the last five years. Exeter Industrial Value Fund III, L.P. (“EIVF III”), Exeter Industrial Value Fund, L.P. (“EIVF I”), Exeter Europe Value Venture III S.C.Sp. (“EEVV III”), Exeter/Phoenix Investment Partnership II S.C.S. (“EEVV I”) and Exeter Industrial Value Fund II, L.P. (“EIVF II”) do not have investment objectives similar to ours because they seek primarily capital appreciation by investing generally in value-add real estate rather than seeking steady income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate. EIVF III, EIVF I, EEVV III, EEVV I and EIVF II are our Sponsor’s and our Adviser’s most recent real estate programs that have completed operations.
All figures are through the last full quarter prior to completion of the program unless otherwise noted.
($/€ in thousands)	EIVF III	EIVF I	EEVV III(4)	EEVV I	EIVF II
Date of program closing(1)	9/21/2022	7/11/2022	12/22/2021	11/30/2021	10/29/2021
Duration of program (months)(2)	102	183	43	85	122
Dollar amount raised	$832,828	$357,000	€750,000	€41,291	$615,000
Annualized Inception to Date Return on Investment(3)	17.63%	6.38%	33.05%	41.71%	13.14%
Median Annual Leverage	45%	38%	35%	55%	44%
Aggregate compensation paid or reimbursed to the Sponsor or its affiliates	$322,260	$75,991	€244,208	€15,133	$218,495

(1)
Date of program closing reflects date on which the fund’s last asset sold.

(2)
Duration of program (months) reflects the time period between the date on which the fund’s first asset was acquired and the date on which the fund’s last asset sold.

(3)
Annualized return on investment is calculated as a time-weighted internal rate of return and reflects the gross return less management fees, expenses and taxes allocable to the fund, and carried interest.

(4)
EEVV III returns reflect remaining net asset value as of December 31, 2024, which is associated with cash proceeds from the sale of assets which has yet to be distributed to investors. These proceeds are also included in the aggregate compensation paid or reimbursed to the Sponsor or its affiliates.

TABLE V
SALES OR DISPOSALS OF PROPERTY
Table V summarizes all sales or disposals of properties by our Sponsor’s and our Adviser’s real estate programs with similar investment objectives to ours during the three-year period ended December 31, 2024.
			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures
(€ in thousands) Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs	Total
Flevoland – Zeewolde I	12/30/2020	12/19/2024	€18,472	€11,243	—	—	€29,715	€11,243	€17,941	€29,184	€531
Drenthe – Emmen I	12/30/2020	12/19/2024	13,424	8,007	—	—	21,431	8,007	13,140	21,431	285

EQT Exeter Real Estate Income Trust, Inc.
Maximum Offering of $5,000,000,000
Common Stock

Prospectus

April 18, 2025
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by EQT Exeter Real Estate Income Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.